As filed with the Securities and Exchange Commission on April 2, 2013

Registration No. 333-176873

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES 12 MONTH OIL FUND, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-0431897
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States 12 Month Oil Fund, LP 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600	Nicholas D. Gerber 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

W. Thomas Conner, Esq.

Reed Smith LLP

1301 K Street, N.W.

Washington, DC 20005-3317

202.414.9208

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included herein is a combined prospectus and also relates to Registration Statement Nos. 333-176873 and 333-144348.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

File No. 333-176873

PROSPECTUS

United States 12 Month Oil Fund®, LP

100,000,000 Units

United States 12 Month Oil Fund, LP, a Delaware limited partnership, is a commodity pool that issues units that may be purchased and sold on the NYSE Arca, Inc. (“NYSE Arca”). United States 12 Month Oil Fund, LP is referred to as US12OF throughout this document. This is a best efforts offering. US12OF will continuously offer creation baskets consisting of 50,000 units to authorized purchasers through ALPS Distributors, Inc., which is the marketing agent. Authorized purchasers will pay a transaction fee of $350 through May 1, 2014 for each order placed to create or redeem one or more baskets; on May 2, 2014 and after, the transaction fee will be $1,000. This is a continuous offering and will not terminate until all of the registered units have been sold. Our units are listed on the NYSE Arca under the symbol “USL.”

The units may be purchased from US12OF only in one or more blocks of 50,000 units, as described in “Creation and Redemption of Units.” A block of 50,000 units is called a Basket. US12OF issues and redeems units in Baskets on a continuous basis to certain authorized purchasers as described in “Plan of Distribution.” The price of a creation basket or a redemption basket is equal to the net asset value of 50,000 units on the day that the order to create the creation basket or redeem the redemption basket is accepted by the marketing agent.

Authorized purchasers that purchase creation baskets may offer and sell units from these baskets to the public at prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the net asset value of US12OF and the supply and demand for units at the time of sale. The difference between the price paid by authorized purchasers as underwriters and the price paid to such authorized purchasers by investors will be deemed underwriting compensation. Authorized purchasers will not receive from US12OF or any of its affiliates, any fee or other compensation in connection with the sale of units.

US12OF is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

Some of the risks of investing in US12OF include:

•	Investing in crude oil interests subjects US12OF to the risks of the crude oil industry which could result in large fluctuations in the price of US12OF’s units.

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If certain correlations do not exist, then investors may not be able to use US12OF as a cost-effective way to invest indirectly in crude oil or as a hedge against the risk of loss in oil-related transactions.

•	US12OF does not expect to make cash distributions.

•	US12OF and its general partner may have conflicts of interest, which may permit them to favor their own interests to your detriment.

This is a best efforts offering; the Marketing Agent is not required to sell any specific number or dollar amount of units, but will use its best efforts to sell units. An authorized purchaser is under no obligation to purchase units. This is intended to be a continuous offering and is not expected to terminate until all of the registered units have been sold or three years from the date of the original prospectus, whichever is earlier, although the offering of US12OF may be temporarily suspended if and when no suitable investments for US12OF are available or practicable. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the General Partner for distribution related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

Investing in US12OF involves other significant risks. See “What Are the Risk Factors Involved with an Investment in US12OF?” beginning on page 13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS IT PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Unit	Per Basket
Price of the units*	$40.67	$2,033,500.00

*	Based on closing net asset value on March 26, 2013. The price may vary based on net asset value in effect on a particular day.

The date of this prospectus is May 1, 2013.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 50 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 6.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 9.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

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UNITED STATES 12 MONTH OIL FUND, LP

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PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about US12OF and its units, it does not contain or summarize all of the information about US12OF and the units contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in US12OF?” beginning on page 13, before making an investment decision about the units.

Overview of US12OF

United States 12 Month Oil Fund, LP, a Delaware limited partnership (“US12OF” or “Us” or “We”), is a commodity pool that issues units that may be purchased and sold on the NYSE Arca. It is managed and controlled by its general partner, United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC) (“General Partner”). The General Partner is a single member limited liability company formed in Delaware on May 10, 2005 that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The investment objective of US12OF is for the daily changes in percentage terms of its units’ per unit net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the average of the prices of 12 futures contracts for light, sweet crude oil traded on the New York Mercantile Exchange (the “NYMEX”), consisting of the near month contract to expire and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire and the contracts for the following 11 consecutive months (the “Benchmark Oil Futures Contracts”), less US12OF’s expenses. When calculating the daily movement of the average price of the 12 contracts, each contract month will be equally weighted. It is not the intent of US12OF to be operated in a fashion such that the per unit NAV will equal, in dollar terms, the spot price of light, sweet crude oil or any particular futures contract based on light, sweet crude oil. It is not the intent of US12OF to be operated in a fashion such that its per unit NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. The General Partner believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in Oil Futures Contracts (as defined below) and Other Oil-Related Investments (as defined below). US12OF may invest in interests other than the Benchmark Oil Futures Contract to comply with accountability levels and position limits. For a detailed discussion of accountability levels and position limits, see “What are Oil Futures Contracts?”

The net assets of US12OF consist primarily of investments in futures contracts for light, sweet crude oil, other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the New York Mercantile Exchange (the “NYMEX”), ICE Futures or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other oil related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and non-exchange traded (“over-the-counter”) transactions that are based on the price of oil, other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil-Related Investments”). Market conditions that the General Partner currently anticipates could cause US12OF to invest in Other Oil-Related Investments include those allowing US12OF to obtain greater liquidity or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Oil Futures Contracts and Other Oil-Related Investments collectively are referred to as “Oil Interests” in this prospectus. The General Partner is authorized by US12OF in its sole judgment to employ, establish the terms of employment for, and terminate commodity trading advisors or futures commission merchants (“FCM”s).

In order for a hypothetical investment in Units to break even over the next 12 months, assuming a selling price of $41.82 per Unit, the investment would have to generate a 0.81% return. For more information, see “— Breakeven Analysis.”

The General Partner believes that holding futures contracts whose expiration dates are spread out over a 12 month period of time will cause the total return of such a portfolio to vary compared to a portfolio that holds only a single month’s contract (such as the near month contract). In particular, the General Partner believes that the total return of a portfolio holding contracts with a range of expiration months will be impacted differently by the price relationship between different contract months of the same commodity future compared to the total return of a portfolio consisting of the near month contract. For example, in cases in which the near month contract’s price is higher than the price of contracts that expire later in time (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the near month contract would tend to rise as it approaches expiration. Conversely, in cases in which the near month contract’s price is lower than the price of contracts that expire later in time (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the near month contract would tend to decline as it approaches expiration. The total return of a portfolio that owned the near month contract and “rolled” forward each month by selling the near month contract as it approached expiration and purchasing the next month contract to expire would be positively impacted by a backwardation market, and negatively impacted by a contango market. Depending on the exact price relationship of the different month’s prices, portfolio expenses, and the overall movement of crude oil prices, the impact of backwardation and contango could have a major impact on the total return of such a portfolio over time. The General Partner believes that based on historical evidence a portfolio that held futures contracts with a range of expiration dates spread out over a 12 month period of time would typically be impacted less by the positive effect of backwardation and the negative effect of contango compared to a portfolio that held contracts of a single near month. As a result, absent the impact of any other factors, a portfolio of 12 different monthly contracts would tend to have a lower total return than a near month only portfolio in a backwardation market and a higher total return in a contango market. However there can be no assurance that such historical relationships would provide the same or similar results in the future.

The General Partner endeavors to place US12OF’s trades in Oil Futures Contracts and Other Oil-Related Investments and otherwise manage US12OF’s investments so that “A” will be within plus/minus 10 percent of “B”, where:

•	A is the average daily change in US12OF’s NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which US12OF calculates its NAV, and

•	B is the average daily percentage change in the average prices of the Benchmark Oil Futures Contracts over the same period.

The General Partner believes that market arbitrage opportunities will cause daily changes in US12OF’s unit price on the NYSE Arca to closely track daily changes in US12OF’s NAV per unit. The General Partner further believes that the daily changes in the average prices of the Benchmark Oil Futures Contracts have historically closely tracked the daily changes in spot prices of light, sweet crude oil. The General Partner believes that the net effect of these two expected relationships and the expected relationship described above between US12OF’s NAV and the Benchmark Oil Futures Contracts, will be that the daily changes in the price of US12OF’s units on the NYSE Arca will closely track, in percentage terms, the changes in the spot price of a barrel of light, sweet crude oil, less US12OF’s expenses.

The General Partner employs a “neutral” investment strategy intended to track the changes in the average prices of the Benchmark Oil Futures Contracts regardless of whether these prices go up or go down. US12OF’s “neutral” investment strategy is designed to permit investors generally to purchase and sell US12OF’s units for the purpose of investing indirectly in crude oil in a cost-effective manner, and/or to permit participants in the oil or other industries to hedge the risk of losses in their crude oil-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in crude oil and/or the risks involved in hedging may exist. In addition, an investment in US12OF involves the risk that the changes in the price of US12OF’s units will not accurately track the changes in the average prices of the Benchmark Oil Futures Contracts, and that changes in the Benchmark Oil Futures Contracts will not closely correlate with changes in the spot price of light, sweet crude oil.

As an example, for the year ended December 31, 2012, the actual total return of US12OF as measured by changes in its per unit NAV was (8.40)%. This is based on an initial per unit NAV of $43.46 on December 31, 2011 and an ending per unit NAV as of December 31, 2012 of $39.81. During this time period, US12OF made no distributions to its unitholders. However, if US12OF’s daily changes in its per unit NAV had instead exactly tracked the changes in the daily total return of the Benchmark Oil Futures Contracts, US12OF would have had an estimated per unit NAV of $40.11 as of December 31, 2012, for a total return over the relevant time period of (7.71)%. The difference between the actual per unit NAV total return of US12OF of (8.40)% and the expected total return based on the Benchmark Oil Futures Contracts of (7.71)% was an error over the time period of (0.69)%, which is to say that US12OF’s actual total return underperformed the benchmark result by that percentage. The General Partner believes that a portion of the difference between the actual total return and the expected benchmark total return can be attributed to the net impact of the expenses that US12OF pays, offset in part by the income that US12OF collects on its cash and cash equivalent holdings. During the year ended December 31, 2012, US12OF earned dividend and interest income of $38,380, which is equivalent to a weighted average income rate of approximately 0.03% for such period. In addition, during the year ended December 31, 2012, US12OF also collected $12,950 from its Authorized Purchasers for creating or redeeming baskets of units. This income also contributed to US12OF’s actual total return. During the year ended December 31, 2012, US12OF incurred total expenses of $1,050,378. Income from dividends and interest and Authorized Purchaser collections net of expenses was $(999,048), which is equivalent to a weighted average net income rate of approximately (0.74)% for the year ended December 31, 2012.

By comparison, for the year ended December 31, 2011, the actual total return of US12OF as measured by changes in its per unit NAV was 1.28%. This was based on an initial per unit NAV of $42.91 on December 31, 2010 and an ending per unit NAV as of December 31, 2011 of $43.46. During this time period, US12OF made no distributions to its unitholders. However, if US12OF’s daily changes in its per unit NAV had instead exactly tracked the changes in the daily return of the Benchmark Oil Futures Contracts, US12OF would have had an estimated per unit NAV of $43.81 as of December 31, 2011, for a total return over the relevant time period of 2.10%. The difference between the actual per unit NAV total return of US12OF of 1.28% and the expected total return based on the changes in the daily return of the Benchmark Oil Futures Contracts of 2.10% was an error over the time period of (0.82)%, which is to say that US12OF’s actual total return underperformed the benchmark result by that percentage.

US12OF’s investment objective is to track the changes in the price of the Benchmark Oil Futures Contract, not to have the market price of its units match, dollar for dollar, changes in the spot price of light, sweet crude oil. Contango and backwardation have impacted the total return on an investment in US12OF’s units during the past year relative to a hypothetical direct investment in crude oil and, in the future, it is likely that the relationship between the market price of US12OF’s units and changes in the spot prices of light, sweet crude oil will continue to be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing crude oil, which could be substantial.

Several factors determine the total return from investing in a futures contract position. One factor that impacts the total return that will result from investing in near month futures contracts and “rolling” those contracts forward each month is the price relationship between the current near month contract and the next month contract. For example, if the price of the near month contract is higher than the next month contract (a situation referred to as “backwardation” in the futures market), then absent any other change there is a tendency for the price of a next month contract to rise in value as it becomes the near month contract and approaches expiration. Conversely, if the price of a near month contract is lower than the next month contract (a situation referred to as “contango” in the futures market), then absent any other change there is a tendency for the price of a next month contract to decline in value as it becomes the near month contract and approaches expiration.

As an example, assume that the price of crude oil for immediate delivery (the “spot” price), was $50 per barrel, and the value of a position in the near month futures contract was also $50. Over time, the price of the barrel of crude oil will fluctuate based on a number of market factors, including demand for oil relative to its supply. The value of the near month contract will likewise fluctuate in reaction to a number of market factors. If investors seek to maintain their position in a near month contract and not take delivery of the oil, every month they must sell their current near month contract as it approaches expiration and invest in the next month contract.

If the futures market is in backwardation, e.g., when the expected price of crude oil in the future would be less, the investor would be buying a next month contract for a lower price than the current near month contract. Using the $50 per barrel price above to represent the front month price, the price of the next month contract could be $49 per barrel, that is 2% cheaper than the front month contract. Hypothetically, and assuming no other changes to either prevailing crude oil prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the next month contract would rise as it approaches expiration and becomes the new near month contract with a price of $50. In this example, the value of an investment in the second month contract would tend to rise faster than the spot price of crude oil, or fall slower. As a result, it would be possible in this hypothetical example for the spot price of crude oil to have risen 10% after some period of time, while the value of the investment in the second month futures contract would have risen 12%, assuming backwardation is large enough or enough time has elapsed. Similarly, the spot price of crude oil could have fallen 10% while the value of an investment in the futures contract could have fallen only 8%. Over time, if backwardation remained constant, the difference would continue to increase.

If the futures market is in contango, the investor would be buying a next month contract for a higher price than the current near month contract. Using again the $50 per barrel price above to represent the front month price, the price of the next month contract could be $51 per barrel, that is 2% more expensive than the front month contract. Hypothetically, and assuming no other changes to either prevailing crude oil prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the next month contract would fall as it approaches expiration and becomes the new near month contract with a price of $50. In this example, it would mean that the value of an investment in the second month would tend to rise slower than the spot price of crude oil, or fall faster. As a result, it would be possible in this hypothetical example for the spot price of crude oil to have risen 10% after some period of time, while the value of the investment in the second month futures contract will have risen only 8%, assuming contango is large enough or enough time has elapsed. Similarly, the spot price of crude oil could have fallen 10% while the value of an investment in the second month futures contract could have fallen 12%. Over time, if contango remained constant, the difference would continue to increase.

The Benchmark Oil Futures Contracts are changed from the near month contract to expire and the 11 following months to the next month contract to expire and the 11 following months during one day each month. See “How Does US12OF Operate” for a more extensive discussion of how US12OF rolls its positions in Oil Interests on a monthly basis.

US12OF creates units only in blocks of 50,000 units called Creation Baskets and redeems units only in blocks of 50,000 units called Redemption Baskets. Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create. Baskets are generally created when there is sufficient demand for units that the market price per unit is at a premium to the NAV per unit. Authorized Purchasers will then sell such units, which will be listed on the NYSE Arca, to the public at per-unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of US12OF at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Oil Futures Contracts market and the market for Other Oil-Related Investments. The prices of units offered by Authorized Purchasers are expected to fall between US12OF’s NAV and the trading price of the units on the NYSE Arca at the time of sale. Similarly, baskets are generally redeemed when the market price per unit is at a discount to the NAV per unit. Retail investors seeking to purchase or sell units on any day will effect such transactions in the secondary market, on the NYSE Arca, at the market price per unit, rather than in connection with the creation or redemption of baskets.

There is no specified limit on the maximum amount of Creation Baskets that can be sold. At some point, accountability levels and position limits on certain of the Futures Contracts or Other Oil-Related Investments in which US12OF intends to invest may practically limit the number of Creation Baskets that will be sold if the General Partner determines that the other investment alternatives available to US12OF at that time will not enable it to meet its stated investment objective. In this regard, the General Partner also manages the United States Oil Fund, LP (“USOF”) that currently invests in Oil Interests in order to track its benchmark futures contract which is the near month contract to expire for light, sweet crude oil as traded on the NYMEX, except when the near month contract is within two weeks of expiration, in which case it will be the next month contract to expire. Any futures contracts held by USOF or any other Related Public Fund may be aggregated with the ones held by US12OF in determining NYMEX accountability levels and position limits.

In managing US12OF’s assets, the General Partner does not use a technical trading system that automatically issues buy and sell orders. The General Partner instead employs quantitative methodologies whereby each time one or more baskets are purchased or redeemed, the General Partner will purchase or sell Oil Futures Contracts and Other Oil-Related Investments with an aggregate market value that approximates the amount of Treasuries, cash and/or cash equivalents received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: The units can be directly purchased from or redeemed by US12OF only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers. Each Creation Basket and Redemption Basket consists of 50,000 units and is expected to be worth millions of dollars. Individual investors, therefore, will not be able to directly purchase units from or redeem units with US12OF. Some of the information contained in this prospectus, including information about buying and redeeming units directly from and to US12OF is only relevant to Authorized Purchasers. Units are listed and traded on the NYSE Arca under the ticker symbol “USL” and may be purchased and sold as individual units. Individuals interested in purchasing units in the secondary market should contact their broker. Units purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, units are not redeemable securities. There is no guarantee that units will trade at or near the per-unit NAV.

Principal Offices of US12OF and the General Partner

US12OF was organized as a limited partnership under Delaware law on June 27, 2007. US12OF is operated pursuant to the Second Amended and Restated Agreement of Limited Partnership dated as of March 1, 2013 (as amended from time to time, the “LP Agreement”). US12OF’s principal office is located at 1999 Harrison Street, Suite 1530, Oakland, CA 94612. The General Partner’s principal office is also located at 1999 Harrison Street, Suite 1530, Oakland, CA 94612. The telephone number for each of US12OF and the General Partner is 510.522.9600.

Principal Investment Risks of an Investment in US12OF

An investment in US12OF involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 13.

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The price relationship between the near month contract to expire and the other monthly contracts that compose the Benchmark Oil Futures Contracts will vary and may impact both the total return over time of US12OF’s NAV, as well as the degree to which its total return tracks other crude oil price indices’ total returns. In cases in which the near month contract’s price is lower than the next month contract’s price (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the benchmark contract would tend to decline as it approaches expiration. In cases in which the near month contract’s price is higher than the next month contract’s price (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the benchmark contract would tend to rise as it approaches expiration.

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Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, US12OF generally does not distribute cash to limited partners or other unitholders. You should not invest in US12OF if you will need cash distributions from US12OF to pay taxes on your share of income and gains of US12OF, if any, or for any other reason.

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Investors may choose to use US12OF as a means of investing indirectly in crude oil and there are risks involved in such investments. There are significant risks and hazards that inherent in the crude oil industry that may cause the price of crude oil to widely fluctuate.

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To the extent that investors use US12OF as a means of indirectly investing in crude oil, there is the risk that the daily changes in the price of US12OF’s units on the NYSE Arca will not closely track the daily changes in the spot price of light, sweet crude oil. This could happen if the price of Units traded on the NYSE Arca does not correlate closely with US12OF’s NAV; the changes in US12OF’s NAV do not correlate closely with the changes in the price of the Benchmark Futures Contract; or the changes in the price of the Benchmark Futures Contract do not closely correlate with the changes in the cash or spot price of crude oil. This is a risk because if these correlations do not exist, then investors may not be able to use US12OF as a cost-effective way to indirectly invest in crude oil or as a hedge against the risk of loss in crude oil-related transactions.

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The General Partner endeavors to manage US12OF’s positions in Oil Interests so that US12OF’s assets are, unlike those of other commodity pools, not leveraged (i.e., so that the aggregate value of US12OF’s unrealized losses from its investments in such Oil Interests at any time will not exceed the value of US12OF’s assets). There is no assurance that the General Partner will successfully implement this investment strategy. If the General Partner permits US12OF to become leveraged, you could lose all or substantially all of your investment if US12OF’s trading positions suddenly turn unprofitable.

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Investors, including those who directly participate in the crude oil market, may choose to use US12OF as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.

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Regulation of the commodity interest and energy markets is extensive and constantly changing. On July 21, 2010, a broad financial regulatory reform bill, “The Dodd-Frank Wall Street Reform and Consumer Protection Act,” was signed into law that includes provisions altering the regulation of commodity interests. The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. The new law and the rules currently being promulgated thereunder may negatively impact US12OF’s ability to meet its investment objectives either through limits or requirements imposed on it or upon its counterparties.

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US12OF invests primarily in Oil Futures Contracts that are traded in the United States. However, a portion of US12OF’s trades may take place in markets and on exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.

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US12OF may also invest in Other Oil-Related Investments, many of which are negotiated contracts that are not as liquid as Oil Futures Contracts and expose US12OF to credit risk that its counterparty may not be able to satisfy its obligations to US12OF.

•	US12OF pays fees and expenses that are incurred regardless of whether it is profitable.

•	You will have no rights to participate in the management of US12OF and will have to rely on the duties and judgment of the General Partner to manage US12OF.

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The structure and operation of US12OF may involve conflicts of interest. For example, a conflict may arise because the General Partner and its principals and affiliates may trade for themselves. In addition, the General Partner has sole current authority to manage the investments and operations, which may create a conflict with the unitholders’ best interests. The General Partner may also have a conflict to the extent that its trading decisions may be influenced by the effect they would have on the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States Gasoline Fund, LP (“UGA”), the United States Diesel-Heating Oil Fund, LP (formerly, the United States Heating Oil Fund, LP) (“USDHO”), the United States Short Oil Fund, LP (“USSO”), the United States 12 Month Natural Gas Fund, LP (“US12NG”), the United States Brent Oil Fund, LP (“USBO”), the United States Commodity Index Fund (“USCI”), the United States Metals Index Fund (“USMI”), the United States Agriculture Fund (“USAG”), the United States Copper Fund (“CPER”), and the United States Asian Commodities Basket Fund (“UAC”), the other commodity pools that it manages, or any other commodity pool the General Partner may form and manage in the future. UAC has been declared effective by the regulatory agencies which have regulatory authority over the General Partner and UAC, but at the time of filing this prospectus, UAC has not been made available to the public. USOF, USNG, UGA, USDHO, USSO, US12NG, USBO, USCI, USMI, USAG and CPER are referred to herein as the “Related Public Funds.”

For additional risks, see “What Are the Risk Factors Involved with an Investment in US12OF?”

Financial Condition of US12OF

US12OF’s NAV is calculated shortly after the close of the core trading session on the NYSE Arca.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single unit to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price of $41.82 per unit which equals the NAV per unit at the close of trading on January 31, 2013. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per unit	$41.82
Management Fee (0.60%)(1)	$0.26
Creation Basket Fee(2)	$(0.01)
Estimated Brokerage Fee (0.018%)(3)	$0.01
Interest Income (0.07%)(4)	$(0.03)
Registration Fee	$0.01
NYMEX Licensing Fee(5)	$0.01
Independent Directors and Officers’ Fees(6)	$0.01
Fees and expenses associated with tax accounting and reporting(7)	$0.08
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit	$0.34
Percentage of initial selling price per unit	0.81%

(1)	US12OF is contractually obligated to pay the General Partner a management fee based on daily net assets and paid monthly of 0.60% per annum on its average net assets.
(2)	Authorized Purchasers are required to pay a Creation Basket fee of $350 for each order they place to create one or more baskets. An order must be at least one basket, which is 50,000 units. This breakeven analysis assumes a hypothetical investment in a single unit so the Creation Basket fee is $0.01 (350/50,000).
(3)	This amount is based on the actual brokerage fees for US12OF calculated on an annualized basis.
(4)	US12OF earns interest on funds it deposits with the FCM and the Custodian and it estimates that the interest rate will be 0.07% based on the current interest rate on three-month Treasury Bills as of January 31, 2013. The actual rate may vary.
(5)	The NYMEX Licensing Fee is 0.015% on aggregate net assets of the Related Public Funds, except USBO, USCI, USAG, CPER and USMI. For more information see “Fees of US12OF.”
(6)	The foregoing assumes that the assets of US12OF are aggregated with those of the Related Public Funds, that the aggregate fees paid to the independent directors for 2012 was $540,586, that the allocable portion of the fees borne by US12OF equals $25,332 and that US12OF has $117,089,309 in assets, which is the amount of assets as of January 31, 2013.
(7)	US12OF assumed the aggregate costs attributable to tax accounting and reporting for 2012 were estimated to be approximately $200,000. The number in the break-even table assumes US12OF has $117,089,309 in assets which is the amount as of January 31, 2013.

The Offering

Offering	US12OF is offering Creation Baskets consisting of 50,000 units through ALPS Distributors, Inc. (“Marketing Agent”) as marketing agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 50,000 units at US12OF’s NAV. This is a continuous offering under Rule 415 of the Securities Act of 1933 (the “1933 Act”) and is not expected to terminate until all of the registered units have been sold or three years from the date of the original prospectus, whichever is earlier, although the offering may be temporarily suspended during such period when suitable investments for US12OF are not available or practicable. It is anticipated that when all registered units have been sold pursuant to this registration statement, additional units will be registered in subsequent registration statements

Use of Proceeds	The General Partner applies substantially all of US12OF’s assets toward trading in Oil Futures Contracts and Other Oil-Related Investments and investing in Treasuries, cash and/or cash equivalents. The General Partner deposits a portion of US12OF’s net assets with the FCM, UBS Securities LLC, or other custodian to be used to meet its current or potential margin or collateral requirements in connection with its investment in Oil Futures Contracts and Other Oil-Related Investments. US12OF uses only Treasuries, cash and/or cash equivalents to satisfy these requirements. The General Partner believes that all entities that will hold or trade US12OF’s assets will be based in the United States and will be subject to United States regulations. Approximately 5% to 30% of US12OF’s assets are normally committed as margin for Oil Futures Contracts and collateral for Other Oil-Related Investments. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of US12OF’s assets, of which the General Partner expects to be the vast majority, is held in Treasuries, cash and/or cash equivalents by its custodian, Brown Brothers Harriman & Co. (the “Custodian”). All interest income earned on these investments is retained for US12OF’s benefit.

NYSE Arca Symbol	“USL”

Creation and Redemption	Currently, and through May 1, 2014, Authorized Purchasers pay a transaction fee of $350 for each order to create or redeem one or more Creation Baskets or Redemption Baskets; on and after May 2, 2014, the fee is $1,000. Authorized Purchasers are not required to sell any specific number or dollar amount of units. The per unit price of units offered in Creation Baskets on any day is the total NAV of US12OF calculated shortly after the close of the core trading session of the NYSE Arca on that day divided by the number of issued and outstanding units. The General Partner shall notify the Depository Trust Company (“DTC”) of any change in the transaction fee and will not implement any increase in the fee for Creation or Redemption Baskets until 30 days after the date of notice.

Registration Clearance and Settlement	Individual certificates will not be issued for the units. Instead, units will be represented by one or more global certificates, which will be deposited by the Custodian with the DTC and registered in the name of Cede & Co., as nominee for DTC.

The administrator, Brown Brothers Harriman & Co. (“Administrator”) has been appointed registrar and transfer agent for the purpose of registering and transferring units. The General Partner will recognize transfer of units only if such transfer is done in accordance with the LP Agreement, including the delivery of a transfer application.

Net Asset Value	The NAV is calculated by taking the current market value of US12OF’s total assets subtracting any liabilities and dividing that number by the total number of outstanding units. Under US12OF’s current operational procedures, the Administrator calculates the NAV of US12OF once each NYSE Arca trading day. The NAV for a particular trading day is released after 4:00 p.m. New York time. Trading during the core trading session of the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the NYMEX closing price (determined at the earlier of the close of the NYMEX or 2:30 p.m. New York time) for the contracts held on the NYMEX, but calculates or determines the value of all other US12OF investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time. The NYSE Arca currently calculates an approximate NAV every 15 seconds throughout each day US12OF’s units are traded on the NYSE Arca for as long as the main pricing mechanisms are open for the Futures Exchanges upon which the Benchmark Oil Futures Contracts are traded.

Fund Expenses

US12OF pays the General Partner a management fee of 0.60% of NAV on its average daily net assets on an annualized bases. Brokerage fees for Treasuries, Oil Futures Contracts, and Other Oil-Related Investments were 0.018% of average net assets on an annualized basis through January 31, 2013 and were paid to unaffiliated brokers. US12OF also pays any licensing fees for the use of intellectual property. Registration fees paid to the SEC, FINRA, or other regulatory agency in connection with the initial offers and sales of the units and the legal, printing, accounting and other expenses associated with such registrations were paid by the General Partner, but the fees and expenses associated with subsequent registrations of units are borne by US12OF. The licensing fee paid to the NYMEX is 0.015% of NAV. The assets of US12OF are aggregated with those of the Related Public Funds, other than USBO and USCI, USAG, CPER and USMI for the purpose of calculating the NYMEX licensing fee. US12OF expressly disclaims any association with the NYMEX or endorsement of US12OF by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX. US12OF also is responsible for the fees and expenses, which may include directors and officers liability insurance, of the independent directors of the General Partner in connection with their activities with respect to US12OF. These director fees and expenses may be shared with other funds managed by the General Partner. These fees and expenses, in total, amounted to $540,586 for 2012, and US12OF’s portion was $25,332, though these amounts may change in future years. The General Partner, and not US12OF, is responsible for payment of the fees of US12OF’s Marketing Agent, Administrator and Custodian. US12OF and/or the General Partner may be required to indemnify the Marketing Agent, Administrator or Custodian under certain circumstances. US12OF also pays the fees and expenses associated with its tax accounting and reporting requirements with the exception of certain base services fees which are paid by the General Partner. The General Partner has voluntarily agreed to pay certain expenses typically borne by US12OF, to the extent such expenses exceeded 0.15% (15 basis points) of US12OF’s NAV, on an annualized basis. The General Partner has no obligation to pay such expenses.

Termination Events	US12OF shall continue in effect from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events: the death, adjudication of incompetence, bankruptcy, dissolution, withdrawal, or removal of a General Partner who is the sole remaining General Partner, unless a majority in interest of limited partners within ninety (90) days after such event elects to continue the partnership and appoints a successor general partner; or the affirmative vote of a majority in interest of the limited partners subject to certain conditions. Upon termination of the partnership, the affairs of the partnership shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the partnership shall then be determined by the General Partner. Thereupon, the assets of the partnership shall be distributed pro rata to the partners in accordance with their units.

Withdrawal	As discussed in the LP Agreement, if the General Partner gives at least fifteen (15) days’ written notice to a limited partner, then the General Partner may for any reason, in its sole discretion, require any such limited partner to withdraw entirely from the partnership or to withdraw a portion of its partner capital account. If the General Partner does not give at least fifteen (15) days’ written notice to a limited partner, then it may only require withdrawal of all or any portion of the capital account of any limited partner in the following circumstances:

(i) the unitholder made a misrepresentation to the General Partner in connection with its purchase of units; or

(ii) the limited partner’s ownership of units would result in the violation of any law or regulation applicable to the partnership or a partner.

Authorized Purchasers	US12OF has entered into agreements with several Authorized Purchasers. A current list of Authorized Purchasers is available from the Marketing Agent. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the General Partner.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN US12OF?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus as well as information found in our periodic reports, which include US12OF’s financial statements and the related notes, that are incorporated by reference. See “Incorporation By Reference of Certain Information.”

Risks Associated With Investing Directly or Indirectly in Crude Oil

Risks Associated With Investing Directly or Indirectly in Crude Oil

Investing in Oil Interests subjects US12OF to the risks of the crude oil industry and this could result in large fluctuations in the price of US12OF’s units.

US12OF is subject to the risks and hazards of the crude oil industry because it invests in Oil Interests. The risks and hazards that are inherent in the crude oil industry may cause the price of crude oil to widely fluctuate. If the changes in percentage terms of US12OF’s units accurately track the changes in percentage terms of the average prices of the Benchmark Oil Futures Contracts or the spot price of crude oil, then the price of its units may also fluctuate. The exploration and production of crude oil are uncertain processes with many risks. The cost of drilling, completing and operating wells for crude oil is often uncertain, and a number of factors can delay or prevent drilling operations or production of crude oil, including:

•	unexpected drilling conditions;

•	pressure or irregularities in formations;

•	equipment failures or repairs;

•	fires or other accidents;

•	adverse weather conditions;

•	pipeline ruptures, spills or other supply disruptions; and

•	shortages or delays in the availability of drilling rigs and the delivery of equipment.

Crude oil transmission, distribution, gathering, and processing activities involve numerous risks that may affect the price of crude oil.

There are a variety of hazards inherent in crude oil transmission, distribution, gathering, and processing, such as leaks, explosions, pollution, release of toxic substances, adverse weather conditions (such as hurricanes and flooding), pipeline failure, abnormal pressures, uncontrollable flows of crude oil, scheduled and unscheduled maintenance, physical damage to the gathering or transportation system, and other hazards which could affect the price of crude oil. To the extent these hazards limit the supply or delivery of crude oil, crude oil prices will increase.

Changes in the political climate could have negative consequences for crude oil prices.

Uprisings in the Middle East, including civil war in Syria and uprisings in Egypt, could put oil exports in jeopardy. As global markets continue to react to various crises and uprisings, such unrest in general could impact the production, supply and cost of crude oil.

Fluctuations in the reserve capacity of crude oil could impact future prices.

In the past, a supply disruption in one area of the world was softened by the ability of major oil-producing nations to increase output to make up the difference. At times, some of that spare reserve capacity has been absorbed by increased demand.

Daily changes in US12OF’s NAV may not correlate with daily changes in the average of the prices of the Benchmark Oil Futures Contracts. If this were to occur, investors may not be able to effectively use US12OF as a way to hedge against crude oil-related losses or as a way to indirectly invest in crude oil.

The General Partner endeavors to invest US12OF’s assets as fully as possible in Oil Futures Contracts and Other Oil-Related Investments so that the daily changes in percentage terms of the NAV closely correlate with the daily changes in percentage terms in the average of the prices of the Benchmark Oil Futures Contracts. However, daily changes in US12OF’s NAV may not correlate with the daily changes in the average of the prices of the Benchmark Oil Futures Contracts for several reasons as set forth below:

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US12OF (i) may not be able to buy/sell the exact amount of Oil Futures Contracts and Other Oil-Related Investments to have a perfect correlation with NAV; (ii) may not always be able to buy and sell Oil Futures Contracts or Other Oil-Related Investments at the market price; and (iii) is required to pay fees, including brokerage fees and the management fee, which will have an effect on the correlation.

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Short-term supply and demand for light, sweet crude oil may cause the changes in the market price of the Benchmark Oil Futures Contracts to vary from the changes in US12OF’s NAV if US12OF has fully invested in Oil Futures Contracts that do not reflect such supply and demand and it is unable to replace such contracts with Oil Futures Contracts that do reflect such supply and demand.

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US12OF sells and buys only as many Oil Futures Contracts and Other Oil-Related Investments that it can to get the changes in percentage terms of the NAV as close as possible to the changes in percentage terms in the average of the prices of the Benchmark Oil Futures Contracts. The remainder of its assets are invested in Treasuries, cash and/or cash equivalents and are used to satisfy initial margin and additional margin requirements, if any, and to otherwise support its investments in Oil Interests. Investments in Treasuries, cash and/or cash equivalents, both directly and as margin, provide rates of return that vary from changes in the value of the spot price of light, sweet crude oil and the average of the prices of the Benchmark Oil Futures Contracts.

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Because US12OF incurs certain expenses in connection with its investment activities, and holds most of its assets in more liquid short-term securities for margin and other liquidity purposes and for redemptions that may be necessary on an ongoing basis, the General Partner is generally not able to fully invest US12OF’s assets in Oil Futures Contracts or Other Oil-Related Investments and there cannot be perfect correlation between changes in US12OF’s NAV and changes in the average of the prices of the Benchmark Oil Futures Contracts.

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As US12OF grows, there may be more or less correlation. For example, if US12OF only has enough money to buy three Benchmark Oil Futures Contracts and it needs to buy four contracts to track the price of oil then the correlation will be lower, but if it buys 20,000 Benchmark Oil Futures Contracts and it needs to buy 20,001 contracts then the correlation will be higher. At certain asset levels, US12OF may be limited in its ability to purchase the Benchmark Oil Futures Contracts or other Oil Futures Contracts due to accountability levels imposed by the relevant exchanges. To the extent that US12OF invests in these other Oil Futures Contracts or Other Oil-Related Investments, the correlation with the Benchmark Oil Futures Contracts may be lower. If US12OF is required to invest in other Oil Futures Contracts and Other Oil-Related Investments that are less correlated with the Benchmark Oil Futures Contracts, US12OF would likely invest in over-the-counter contracts to increase the level of correlation of US12OF’s assets. Over-the-counter contracts entail certain risks described below under “Over-the-Counter Contract Risk.”

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US12OF will invest in equal amounts of each of the Benchmark Oil Futures Contracts. Certain months of these futures contracts may have less liquidity and availability than other months of these future contracts. The inability to purchase and hold the Benchmark Oil Futures Contracts in equal amounts may cause less correlation between the units’ NAV and the average of the prices of the Benchmark Oil Futures Contracts.

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US12OF may not be able to buy the exact number of Oil Futures Contracts and Other Oil-Related Investments to have a perfect correlation with the Benchmark Oil Futures Contracts if the purchase price of Oil Futures Contracts required to be fully invested in such contracts is higher than the proceeds received for the sale of a Creation Basket on the day the basket was sold. In such case, US12OF could not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts (for example, assume US12OF receives $4,000,000 for the sale of a Creation Basket and assume that the average of the prices of the Oil Futures Contracts for light, sweet crude oil that reflects the prices of the Benchmark Oil Futures Contracts is $46, then US12OF could only invest in Oil Futures Contracts with an aggregate value of $3,956,600). US12OF would be required to invest a percentage of the proceeds in cash, Treasuries or other liquid securities to be deposited as margin with the FCM through which the contracts were purchased. The remainder of the purchase price for the Creation Basket would remain invested in Treasuries, cash and/or cash equivalents or other liquid securities as determined by the General Partner from time to time based on factors such as potential calls for margin or anticipated redemptions. If the trading market for Oil Futures Contracts is suspended or closed, US12OF may not be able to purchase these investments at the last reported price.

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US12OF may make use of “mini” contracts as a way of investing a dollar amount in contracts that may more closely match the dollar amount of net assets of the fund. However, even the use of mini contracts does not completely eliminate the risk that US12OF will not be able to buy or sell the exact number of Oil Futures Contracts necessary. In addition, there is a risk that because of the size and relative liquidity of such contracts when compared to standard size Oil Futures Contracts such as the Benchmark Oil Futures Contracts, the price of a smaller contract for a particular month may not equate to the Benchmark Oil Futures Contracts for the same month, which could cause the change in US12OF’s per unit price and NAV to vary from changes in the average price of the Benchmark Oil Futures Contracts.

If daily changes in US12OF’s NAV do not correlate with changes in the average of the daily prices of the Benchmark Oil Futures Contracts, then investing in US12OF may not be an effective way to hedge against oil-related losses or indirectly invest in oil.

The Benchmark Oil Futures Contracts may not correlate with the spot price of light, sweet crude oil and this could cause changes in the price of the units to substantially vary from the changes in the spot price of light, sweet crude oil. If this were to occur, then investors may not be able to effectively use US12OF as a way to hedge against crude oil-related losses or as a way to indirectly invest in crude oil. In addition, the price relationship between the near month contract and the next month contract that compose the Benchmark Oil Futures Contracts will vary and may impact both the total return over time of US12OF’s NAV, as well as the degree to which its total return tracks other crude oil price indices’ total returns.

When using the Benchmark Oil Futures Contracts as a strategy to track the spot price of light, sweet crude oil, at best the correlation between changes in prices of such Oil Interests and the spot price of crude oil can be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative oil market, supply of and demand for such Oil Interests and technical influences in oil futures trading. If there is a weak correlation between the Oil Interests and the spot price of light, sweet crude oil, then even in situations where there is also tracking among the price of units, the per unit NAV of such units and Oil Interests, the price of units may not accurately track the spot price of light, sweet crude oil and investors may not be able to effectively use US12OF as a way to hedge the risk of losses in their oil-related transactions or as a way to indirectly invest in crude oil.

Backwardation and contango may increase US12OF’s tracking error and/or negatively impact total return.

The design of US12OF’s Benchmark Oil Futures Contracts consists of the near month contract to expire and the contracts for the following 11 months’, except during the last two weeks of the current month when the near month contract trade at a higher price than next month to expire contracts, a situation described as “backwardation” in the futures market, then absent the impact of the overall movement in crude oil prices the value of the benchmark contract would tend to rise as it approaches expiration. As a result, the total return of the Benchmark Oil Futures Contracts would tend to track higher. Conversely, in the event of a crude oil futures market where near month contracts trade at a lower price than next month contracts, a situation described as “contango” in the futures market, then absent the impact of the overall movement in crude oil prices the value of the benchmark contract would tend to decline as it approaches expiration. As a result the total return of the Benchmark Oil Futures Contract would tend to track lower. When compared to total return of other price indices, such as the spot price of crude oil, the impact of backwardation and contango may lead the total return of US12OF’s per unit NAV to vary significantly. In the event of a prolonged period of contango, and absent the impact of rising or falling oil prices, this could have a significant negative impact on US12OF’s per unit NAV and total return. Furthermore, a portfolio that consists of twelve different monthly contracts, ranging in a “strip” from the first month to the twelfth month, will be impacted differently.

US12OF may experience a loss if it is required to sell Treasuries at a price lower than the price at which they were acquired.

The value of Treasuries generally moves inversely with movements in interest rates. If US12OF is required to sell Treasuries at a price lower than the price at which they were acquired, US12OF will experience a loss. This loss may adversely impact the price of the units and may decrease the correlation between the price of the units, the prices of the Benchmark Oil Futures Contracts and Other Oil-Related Investments, and the spot price of light, sweet crude oil.

Certain of US12OF’s investments could be illiquid which could cause large losses to investors at any time or from time to time.

At any given time, US12OF may own 12 different monthly crude oil contracts which have differing expiration schedules. The amount of liquidity in the crude oil futures market for each of those months will vary. US12OF may not always be able to liquidate its positions in its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its crude oil production or exports, or in another major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, US12OF has not and does not intend at this time to establish a credit facility, which would provide an additional source of liquidity and instead relies only on the Treasuries, cash and/or cash equivalents that it holds. The anticipated large value of the positions in Oil Futures Contracts that the General Partner will acquire or enter into for US12OF increases the risk of illiquidity. The Oil Interests that US12OF invests in, such as negotiated over-the-counter contracts, may have a greater likelihood of being illiquid since they are contracts between two parties that take into account not only market risk, but also the relative credit, tax, and settlement risks under such contracts. Such contracts also have limited transferability that results from such risks and from the contract’s express limitations.

Because both Oil Futures Contracts and Other Oil-Related Investments may be illiquid, US12OF’s Oil Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of hedgers and speculators in futures markets has shifted such that crude oil purchasers are the predominant hedgers in the market, US12OF might have to reinvest at higher futures prices or choose Other Oil-Related Investments.

The changing nature of the hedgers and speculators in the crude oil market influences whether futures prices are above or below the expected future spot price. In order to induce speculators to take the corresponding long side of the same futures contract, crude oil producers must generally be willing to sell futures contracts at prices that are below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of the crude oil who purchase futures contracts to hedge against a rise in prices, then speculators will only take the short side of the futures contract if the futures price is greater than the expected future spot price of crude oil. This can have significant implications for US12OF when it is time to reinvest the proceeds from a maturing Oil Futures Contract into a new Oil Futures Contract.

While US12OF does not intend to take physical delivery of oil under its Oil Futures Contracts, physical delivery under such contracts impacts the value of the contracts.

While it is not the current intention of US12OF to take physical delivery of crude oil under any of its Oil Futures Contracts, futures contracts are not required to be cash-settled and it is possible to take delivery under some of these contracts. Storage costs associated with purchasing crude oil could result in costs and other liabilities that could impact the value of Oil Futures Contracts or Other Oil-Related Investments. Storage costs include the time value of money invested in crude oil as a physical commodity plus the actual costs of storing the crude oil less any benefits from ownership of crude oil that are not obtained by the holder of a futures contract. In general, Oil Futures Contracts have a one-month delay for contract delivery and the back month (the back month is any future delivery month other than the spot month) includes storage costs. To the extent that these storage costs change for crude oil while US12OF holds Oil Futures Contracts or Other Oil-Related Investments, the value of the Oil Futures Contracts or Other Oil-Related Investments, and therefore US12OF’s NAV, may change as well. Because it holds Oil Futures Contracts that will mature up to 13 months later than the spot or current month, US12OF’s NAV will be impacted more from the changes in storage costs than would the NAV of a fund that holds more current futures contracts.

Because US12OF’s portfolio will typically hold as many as 12 different crude oil futures contracts at all times, it may be more expensive for US12OF to buy or sell futures contracts for its portfolio.

Because US12OF will typically hold as many as 12 different futures contracts at any one time, the cost of trading a large number of different contracts could be greater than the cost of trading the same dollar amount using just one contract. In addition, the bid/ask spread for buying these different contracts could also on average be greater than the bid/ask spread for buying a single futures contract month. This could make it more expensive for US12OF to invest compared to investing in a single monthly contract. Wider bid/ask spreads and/or higher commission or brokerage costs would negatively impact an investor’s investment returns in US12OF.

Because US12OF’s portfolio will typically hold as many as 12 different crude oil futures contracts at all times, firms that make a market in the units will also need to hold multiple contracts when hedging their inventories of units and when creating or redeeming baskets. This could lead to the units of US12OF trading at wider bid/ask spreads in the secondary market than an exchange traded security holding crude oil futures that uses a fewer number of futures contracts at any given time.

Brokerage firms or other market participants that make a secondary market in the units of US12OF may do so by simultaneously hedging their positions by being long, or short, the same Oil Futures Contracts that US12OF holds in its portfolio. The cost to brokerage firms or other market participants in putting on and taking off these hedges is one of the factors that determine the size of the bid/ask spread they quote on a security such as US12OF. Because US12OF will typically hold as many as 12 different futures contracts at any one time, the brokerage firms or other market participants will also find themselves having to trade a number of different contracts as well. The cost of trading a large number of different contracts may be greater than the cost of trading the same dollar amount using just one contract. As a result, the bid/ask spread for US12OF may be wider than the bid/ask spread for an exchange traded security investing in a fewer number of futures contracts at any given time. The wider bid/ask spread may negatively impact an investor’s investment returns in US12OF.

Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect US12OF.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the energy markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on US12OF is impossible to predict, but it could be substantial and adverse. For a more detailed discussion of the regulations to be imposed by the CFTC and SEC and the potential impacts thereof on US12OF see “Regulation” on page SAI-7 of the Statement of Additional Information.

Investing in US12OF for purposes of hedging may be subject to several risks including the possibility of losing the benefit of favorable market movement.

Participants in the crude oil or in other industries may use US12OF as a vehicle to hedge the risk of losses in their crude oil-related transactions. There are several risks in connection with using US12OF as a hedging device. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement. In a hedging transaction, the hedger may be concerned that the hedged item will increase in price, but must recognize the risk that the price may instead decline and if this happens he will have lost his opportunity to profit from the change in price because the hedging transaction will result in a loss rather than a gain. Thus, the hedger foregoes the opportunity to profit from favorable price movements.

An investment in US12OF may provide little or no diversification benefits. Thus, in a declining market, US12OF may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in US12OF while incurring losses with respect to other asset classes.

Historically, Oil Futures Contracts and Other Oil-Related Investments have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, US12OF’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in the units. In such a case, US12OF may have no gains to offset losses from other investments, and investors may suffer losses on their investment in US12OF at the same time they incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on crude oil prices and crude oil-linked instruments, including Oil Futures Contracts and Other Oil-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject US12OF’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of crude oil and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, US12OF cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

US12OF’s Operating Risks

US12OF is not a registered investment company so unitholders do not have the protections of the 1940 Act.

US12OF is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The General Partner is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of US12OF, the General Partner relies heavily on Messrs. Howard Mah and John Hyland. If Messrs. Mah or Hyland were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of US12OF. Furthermore, Messrs. Mah and Hyland are currently involved in the management of the Related Public Funds. The General Partner has also filed registration statements to register units of United States Sugar Fund (“USSF, UNGD,”), United States Natural Gas Double Inverse Fund (“UNGD”), United States Gasoil Fund (“USGO”) and UAC, each a series of the United States Commodity Funds Trust I, and US Golden Currency Fund (“HARD”), a series of the United States Currency Funds Trust. Mr. Mah is also employed by Ameristock Corporation, a registered investment adviser that until January 11, 2013 managed a public mutual fund. On January 11, 2013, Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of the Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds and its advisor, Drexel Hamilton Investment Partners, are not affiliated with Ameristock Corporation, the Ameristock Mutual Fund Inc., or the General Partner. After the consummation of the reorganization and liquidation, the Ameristock Corporation maintained its non-advisory assets. It is estimated that Mr. Mah will spend approximately 98% of his time on US12OF and Related Public Fund matters. Mr. Hyland will spend approximately 100% of his time on US12OF and Related Public Fund matters. To the extent that the General Partner establishes additional funds, even greater demands will be placed on Messrs. Mah and Hyland, as well as the other officers of the General Partner and its Board.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause a tracking error, which could cause the price of units to substantially vary from the average of the prices of the Benchmark Oil Futures Contracts and prevent investors from being able to effectively use US12OF as a way to hedge against crude oil-related losses or as a way to indirectly invest in crude oil.

Designated contract markets such as the NYMEX and ICE Futures, have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by US12OF is not) may hold, own or control. In addition to accountability levels and position limits, the NYMEX and ICE Futures also set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

In late 2011, the CFTC adopted the Position Limit Rules, which were scheduled to become effective on October 12, 2012. However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the CEA (as modified by the Dodd-Frank Act) upon which the regulations were based. In its September 28, 2012 decision, the court remanded the

Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute. On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules. At this time, it is not possible to predict how the CFTC’s appeal could affect US12OF, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives. Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, US12OF may be limited with respect to the size of its investments in any commodities subject to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules. At this time, it is unclear how any modified aggregation rules may affect US12OF, but it may be substantial and adverse. By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of US12OF to meet its investment objectives through limits that may inhibit the General Partner’s ability to sell additional Creation Baskets of US12OF.

All of these limits may potentially cause a tracking error between the price of the units and the price of the Benchmark Oil Futures Contract. This may in turn prevent investors from being able to effectively use US12OF as a way to hedge against crude oil-related losses or as a way to indirectly invest in crude oil.

US12OF has not limited the size of its offering and is committed to utilizing substantially all of its proceeds to purchase Oil Futures Contracts and Other Oil-Related Investments. If US12OF encounters accountability levels, position limits, or price fluctuation limits for Oil Futures Contracts on the NYMEX or ICE Futures, it may then, if permitted under applicable regulatory requirements, purchase Oil Futures Contracts on other exchanges that trade listed crude oil futures. In addition, if US12OF exceeds accountability levels on either the NYMEX or ICE Futures and is required by such exchanges to reduce its holdings, such reduction could potentially cause a tracking error between the price of the units and the average of the prices of the Benchmark Oil Futures Contracts.

To the extent that the General Partner uses spreads and straddles as part of its trading strategy, there is the risk that the per unit NAV may not closely track the changes in the Benchmark Oil Futures Contracts.

If the General Partner were to utilize a spread or straddle position and the spread performed differently than expected, the results could impact US12OF’s tracking error. This could affect US12OF’s investment objective of having its per unit NAV closely track the changes in the Benchmark Oil Futures Contracts. Additionally, a loss on a spread position would negatively impact US12OF’s absolute return.

US12OF and the General Partner may have conflicts of interest, which may permit them to favor their own interests to the detriment of unitholders.

US12OF and the General Partner may have inherent conflicts to the extent the General Partner attempts to maintain US12OF’s asset size in order to preserve its fee income and this may not always be consistent with US12OF’s objective of having the value of its units’ NAV track the changes in the average of the prices of the Benchmark Oil Futures Contracts. The General Partner’s officers, directors and employees do not devote their time exclusively to US12OF. These persons are directors, officers or employees of other entities that may compete with US12OF for their services. They could have a conflict between their responsibilities to US12OF and to those other entities.

In addition, the General Partner’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as US12OF trades using the clearing broker to be used by US12OF. A potential conflict also may occur if the General Partner’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by US12OF.

The General Partner has sole current authority to manage the investments and operations of US12OF, and this may allow it to act in a way that furthers its own interests which may create a conflict with the best interests of investors. Limited partners have limited voting control, which will limit the ability to influence matters such as amendment of the LP Agreement, change in US12OF’s basic investment policy, dissolution of this fund, or the sale or distribution of US12OF’s assets.

The General Partner serves as the general partner to each of US12OF, USOF, USNG, UGA, USDHO, USSO, US12NG and USBO and the sponsor for USCI, USAG, CPER and USMI, and will serve as the sponsor for USSF, UNGD, USGO, UAC and HARD, if such funds offer their securities to the public or begin operations. The General Partner may have a conflict to the extent that its trading decisions for US12OF may be influenced by the effect they would have on the other funds it manages. These trading decisions may be influenced since the General Partner also serves as the general partner or sponsor for all of the funds and is required to meet all of the funds’ investment objectives as well as US12OF’s. If the General Partner believes that a trading decision it made on behalf of US12OF might (i) impede its other funds from reaching their investment objectives, or (ii) improve the likelihood of meeting its other funds’ objectives, then the General Partner may choose to change its trading decision for US12OF, which could either impede or improve the opportunity for US12OF to meet its investment objective. In addition, the General Partner is required to indemnify the officers and directors of its other funds if the need for indemnification arises. This potential indemnification will cause the General Partner’s assets to decrease. If the General Partner’s other sources of income are not sufficient to compensate for the indemnification, then the General Partner may terminate and investors could lose their investment.

Unitholders may only vote on the removal of the General Partner and limited partners have only limited voting rights. Unitholders and limited partners will not participate in the management of US12OF and do not control the General Partner so they will not have influence over basic matters that affect US12OF. In addition, US12OF could terminate at any time and cause the liquidation and potential loss of an investors’ investment and could upset the overall maturity and timing of an investor’s investment portfolio.

Limited partners will have limited voting rights with respect to US12OF’s affairs. Unitholders must apply to become limited partners, and unitholders that have not applied to become limited partners have no voting rights, other than to remove the General Partner as the general partner of US12OF. Even then, unitholders may remove the General Partner only if 66 2/3% of the unitholders elect to do so. Unitholders and limited partners will not be permitted to participate in the management or control of US12OF or the conduct of its business. Unitholders and limited partners must therefore rely upon the duties and judgment of the General Partner to manage US12OF’s affairs.

US12OF may terminate at any time, regardless of whether US12OF has incurred losses, subject to the terms of the LP Agreement. In particular, unforeseen circumstances, including the death, adjudication of incompetence, bankruptcy, dissolution, or removal of USCF as the general partner of US12OF could cause US12OF to terminate unless a majority interest of the limited partners within 90 days of the event elects to continue the partnership and appoints a successor general partner, or the affirmative vote of a majority in interest of the limited partners subject to certain conditions. However, no level of losses will require the General Partner to terminate US12OF. US12OF’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

The General Partner may manage a large amount of assets and this could affect US12OF’s ability to trade profitably.

Increases in assets under management may affect trading decisions. In general, the General Partner does not intend to limit the amount of assets of US12OF that it may manage. The more assets the General Partner manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

Limited partners may have limited liability in certain circumstances, including potentially having liability for the return of wrongful distributions.

Under Delaware law, a limited partner might be held liable for US12OF obligations as if it were a general partner if the limited partner participates in the control of the partnership’s business and the persons who transact business with the partnership think the limited partner is the general partner.

A limited partner will not be liable for assessments in addition to its initial capital investment in any of US12OF’s capital securities representing units. However, a limited partner may be required to repay to US12OF any amounts wrongfully returned or distributed to it under some circumstances. Under Delaware law, US12OF may not make a distribution to limited partners if the distribution causes US12OF’s liabilities (other than liabilities to partners on account of their partnership interests and nonrecourse liabilities) to exceed the fair value of US12OF’s assets. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated the law will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

With adequate notice, a limited partner may be required to withdraw from the partnership for any reason.

If the General Partner gives at least fifteen (15) days’ written notice to a limited partner, then the General Partner may for any reason, in its sole discretion, require any such limited partner to withdraw entirely from the partnership or to withdraw a portion of its partner capital account. The General Partner may require withdrawal even in situations where the limited partner has complied completely with the provisions of the LP Agreement.

US12OF does not expect to make cash distributions.

US12OF has not previously made any cash distributions and intends to re-invest any realized gains in additional Oil Interests rather than distributing cash to limited partners. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, US12OF generally does not expect to distribute cash to limited partners. An investor should not invest in US12OF if it will need cash distributions from US12OF to pay taxes on its share of income and gains of US12OF, if any, or for any other reason. Although US12OF does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Oil Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

There is a risk that US12OF will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such US12OF may not earn any profit.

US12OF pays brokerage charges of approximately 0.018% on an annualized basis through January 31, 2013 based on FCM fees of $3.50 per buy or sell, management fees of 0.60% of NAV on its average net assets, and over-the-counter spreads and extraordinary expenses (e.g., subsequent offering expenses, other expenses not in the ordinary course of business, including the indemnification of any person against liabilities and obligations to the extent permitted by law and required under the LP Agreement and under agreements entered into by the General Partner on US12OF’s behalf and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation) that cannot be quantified. These fees and expenses must be paid in all cases regardless of whether US12OF’s activities are profitable. Accordingly, US12OF must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

If offerings of the units do not raise sufficient funds to pay US12OF’s future expenses and no other source of funding of expenses is found, US12OF may be forced to terminate and investors may lose all or part of their investment.

Prior to the offering of units that commenced on December 6, 2007, all of US12OF’s expenses were funded by the General Partner and its affiliates. These payments by the General Partner and its affiliates were designed to allow US12OF the ability to commence the public offering of its units. US12OF now directly pays certain of these fees and expenses. The General Partner will continue to pay other fees and expenses, as set forth in the LP Agreement. If the General Partner and US12OF are unable to raise sufficient funds to cover their expenses or locate any other source of funding, US12OF may be forced to terminate and investors may lose all or part of their investment.

US12OF may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing arrangements between the clearing brokers and US12OF generally are terminable by the clearing brokers once the clearing broker has given US12OF notice. Upon termination, the General Partner may be required to renegotiate or make other arrangements for obtaining similar services if US12OF intends to continue trading in Oil Futures Contracts or Other Oil-Related Investments at its present level of capacity. The services of any clearing broker may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated clearing arrangements.

US12OF may miss certain trading opportunities because it will not receive the benefit of the expertise of independent trading advisors.

The General Partner does not employ trading advisors for US12OF; however, it reserves the right to employ them in the future. The only advisor to US12OF is the General Partner. A lack of independent trading advisors may be disadvantageous to US12OF because it will not receive the benefit of a trading advisor’s expertise.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of US12OF.

If a substantial number of requests for redemption of Redemption Baskets are received by US12OF during a relatively short period of time, US12OF may not be able to satisfy the requests from US12OF’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in US12OF’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The financial markets are currently in a slow period of recovery and the financial markets are still relatively fragile.

Since 2008, the financial markets have experienced very difficult conditions and volatility as well as significant adverse trends. The conditions in these markets have resulted in a decrease in availability of corporate credit and liquidity and have led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and have contributed to further consolidation within the financial services industry. In addition, the Administration and Congress have periodically been reaching impasses in passing a fiscal budget which could create long-term concerns regarding the credit of the United States and interest earned, as well as the United States government’s ability to pay its obligations to holders of Treasuries. If low interest rates on Treasuries continues or if US12OF is not able to redeem its investments in Treasuries prior to maturity and the U.S. government cannot pay its obligations, US12OF would be negatively impacted. In addition, US12OF might also be negatively impacted by its use of money market mutual funds to the extent those funds might themselves be using Treasuries. Although the financial markets saw signs of recovery beginning in late 2010 and 2011, economic growth in 2012 was slow and the financial markets are still fragile. A poor financial recovery could adversely affect the financial condition and results of operations of US12OF’s service providers and Authorized Purchasers, which would impact the ability of the General Partner to achieve US12OF’s investment objective.

The failure or bankruptcy of a clearing broker or US12OF’s Custodian could result in a substantial loss of US12OF’s assets and could impair US12OF in its ability to execute trades.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker if the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as US12OF, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The bankruptcy of a clearing broker could result in the complete loss of US12OF’s assets posted with the clearing broker; though the vast majority of US12OF’s assets are held in Treasuries, cash and/or cash equivalents with US12OF’s custodian and would not be impacted by the bankruptcy of a clearing broker. US12OF also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

In addition, to the extent US12OF’s clearing broker is required to post US12OF’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all of the clearing broker’s customers. If US12OF’s clearing broker defaults to the clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by US12OF and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear US12OF’s trades.

In addition, the majority of US12OF’s assets are held in Treasuries, cash and/or cash equivalents with the Custodian. The insolvency of the Custodian could result in a complete loss of US12OF’s assets held by that Custodian, which, at any given time, would likely comprise a substantial portion of US12OF’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the General Partner has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may utilize US12OF’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. The General Partner has a patent pending for US12OF’s business method and it is registering its trademarks. US12OF does not currently have any proprietary software. However, if it obtains proprietary software in the future, then any unauthorized use of US12OF’s proprietary software and other technology could also adversely affect its competitive advantage. US12OF may have difficulty monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the General Partner or claim that the General Partner has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the General Partner may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the General Partner is successful and regardless of the merits, may result in significant costs, divert its resources from US12OF, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of US12OF depends on the ability of the General Partner to accurately implement trading systems, and any failure to do so could subject US12OF to losses on such transactions.

The General Partner uses mathematical formulas built into a generally available spreadsheet program to decide whether it should buy or sell Oil Interests each day. Specifically, the General Partner uses the spreadsheet to make mathematical calculations and to monitor positions in Oil Interests and Treasuries and correlations to the Benchmark Oil Futures Contract. The General Partner must accurately process the spreadsheets’ outputs and execute the transactions called for by the formulas. In addition, US12OF relies on the General Partner to properly operate and maintain its computer and communications systems.

Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the General Partner uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the General Partner’s and US12OF’s reputations, increased operational expenses and diversion of technical resources. Any failure, inaccuracy or delay in implementing any of the formulas or systems, including implementing upgrades and compatibility with the computer systems of third parties, and executing US12OF’s transactions could impair its ability to achieve US12OF’s investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt US12OF’s trading activity and materially affect US12OF’s profitability.

The operations of US12OF, the exchanges, brokers and counterparties with which US12OF does business, and the markets in which US12OF does business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. Global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia , as well as political hostility toward the United States , continue to fuel this concern.

Risk of Leverage and Volatility

If the General Partner permits US12OF to become leveraged, investors could lose all or substantially all of their investment if US12OF’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interests’) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate value in excess of the commodity pool’s assets. While this leverage can increase the pool’s profits, relatively small adverse movements in the price of the pool’s futures contracts can cause significant losses to the pool. While the General Partner has not and does not currently intend to leverage US12OF’s assets, it is not prohibited from doing so under the LP Agreement or otherwise.

The price of crude oil is volatile which could cause large fluctuations in the price of units.

Movements in the price of crude oil may be the result of factors outside of the General Partner’s control and may not be anticipated by the General Partner. Among the factors that can cause volatility in the price of crude oil are:

•	worldwide or regional demand for energy, which is affected by economic conditions;

•	the domestic and foreign supply and inventories of oil and gas;

•	weather conditions, including abnormally mild winter or summer weather, and abnormally harsh winter or summer weather;

•	availability and adequacy of pipeline and other transportation facilities;

•	availability of storage facilities;

•	domestic and foreign governmental regulations and taxes;

•	political conditions in gas or oil producing regions;

•	technological advances relating to energy usage or relating to technology for exploration, production, refining and petrochemical manufacturing;

•	the ability of members of OPEC to agree upon and maintain oil prices and production levels;

•	the price and availability of alternative fuels;

•	the impact of energy conservation efforts; and

•	the impact of environmental and other governmental regulations.

Over-the-Counter Contract Risk

Currently, over-the-counter transactions are subject to changing regulation.

A portion of US12OF’s assets may be used to trade over-the-counter contracts, such as forward contracts or swap or spot contracts. Currently, over-the-counter contracts are typically contracts traded on a principal-to-principal, non-cleared basis through dealer markets that are dominated by major money center and investment banks and other institutions and that prior to the passage of the Dodd-Frank Act had been essentially unregulated by the CFTC. The markets for over-the-counter contracts have relied upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. To date, the forward markets have been largely unregulated, forward contracts have been executed bi-laterally and, in general, forward contracts have not been cleared or guaranteed by a third party. On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin). The final determination does not extend to other foreign exchange derivatives, such as foreign exchange options, certain currency swaps, and non-deliverable forwards. While the Dodd- Frank Act and certain regulations adopted thereunder are intended to provide additional protections to participants in the over-the- counter market, the current regulation of the over-the-counter contracts could expose US12OF in certain circumstances to significant losses in the event of trading abuses or financial failure by participants. On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered DCOs. This is the CFTC’s first clearing determination under the Dodd-Frank Act and became effective on February 11, 2013. Determination on other types of swaps are expected in the future, and, when finalized, could require US12OF to centrally clear certain over-the-counter instruments presently entered into and settled on a bi-lateral basis. See “Regulation” on page SAI-7 of the Statement of Additional Information (“SAI”) for a discussion of how the over-the- counter market will be subject to much more extensive CFTC oversight and regulation after the implementation of the Dodd-Frank Act.

US12OF will be subject to credit risk with respect to counterparties to uncleared over-the-counter contracts entered into by US12OF.

Historically, over-the-counter contracts were not sent to a clearing house for central clearing. Provisions of the Dodd-Frank Act require the mandatory use of clearing house mechanisms for sufficiently standardized (as determined by the CFTC) swaps executed in the over-the-counter markets. On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered derivatives clearing organizations (DCOs). This is the CFTC’s first clearing determination under the Dodd-Frank Act and became effective February 11, 2013. On March 11, 2013, “swap dealers,” “major swap participants,” and certain active funds will be required to clear certain credit default swaps and interest rate swaps. Determination on other types of swaps are expected in the future and, when finalized, could require CPER to centrally clear certain over-the-counter instruments presently settled on a bi-lateral basis. For over-the counter contracts that are not cleared, US12OF faces the risk of non-performance by the counterparties to those contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to US12OF, in which case US12OF could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, US12OF may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. US12OF may obtain only limited recovery or may obtain no recovery in such circumstances.

US12OF may be subject to liquidity risk with respect to its over-the-counter contracts.

Over-the-counter contracts may have terms that make them less marketable than Oil Futures Contracts. Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the-counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing over-the-counter derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such over-the-counter derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating over-the-counter contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding over-the-counter derivatives transaction.

The Dodd-Frank Act requires the CFTC and SEC to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared swaps). In addition, the Dodd-Frank Act provides parties who post initial margin to a swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account with an independent custodian. At this time, the CFTC has proposed a rule addressing this statutory right of certain market participants but has not yet implemented any final rules. On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin).

Risk of Trading in International Markets

Trading in international markets could expose US12OF to credit and regulatory risk.

The General Partner invests primarily in Oil Futures Contracts, a significant portion of which are traded on United States exchanges, including the NYMEX. However, a portion of US12OF’s trades may take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. The CFTC, NFA and the domestic exchanges have little, if any, regulatory authority over the activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, and have little, if any, power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as US12OF, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, US12OF has less legal and regulatory protection than it does when it trades domestically.

In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes US12OF to credit risk. Trading in non-U.S. markets also leaves US12OF susceptible to swings in the value of the local currency against the U.S. dollar. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject US12OF to foreign exchange risk.

The price of any non-U.S. commodity interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to US12OF even if the contract traded is profitable.

US12OF’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, US12OF may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the General Partner bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its units.

Cash or property will be distributed at the sole discretion of the General Partner. The General Partner has not and does not currently intend to make cash or other distributions with respect to units. Investors will be required to pay U.S. federal income tax and, in some cases, state, local or foreign income tax, on their allocable share of US12OF’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its units may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its units.

Due to the application of the assumptions and conventions applied by US12OF in making allocations for tax purposes and other factors, an investor’s allocable share of US12OF’s income, gain, deduction or loss may be different than its economic profit or loss from its units for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to units could be reallocated if the IRS does not accept the assumptions and conventions applied by US12OF in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to partnerships are complex and their application to large, publicly traded partnerships such as US12OF is in many respects uncertain. US12OF applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects unitholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the U.S. Internal Revenue Service will successfully challenge US12OF’s allocation methods and require US12OF to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

US12OF could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the units.

US12OF has received an opinion of counsel that, under current U.S. federal income tax laws, US12OF will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of US12OF’s annual gross income consists of “qualifying income” as defined in the Code, (ii) US12OF is organized and operated in accordance with its governing agreements and applicable law and (iii) US12OF does not elect to be taxed as a corporation for federal income tax purposes. Although the General Partner anticipates that US12OF has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. US12OF has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that US12OF is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to unitholders, US12OF would be subject to tax on its net income for the year at corporate tax rates. In addition, although the General Partner does not currently intend to make distributions with respect to units, any distributions would be taxable to unitholders as dividend income. Taxation of US12OF as a corporation could materially reduce the after-tax return on an investment in units and could substantially reduce the value of the units.

US12OF is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and therefore, US12OF has a more complex tax treatment than traditional mutual funds.

US12OF is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law. No U.S. federal income tax is paid by US12OF on its income. Instead, US12OF will furnish unitholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. unitholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of US12OF. This must be reported without regard to the amount (if any) of cash or property the unitholder receives as a distribution from US12OF during the taxable year. A unitholder, therefore, may be allocated income or gain by US12OF but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to federal income taxes, unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which US12OF does business or owns property or where the unitholders reside. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in US12OF. It is each unitholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN UNITS; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT TO DIFFERENT INVESTORS.

THE OFFERING

What is US12OF?

US12OF is a Delaware limited partnership organized on June 27, 2007. US12OF maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, CA 94612. US12OF is a commodity pool. It operates pursuant to the terms of the LP Agreement dated as of March 1, 2013, which grants full management control to the General Partner.

US12OF is a publicly traded limited partnership which seeks to have the daily changes in percentage terms of its units’ NAV track the daily changes in percentage terms in the price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the average of the prices of 12 futures contracts on light, sweet crude oil traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following eleven months, for a total of 12 consecutive months’ contracts, less US12OF’s expenses. US12OF invests in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. US12OF began trading on December 6, 2007. As of January 31, 2013, US12OF had total net assets of $117,089,309 and had outstanding units of 2,800,000 million.

Who is the General Partner?

Our sole General Partner is United States Commodity Funds LLC, a single member limited liability company that was formed in the state of Delaware on May 10, 2005. It maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, CA 94612. Prior to June 13, 2008, the General Partner was known as Victoria Bay Asset Management, LLC. The General Partner is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership of Wainwright’s shares. Wainwright is a holding company that previously owned an insurance company organized under Bermuda law (which has been liquidated) and a registered investment adviser firm named Ameristock Corporation, which has been distributed to the Wainwright shareholders. The General Partner is a member of the NFA and is registered with the CFTC as of December 1, 2005. The General Partner’s registration as a CPO with the NFA was approved on December 1, 2005. The General Partner also manages the Related Public Funds.

See “Composite Performance Data for US12OF” on page 38. See also “Prior Performance of the General Partner and Related Public Funds” on page SAI-11.

The General Partner is required to evaluate the credit risk of US12OF to the FCM, oversee the purchase and sale of US12OF’s units by certain Authorized Purchasers, review daily positions and margin requirements of US12OF, and manage US12OF’s investments. The General Partner also pays the fees of the Marketing Agent, the Administrator, and the Custodian. In no event may the aggregate compensation paid for the Marketing Agent and any affiliate of the General Partner for distribution-related services in connection with the offering of units exceed ten percent (10%) of the gross proceeds of this offering.

Limited partners have no right to elect the General Partner on an annual or any other continuing basis. If the General Partner voluntarily withdraws, however, the holders of a majority of US12OF’s outstanding units (excluding for purposes of such determination units owned, if any, by the withdrawing General Partner and its affiliates) may elect its successor. The General Partner may not be removed as general partner except upon approval by the affirmative vote of the holders of at least 66 2/3 percent of our outstanding units (excluding units, if any, owned by the General Partner and its affiliates), subject to the satisfaction of certain conditions set forth in the LP Agreement.

The business and affairs of our General Partner are managed by a board of directors (the “Board”), which is comprised of three management directors some of whom are also its executive officers (the “Management

Directors”) and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, the Management Directors have the authority to manage the General Partner pursuant to its Limited Liability Company Agreement, as amended from time to time. Through its Management Directors, the General Partner manages the day-to-day operations of US12OF. The Board has an audit committee which is made up of the three independent directors (Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III). The audit committee is governed by an audit committee charter that is posted on US12OF’s website. Gordon L. Ellis and Malcolm R. Fobes III meet the financial sophistication requirements of the NYSE Arca and the audit committee charter.

Mr. Nicholas Gerber and Mr. Howard Mah serve as executive officers of the General Partner. US12OF has no executive officers. Its affairs are generally managed by the General Partner. The following individuals serve as Management Directors of the General Partner.

Nicholas Gerber has been the President and CEO of the General Partner since June 9, 2005 and a Management Director of the General Partner since May 10, 2005. He maintains his main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. He has been listed with the CFTC as a Principal of the General Partner since November 29, 2005, as Branch Manager of the General Partner since May 15, 2009, and registered with the CFTC as an Associated Person of the General Partner on December 1, 2005. Mr. Gerber also served as Vice President/Chief Investment Officer of Lyon’s Gate Reinsurance Company, Ltd., a company formed to reinsure workmen’s compensation insurance, from June 2003 to December 2009. Mr. Gerber has an extensive background in securities portfolio management and in developing investment funds that make use of indexing and futures contracts. He is also the founder of Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940. From August 1995 to January 2013, Mr. Gerber was the portfolio manager of the Ameristock Mutual Fund, Inc. a mutual fund registered under the Investment Company Act of 1940, focused on large cap U.S. equities that, as of December 31, 2012, had $126,879,540 in assets. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or the General Partner. He has also been a Trustee for the Ameristock ETF Trust since June 2006, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has passed the Series 3 examination for associated persons. He holds an MBA in finance from the University of San Francisco and a BA from Skidmore College. Mr. Gerber is 50 years old.

In concluding that Mr. Gerber should serve as Management Director of the General Partner, the General Partner considered his broad business experiences in the industry including: forming and managing investment companies and commodity pools, raising capital for such entities and founding and managing non-finance related companies.

Howard Mah has been a Management Director of the General Partner since May 10, 2005, Secretary of the General Partner since June 9, 2005, and Chief Financial Officer of the General Partner since May 23, 2006 and Treasurer since February 23, 2012. He has been listed with the CFTC as a Principal of the General Partner since November 29, 2005. In these roles, Mr. Mah is currently involved in the management of US12OF and the Related Public Funds and will be involved in the management of USSF, UNGD, USGO, UAC and HARD, if such funds commence operations. Mr. Mah also served as the General Partner’s Chief Compliance Officer. from May 2006 until February 2013. He received a Bachelor of Education from the University of Alberta, in 1986 and an MBA from the University of San Francisco in 1988. He served as Secretary and Chief Compliance Officer of the Ameristock ETF Trust from February 2007 until June 2008 when the trust was liquidated, Chief Compliance Officer of Ameristock Corporation since January 2001; a tax and finance consultant in private practice since January 1995, Secretary of Ameristock Mutual Fund., Inc. from June 1995 to January 2013 and Ameristock Focused Value Fund from December 2000 to January 2005; Chief Compliance Officer of Ameristock Mutual

Fund, Inc. from August 2004 to January 2013 and the Co-Portfolio Manager of the Ameristock Focused Value Fund from December 2000 to January 2005. Mr. Mah is 48 years old.

In concluding that Mr. Mah should serve as Management Director of the General Partner, the General Partner considered his background in accounting and finance, as well as his experience as Chief Compliance Officer for the General Partner and Ameristock Corporation.

Andrew F. Ngim has been a Management Director of the General Partner since May 10, 2005 and Treasurer of the General Partner from June 9, 2005 to February 23, 2012. Mr. Ngim has acted as Portfolio Manager for USCI, CPER, USAG and USMI since January 31, 2013. He has been listed with the CFTC as a Principal of the General Partner since November 29, 2005. Mr. Ngim is currently involved in the management of US12OF and the Related Public Funds and will be involved in the management of USSF, UNGD, USGO, UAC and HARD, if such funds commence operations. He received a Bachelor of Arts from the University of California at Berkeley in 1983. Mr. Ngim was Ameristock Corporation’s Managing Director from January 1999 to January 2013 and co-portfolio manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013, when such fund was liquidated, Trustee of the Ameristock ETF Trust from February 2007 to June 2008, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. Mr. Ngim is 52 years old.

In concluding that Mr. Ngim should serve as Management Director of the General Partner, the General Partner considered his broad career in the financial services industry.

The following individuals provide significant services to US12OF but are employed by the General Partner.

John P. Love has acted as the Portfolio Operations Manager for US12OF since January 2006 and is currently the Portfolio Manager for USNG, UGA, USDHO and US12NG. Effective March 1, 2010, Mr. Love became the Senior Portfolio Manager for the Related Public Funds and is expected to be the Portfolio Manager for USSF, UNGD, USGO and UAC, if such funds commence operations. Mr. Love is also employed by the General Partner. He has been listed with the CFTC as a Principal of the General Partner since January 17, 2006. Mr. Love also served as the operations manager of Ameristock Corporation from October 2002 to January 2007, where he was responsible for back office and marketing activities for the Ameristock Mutual Fund and Ameristock Focused Value Fund and for the firm in general. Mr. Love holds a Series 7 and a Series 3 license and was registered with the CFTC as an Associated Person of the General Partner from December 1, 2005 through April 16, 2009. Mr. Love received his CFA designation in 2012. He is a member of the CFA Institute (formerly AIMR) and the CFA Society of Los Angeles. Mr. Love is a graduate of the University of Southern California. Mr. Love is 41 years old.

John T. Hyland, CFA is employed by the General Partner and has acted as the Chief Investment Officer for the Related Public Funds since January 2008. Mr. Hyland has been Portfolio Manager for USOF, USNG, US12OF, UGA, USDHO, USSO, US12NG, USBO, USCI and CPER beginning in April 2006, April 2007, December 2007, February 2008, April 2008, September 2009, November 2009, June 2010, August 2010 and November 2011, respectively. He will also be the Chief Investment Officer for USSF, UNGD, USGO, UAC and HARD upon the commencement of such funds’ operations. Since December 1, 2005, Mr. Hyland has been registered with the CFTC as an Associated Person of the General Partner and since January 17, 2006, he has been listed with the CFTC as a Principal of the General Partner. As part of his responsibilities for the General Partner and the Related Public Funds, Mr. Hyland oversees the day-to-day trading, helps set investment policies and oversees the Related Public Funds’ activities with their futures commission brokers, custodian-administrator and marketing agent. Mr. Hyland has an extensive background in portfolio management and research with both equity and fixed income securities, as well as in the development of new types of complex investment funds. In July 2001, Mr. Hyland founded Towerhouse Capital Management, LLC, a firm that provided portfolio management and new fund development expertise to non-U.S. institutional investors through December 2009. Since January 2010, Towerhouse Capital Management has been inactive. Mr. Hyland was a Principal for

Towerhouse in charge of portfolio research and product development regarding U.S. and non-U.S. real estate related securities. Mr. Hyland received his CFA designation in 1994. Mr. Hyland is a member of the CFA Institute (formerly AIMR) and is a member and former president of the CFA Society of San Francisco. He is also a member of the National Association of Petroleum Investment Analysts, a not-for-profit organization of investment professionals focused on the oil industry. He is a graduate of the University of California, Berkeley. Mr. Hyland is 53 years old.

Ray W. Allen acts as a Portfolio Manager for USOF, US12OF, USSO and USBO. He has been employed by the General Partner since January 14, 2008. He holds a Series 3 license and registered with the CFTC as an Associated Person of the General Partner from March 25, 2008 to November 1, 2012. He has been listed with the CFTC as a Principal of the General Partner since March 18, 2009. Mr. Allen’s responsibilities include daily trading and operations for USOF, US12OF, USSO and USBO. Mr. Allen also acted as a Portfolio Manager for UGA, USDHO and US12NG until March 1, 2010. In addition, from February 2002 to October 2007, Mr. Allen was responsible for analyzing and evaluating the creditworthiness of client companies at Marble Bridge Funding Group Inc., in Walnut Creek, CA. Marble Bridge Funding Group Inc. is a commercial finance company providing capital to entrepreneurial companies. For the period from October 2007 to January 14, 2008, Mr. Allen was not employed by the General Partner and did not engage in any business-related activity. Mr. Allen received a BA in Economics from the University of California at Berkeley in 1980. Mr. Allen is 56 years old.

Carolyn M. Yu has acted as Associate Counsel since August 2011 and Chief Compliance Officer for the General Partner since February 2013. Ms. Yu has been employed by the General Partner since August 2011 and pending listing with the CFTC as a Principal of the General Partner. Ms. Yu was previously employed by the State of Hawaii as Branch Chief for the Securities Enforcement Branch from February 2008 to August 2011. Ms. Yu holds a Juris Doctor from Golden Gate University School of Law and a Bachelor of Science in Business Administration from San Francisco State University. Ms. Yu is 54 years old.

The following individuals serve as independent directors of the General Partner.

Peter M. Robinson has been an independent director of the General Partner since September 30, 2005 and, as such, serves on the Board of the General Partner, which acts on behalf of US12OF and the Related Public Funds. He has been listed with the CFTC as a Principal of the General Partner since December 2005. Mr. Robinson has been employed as a Research Fellow with the Hoover Institution since 1993. The Hoover Institution is a public policy think tank located on the campus of Stanford University. Mr. Robinson graduated from Dartmouth College in 1979 and Oxford University in 1982. Mr. Robinson received an MBA from the Stanford University Graduate School of Business. Mr. Robinson has also written three books and has been published in the New York Times, Red Herring, and Forbes ASAP and he is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson is 55 years old.

In concluding that Mr. Robinson should serve as independent director of the General Partner, the General Partner considered his broad experience in the United States government, including his employment at the SEC, and his knowledge of and insight into public policy.

Gordon L. Ellis has been an independent director of the General Partner since September 30, 2005 and, as such, serves on the Board of the General Partner, which acts on behalf of US12OF and the Related Public Funds. He has been listed with the CFTC as a Principal of the General Partner since November 2005. Mr. Ellis was a founder and Chairman of International Absorbents, Inc., a NYSE listed company and the parent company of Absorption Corp., since July 1988, President and Chief Executive Officer since November 1996 and a Class I Director of the company since July 1985. Mr. Ellis was also a director of Absorption Corp., International Absorbents, Inc.’s wholly-owned subsidiary which is engaged in developing, manufacturing and marketing a wide range of animal care and industrial absorbent products. International Absorbents and Absorption Corp were sold to a private investment banking firm in May 2010. Mr. Ellis continues as a director of the privatized firm. Mr. Ellis was chairman and a founder of Polymer Solutions, Inc. from April 1986 to February 2004, a former publicly-held company that sold all of its assets to a senior coatings manufacturer effective February 3, 2004.

Polymer Solutions previously developed and manufactured paints, coatings, stains and primers for wood furniture manufacturers. Mr. Ellis is founder and chairman of Lupaka Gold Corp. since November 2000, a Toronto Stock Exchange listed company developing a precious metal deposit in South America (from November 2000 to May 2010, Lupaka Gold Corp. was called Kcrok Enterprises Ltd.). Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). Mr. Ellis is a professional engineer with an MBA in international finance. Mr. Ellis is 66 years old.

In concluding that Mr. Ellis should serve as independent director of the General Partner, the General Partner considered his experience serving as the Chairman and Chief Executive Officer of a former publicly-traded corporation as well as his experience as an entrepreneur.

Malcolm R. Fobes III has been an independent director of the General Partner since September 30, 2005 and, as such, serves on the Board of the General Partner, which acts on behalf of US12OF and the Related Public Funds. He has been listed with the CFTC as a Principal of the General Partner since November 2005. Mr. Fobes is the founder, Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Since June 1997, Mr. Fobes has been the Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Mr. Fobes also serves as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. From April 2000 to July 2006, Mr. Fobes also served as co-portfolio manager of The Wireless Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in companies engaged in the development, production, or distribution of wireless-related products or services. In these roles, Mr. Fobes has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Fobes was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes holds a B.S. degree in Finance with a minor in Economics from San Jose State University in California. Mr. Fobes is 48 years old.

In concluding that Mr. Fobes should serve as independent director of the General Partner, the General Partner considered his background as founder, Chairman and Chief Executive Officer of a registered investment adviser as well as Chairman, President, Chief Financial Officer and Portfolio Manager of a mutual fund investment company.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the General Partner: Nicholas Gerber, Melinda Gerber, the Nicholas and Melinda Gerber Living Trust, Howard Mah, Andrew Ngim, Peter Robinson, Gordon Ellis, Malcolm Fobes, John Love, John Hyland, Ray Allen, Carolyn Yu (pending), Wainwright Holdings Inc. and Margaret Johnson. These individuals are Principals due to their positions; however, Nicholas Gerber and Melinda Gerber are also Principals due to their controlling stake in Wainwright. None of the Principals owns or has any other beneficial interest in US12OF. Ray Allen and John Hyland make trading and investment decisions for US12OF. John Love and Ray Allen execute trades on behalf of US12OF. In addition, Nicholas Gerber and John Hyland are registered with the CFTC as Associated Persons of the General Partner and are NFA Associate Members.

Compensation to the General Partner and Other Compensation

US12OF does not directly compensate any of the executive officers noted above. The executive officers noted above are compensated by the General Partner for the work they perform on behalf of US12OF and other entities controlled by the General Partner. US12OF does not reimburse the General Partner for, nor does it set the amount or form of any portion of, the compensation paid to the executive officers by the General Partner. US12OF pays fees to the General Partner pursuant to the LP Agreement under which it is obligated to pay the General Partner an annualized fee of 0.60% of its average daily net assets. For 2012, US12OF paid the General Partner aggregate management fees of $807,686.

Director Compensation

The following table sets forth compensation earned during the year ended December 31, 2012, by the directors of the General Partner. US12OF’s portion of the aggregate fees paid to the directors for the year ended December 31, 2012 was $25,332.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Plan	All Other Compensation(2)	Total
Management Directors
Nicholas Gerber	$0	NA	NA	NA	$0	$0	$0
Andrew F. Ngim	$0	NA	NA	NA	$0	$0	$0
Howard Mah	$0	NA	NA	NA	$0	$0	$0
Robert L. Nguyen(1)	$0	NA	NA	NA	$0	$0	$0
Independent Directors
Peter M. Robinson	$101,000	NA	NA	NA	$0	$0	$101,000
Gordon L. Ellis	$101,000	NA	NA	NA	$0	$0	$101,000
Malcolm R. Fobes III(2)	$121,000	NA	NA	NA	$0	$0	$121,000

(1)	Effective March 20, 2012, Robert L. Nguyen resigned as a Management Director of the Sponsor.
(2)	Mr. Fobes serves as chairman of the audit committee of the General Partner and receives additional compensation in recognition of the additional responsibilities he has undertaken in this role.

Market Price of Units

US12OF’s units have traded on the NYSE Arca under the symbol “USL” since November 25, 2008. Prior to trading on the NYSE Arca, US12OF’s units previously traded on the AMEX under the symbol “USL” since its initial public offering on December 6, 2007. The following table sets forth the range of reported high and low sales prices of the units as reported on the AMEX and NYSE Arca, as applicable, for the periods indicated below.

	High	Low
Fiscal year 2012
First quarter	$48.28	43.19
Second quarter	$46.72	34.99
Third quarter	$43.11	37.29
Fourth quarter	$40.64	37.47
Fiscal year 2011
First quarter	$48.40	41.02
Second quarter	$51.26	41.70
Third quarter	$45.28	35.13
Fourth quarter	$40.88	34.36

As of December 31, 2012, US12OF had 4,016 holders of units.

Prior Performance of US12OF

The General Partner manages US12OF which is a commodity pool that issues units traded on the NYSE Arca. The chart below shows, as of January 31, 2013, the number of Authorized Purchasers, the total number of baskets created and redeemed since inception and the number of outstanding units for US12OF.

	# of Authorized Purchasers	Baskets Purchased	Baskets Redeemed	Outstanding Units
US12OF	10	168	147	2,800,000

The ability of each of the Related Public Funds to track its benchmark futures contract from inception to January 31, 2013 is presented below on page SAI-13.

Since the offering of US12OF units to the public on December 6, 2007 to January 31, 2013, the simple average daily change in the Benchmark Oil Futures Contracts was 0.011%, while the simple average daily change in the NAV of US12OF over the same time period was 0.010%. The average daily difference was (0.001)% (or (0.1) basis point, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Benchmark Futures Contracts, the average error in daily tracking by the NAV was (0.596)%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the units and the daily NAV of US12OF, since inception through January 31, 2013. The first row shows the average amount of the variation between the fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. Management of the General Partner believes that maximum and minimum end of day premiums and discounts typically occur because trading in the units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

US12OF
Average Difference	$(0.040)
Max Premium %	4.11%
Max Discount %	(9.72)%

For more information on the performance of US12OF, see the Performance Tables below.

US12OF:

Experience in Raising and Investing in US12OF through January 31, 2013

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$3,718,000,000
Dollar Amount Raised	$494,471,069
Organizational and Offering Expenses:**
SEC registration fee	$129,248
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$10,700
Legal fees and expenses	$258,912
Printing expenses	$44,402
Length of US12OF offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through March 31, 2009, a portion of these expenses were paid for by an affiliate of the General Partner in connection with the initial public offering. Following March 31, 2009, US12OF has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses Paid by US12OF through January 31, 2013 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$3,990,649
Amount Paid or Accrued in Portfolio Brokerage Commissions	$119,029
Other Amounts Paid or Accrued*	$1,893,455
Total Expenses Paid or Accrued	$6,003,132
Expenses Waived**	$262,220
Total Expenses Paid or Accrued Including Expenses Waived	$5,740,912

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of US12OF’s NAV, on an annualized basis through March 31, 2009, after which date such payments were no longer necessary. The General Partner has no obligation to pay such expenses into subsequent periods.

Expenses Paid by US12OF through January 31, 2013 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60%
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.02%
Other Amounts Paid or Accrued*	0.25%
Total Expenses Paid or Accrued	0.90%
Expenses Waived**	0.04%
Total Expenses Paid or Accrued Including Expenses Waived	0.86%

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of US12OF’s NAV, on an annualized basis through March 31, 2009, after which date such payments were no longer necessary. The General Partner has no obligation to pay such expenses into subsequent periods.

COMPOSITE PERFORMANCE DATA FOR US12OF

Name of Pool: United States 12 Month Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: December 6, 2007

Aggregate Subscriptions (from inception through January 31, 2013): $494,471,069

Total Net Assets as of January 31, 2013: $117,089,309

NAV per Unit as of January 31, 2013: $41.82

Worst Monthly Percentage Draw-down: Oct 2008 (29.59)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (66.97)%

Number of Unitholders (as of December 31, 2012): 4,510

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	(2.03)%	(7.11)%	(8.40)%	3.38%	0.92%	5.05%
February	10.48%	(4.34)%	6.73%	1.89%	7.71%
March	(0.66)%	9.22%	4.16%	7.30%	(3.03)%
April	11.87%	(1.06)%	6.37%	5.94%	0.65%
May	15.47%	20.40%	(15.00)%	(8.91)%	(16.94)%
June	11.59%	4.51%	(1.00)%	(6.43)%	(1.04)%
July	(11.39)%	1.22%	4.16%	(0.43)%	2.59%
August	(6.35)%	(2.85)%	(5.92)%	(8.42)%	8.54%
September	(13.12)%	(0.92)%	7.02%	(11.50)%	(4.27)%
October	(29.59)%	8.48%	(0.05)%	15.03%	(5.72)%
November	(16.17)%	2.31%	1.86%	7.72%	2.49%
December	(12.66)%	(1.10)%	9.10%	(0.75)%	1.97%
Annual Rate of Return	(42.39)%	29.23%	6.29%	1.28%	(8.40)%	5.05	%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2013

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider that “draw-down” to be still continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

Other Related Commodity Trading and Investment Management Experience

Until December 31, 2009, Ameristock Corporation was an affiliate of the General Partner. Ameristock Corporation is a California-based registered investment advisor registered under the Investment Advisors Act of 1940, as amended, that has sponsored and provided portfolio management services to mutual funds from 1995 until January 2013. Ameristock Corporation was the investment adviser to the Ameristock Mutual Fund, Inc., a mutual fund registered under the Investment Company Act of 1940 focused on large cap U.S. equities that, as of December 31, 2012, had $126,879,540 in assets. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or the General Partner.

Ameristock Corporation was also the investment advisor to the Ameristock ETF Trust, an open-end management investment company registered under the 1940 Act that consisted of five separate investment portfolios, each of which sought investment results, before fees and expenses, that corresponded generally to the price and yield performance of a particular U.S. Treasury securities index owned and compiled by Ryan Holdings LLC and Ryan ALM, Inc. The Ameristock ETF Trust has liquidated each of its investment portfolios and has wound up its affairs.

How Does US12OF Operate?

The net assets of US12OF consist primarily of investments in futures contracts for light, sweet crude oil, other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the NYMEX, ICE Futures (formerly, the International Petroleum Exchange) or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other oil-related interests such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and non-exchange traded (“over-the-counter”) transactions that are based on the price of oil, other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil-Related Investments”). Market conditions that the General Partner currently anticipates could cause US12OF to invest in Other Oil-Related Investments include those allowing US12OF to obtain greater liquidity or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Oil Futures Contracts and Other Oil-Related Investments collectively are referred to as “Oil Interests” in this prospectus. US12OF invests substantially the entire amount if its assets in Oil Futures Contracts while supporting such investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in Treasuries, cash and cash equivalents. The daily holdings of the Fund are available on the Fund’s website at www.unitedstates12monthoilfund.com.

US12OF invests in Oil Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Oil Futures Contracts and Other Oil-Related Investments. In pursuing this objective, the primary focus of the General Partner, is the investment in Oil Futures Contracts and the management of US12OF’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

The investment objective of US12OF is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the average of the prices of the 12 futures contracts for light, sweet crude oil traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following 11 consecutive months, less US12OF’s expenses. When calculating the daily movement of the average price of the 12 contracts, each contract month will be equally weighted. It is not the intent of US12OF to be operated in a fashion such that its per unit NAV will equal, in dollar terms, the spot price of light, sweet crude oil or any particular futures contract based on light, sweet crude oil or any particular futures contract based on light, sweet crude oil. It is not the intent of US12OF to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. US12OF may invest in interests other than the Benchmark Oil Futures Contracts to comply with accountability levels and position limits. For a detailed discussion of accountability levels and position limits, see “What are Oil Futures Contracts?”

The General Partner believes that holding futures contracts whose expiration dates are spread out over a 12 month period of time will cause the total return of such a portfolio to vary compared to a portfolio that holds only a single month’s contract (such as the near month contract). In particular, the General Partner believes that the total return of a portfolio holding contracts with a range of expiration months will be impacted differently by the price relationship between different contract months of the same commodity future compared to the total return of a portfolio consisting of the near month contract. For example, in cases in which the near month contract’s price is higher than the price of contracts that expire later in time (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the near month contract would tend to rise as it approaches expiration. Conversely, in cases in which the near month contract’s price is lower than the price of contracts that expire later in time (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the near month contract would tend to decline as it approaches expiration. The total return of a portfolio that owned the near month contract and “rolled” forward each month by selling the near month contract as it approached expiration and purchasing the next month contract to expire would be positively impacted by a backwardation market, and negatively impacted by a contango market. Depending on the exact price relationship of the different month’s prices, portfolio expenses, and the overall movement of crude oil prices, the impact of backwardation and contango could have a major impact on the total return of such a portfolio over time. The General Partner believes that based on historical evidence a portfolio that held futures contracts with a range of expiration dates spread out over a 12 month period of time would typically be impacted less by the positive effect of backwardation and the negative effect of contango compared to a portfolio that held contracts of a single near month. As a result, absent the impact of any other factors, a portfolio of 12 different monthly contracts would tend to have a lower total return than a near month only portfolio in a backwardation market and a higher total return in a contango market. However there can be no assurance that such historical relationships would provide the same or similar results in the future.

US12OF seeks to achieve its investment objective by investing in a combination of Oil Futures Contracts and Other Oil-Related Investments such that the daily changes in its NAV, measured in percentage terms, will closely track the daily changes in the price of the Benchmark Oil Futures Contracts, also measured in percentage terms.

As a specific benchmark, the General Partner endeavors to place US12OF’s trades in Oil Futures Contracts and Other Oil-Related Investments and otherwise manage US12OF’s investments so that “A” will be within plus/minus 10 percent of “B”, where:

•	A is the average daily change in US12OF’s NAV for any period of 30 successive valuation days; i.e., any NYSE Arca trading day as of which US12OF calculates its NAV; and

•	B is the average daily change in the price of the Benchmark Oil Futures Contracts over the same period.

The General Partner believes that market arbitrage opportunities will cause the daily changes in US12OF’s unit price on the NYSE Arca to closely track the daily changes in US12OF’s NAV per unit. The General Partner further believes that the daily changes US12OF’s NAV in percentage terms will closely track the daily changes in percentage terms in the Benchmark Oil Futures Contract, less US12OF’s expenses. The following two graphs demonstrate the correlation between the daily changes in the NAV of US12OF and the daily changes in the Benchmark Oil Futures Contracts both since the initial public offering of US12OF’s units on December 6, 2007 through December 31, 2012 and during the last thirty valuation days ended December 31, 2012.

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An investment in the units provides a means for diversifying an investor’s portfolio or hedging exposure to changes in oil prices. An investment in the units allows both retail and institutional investors to easily gain this exposure to the crude oil market in a transparent, cost-effective manner.

The expected correlation of the price of US12OF’s units, US12OF’s NAV and the price of the Benchmark Oil Futures Contracts and the spot price of light, sweet crude oil is illustrated in the following diagram:

The General Partner employs a “neutral” investment strategy in order to track changes in the average prices of the Benchmark Oil Futures Contracts regardless of whether these prices go up or go down. US12OF’s “neutral” investment strategy is designed to permit investors generally to purchase and sell US12OF’s units for the purpose of investing indirectly in crude oil in a cost-effective manner, and/or to permit participants in the oil or other industries to hedge the risk of losses in their crude oil-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in crude oil and/or the risks involved in hedging may exist. In addition, an investment in US12OF involves the risk that the changes in the price of US12OF’s units will not accurately track the changes in the average prices of the Benchmark Oil Futures Contracts, and that changes in the Benchmark Oil Futures Contracts will not closely correlate with changes in the spot prices of crude oil.

As an example, for the year ended December 31, 2012, the actual total return of US12OF as measured by changes in its per unit NAV was (8.40)%. This is based on an initial per unit NAV of $43.46 on December 31, 2011 and an ending per unit NAV as of December 31, 2012 of $39.81. During this time period, US12OF made no distributions to its unitholders. However, if US12OF’s daily changes in its per unit NAV had instead exactly tracked the changes in the daily total return of the Benchmark Oil Futures Contracts, US12OF would have had an estimated per unit NAV of $40.11 as of December 31, 2012, for a total return over the relevant time period of (7.71)%. The difference between the actual per unit NAV total return of US12OF of (8.40)% and the expected total return based on the Benchmark Oil Futures Contracts of (7.71)% was an error over the time period of (0.69)%, which is to say that US12OF’s actual total return underperformed the benchmark result by that percentage. The General Partner believes that a portion of the difference between the actual total return and the expected benchmark total return can be attributed to the net impact of the expenses that US12OF pays, offset in part by the income that US12OF collects on its cash and cash equivalent holdings. During the year ended December 31, 2012, US12OF earned dividend and interest income of $38,380, which is equivalent to a weighted average income rate of approximately 0.03% for such period. In addition, during the year ended December 31, 2012, US12OF also collected $12,950 from its Authorized Purchasers for creating or redeeming baskets of units. This income also contributed to US12OF’s actual total return. During the year ended December 31, 2012, US12OF incurred total expenses of $1,050,378. Income from dividends and interest and Authorized Purchaser collections net of expenses was $(999,048), which is equivalent to a weighted average net income rate of approximately (0.74)% for the year ended December 31, 2012.

US12OF’s investment objective is to track the daily changes in the average prices of the Benchmark Oil Futures Contracts, not to have the market price of its units match, dollar for dollar, changes in the spot price of light, sweet crude oil. Contango and backwardation have impacted the total return on an investment in US12OF’s units during the past year relative to a hypothetical direct investment in crude oil and, in the future, it is likely that the relationship between the market price of US12OF’s units and changes in the spot prices of light, sweet crude oil will continue to be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing crude oil, which could be substantial.

Term Structure of Crude Oil Futures Prices and the Impact on Total Returns. Several factors determine the total return from investing in a futures contract position. One factor that impacts the total return that will result from investing in near month futures contracts and “rolling” those contracts forward each month is the price relationship between the current near month contract and the next month contract. For example, if the price of the near month contract is higher than the next month contract (a situation referred to as “backwardation” in the futures market), then absent any other change there is a tendency for the price of a next month contract to rise in value as it becomes the near month contract and approaches expiration. Conversely, if the price of a near month contract is lower than the next month contract (a situation referred to as “contango” in the futures market), then absent any other change there is a tendency for the price of a next month contract to decline in value as it becomes the near month contract and approaches expiration.

As an example, assume that the price of crude oil for immediate delivery (the “spot” price), was $50 per barrel, and the value of a position in the near month futures contract was also $50. Over time, the price of the barrel of crude oil will fluctuate based on a number of market factors, including demand for oil relative to its supply. The value of the near month contract will likewise fluctuate in reaction to a number of market factors. If investors seek to maintain their position in a near month contract and not take delivery of the oil, every month they must sell their current near month contract as it approaches expiration and invest in the next month contract.

If the futures market is in backwardation, e.g., when the expected price of crude oil in the future would be less, the investor would be buying a next month contract for a lower price than the current near month contract. Using the $50 per barrel price above to represent the front month price, the price of the next month contract could be $49 per barrel, that is, 2% cheaper than the front month contract. Hypothetically, and assuming no other changes to either prevailing crude oil prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the $49 next month contract would rise as it approaches expiration and becomes the new near month contract with a price of $50. In this example, the value of an investment in the second month contract would tend to rise faster than the spot price of crude oil, or fall slower. As a result, it would be possible in this hypothetical example for the spot price of crude oil to have risen 10% after some period of time, while the value of the investment in the second month futures contract would have risen 12%, assuming backwardation is large enough or enough time has elapsed. Similarly, the spot price of crude oil could have fallen 10% while the value of an investment in the futures contract could have fallen only 8%. Over time, if backwardation remained constant, the difference would continue to increase.

If the futures market is in contango, the investor would be buying a next month contract for a higher price than the current near month contract. Using again the $50 per barrel price above to represent the front month price, the price of the next month contract could be $51 per barrel, that is, 2% more expensive than the front month contract. Hypothetically, and assuming no other changes to either prevailing crude oil prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the next month contract would fall as it approaches expiration and becomes the new near month contract with a price of $50. In this example, it would mean that the value of an investment in the second month would tend to rise slower than the spot price of crude oil, or fall faster. As a result, it would be possible in this hypothetical example for the spot price of crude oil to have risen 10% after some period of time, while the value of the investment in the second month futures contract will have risen only 8%, assuming contango is large enough or enough time has elapsed. Similarly, the spot price of crude oil could have fallen 10% while the value of an investment in the second month futures contract could have fallen 12%. Over time, if contango remained constant, the difference would continue to increase.

The chart below compares the price of the near month contract to the average price of the near 12 month contracts over the last 10 years for light, sweet crude oil. When the price of the near month contract is higher than the average price of the near 12 month contracts, the market would be described as being in backwardation. When the price of the near month contract is lower than the average price of the near 12 month contracts, the market would be described as being in contango. Although the prices of the near month contract and the average price of the near 12 month contracts do tend to move up or down together, it can be seen that at times the near month prices are clearly higher than the average price of the near 12 month contracts (backwardation), and other times they are below the average price of the near 12 month contracts (contango).

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An alternative way to view the same data is to subtract the dollar price of the average dollar price of the near 12 month contracts for light, sweet crude oil from the dollar price of the near month contract for light, sweet crude oil. If the resulting number is a positive number, then the near month price is higher than the average price of the near 12 months and the market could be described as being in backwardation. If the resulting number is a negative number, then the near month price is lower than the average price of the near 12 months and the market could be described as being in contango. The chart below shows the results from subtracting the average dollar price of the near 12 month contracts from the near month price for the 10 year period between December 31, 2003 and December 31, 2012.

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An investment in a portfolio that involved owning only the near month contract would likely produce a different result than an investment in a portfolio that owned an equal number of each of the near 12 months’ worth of contracts. Generally speaking, when the crude oil futures market is in backwardation, the near month only portfolio would tend to have a higher total return than the 12 month contract portfolio. Conversely, if the crude oil futures market was in contango, the portfolio containing 12 months’ worth of contracts would tend to outperform the near month only portfolio. The chart below shows the annual results of owning a portfolio consisting of the near month contract and a portfolio containing the near 12 months’ worth of contracts. In addition, the chart shows the annual change in the spot price of light, sweet crude oil. In this example, each month, the near month only portfolio would sell the near month contract at expiration and buy the next month out contract. The portfolio holding an equal number of the near 12 months’ worth of contracts would sell the near month contract at expiration and replace it with the contract that becomes the new twelfth month contract.

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT US12OF WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.

FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

As seen in the chart above, there have been periods of both positive and negative annual total returns for both hypothetical portfolios over the last 10 years. In addition, there have been periods during which the near month only approach had higher returns, and periods where the 12 month approach had higher total returns. The above chart does not represent the performance history of US12OF or any Related Public Fund.

Historically, the crude oil futures markets have experienced periods of contango and backwardation, with backwardation being in place more often than contango. During 2006 and the first half of 2007, these markets experienced contango. However, starting early in the third quarter of 2007, the crude oil futures market moved into backwardation. The crude oil markets remained in backwardation until late in the second quarter of 2008 when they moved into contango. The crude oil markets remained in contango until late in the third quarter of 2008, when the markets moved into backwardation. Early in the fourth quarter of 2008, the crude oil market moved back into contango and remained in contango for the balance of 2008. Throughout 2009, the crude oil market remained in contango. During parts of January and February 2009, the level of contango was unusually steep. Crude oil inventories, which reached historic levels in January and February 2009 and which appeared to be the primary cause of the steep level of contango, began to drop in March 2009 and continued to drop for the balance of 2009 and the beginning of 2010. The crude oil futures market remained in contango through 2010. In 2011, the crude oil futures market experienced long periods of mild contango, with the exception of a short period during the first quarter of 2011 where contango steepened by 4%. The crude oil futures market remained in contango through the year ended December 31, 2012.

Periods of contango or backwardation do not materially impact US12OF’s investment objective of having the daily percentage changes in its per unit NAV track the daily percentage changes in the price of the Benchmark Oil Futures Contract since the impact of backwardation and contango tend to equally impact the daily percentage changes in price of both US12OF’s units and the Benchmark Oil Futures Contract. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future. It is likely that both conditions will occur during different periods.

Crude Oil Market. During the year ended December 31, 2012, crude oil prices were impacted by several factors. On the consumption side, demand moderated inside and outside the United States as global economic growth, including emerging economies such as China and India, showed signs of slowing economic growth. Europe in particular showed signs of weakness as the ongoing financial and banking crisis raised concerns during the year ended December 31, 2012. On the supply side, efforts to reduce production by OPEC to more closely match global consumption were partially successful. In the summer of 2011, production had been disrupted by political unrest in the Middle East, particularly Libya, which reduced global supply by approximately 1.8 million barrels per day. A partial resolution of the Libyan situation has reduced concerns regarding the global supply of crude oil. However, continuing concerns about the political standoff with Iran have left the market subject to bouts of heightened volatility as OPEC’s ability to replace Iranian oil currently subject to embargo is not unlimited. In recent years, oil production in the United States has increased, particularly in the Midwest. However, limits on oil transportation infrastructure, including pipelines, have made it more difficult for the increased production to move to the centers of refining, often leading to a build-up in crude oil inventory in the U.S. Midwest. The result is that crude oil prices in the middle of the United States, where the pricing point of the light, sweet crude oil contract is located, have tended to trade at a lower price than crude oil in other parts of the United States or globally. United States crude oil prices finished 2012 approximately 7.1% lower than at the beginning of the year, as the global economy continues to adjust to periods of slow recovery and economic growth. The General Partner believes that should the global economic situation cease to improve, or decline, there is a meaningful possibility that crude oil prices could further retreat from their current levels, while any military actions involving Iran would likely have the opposite effect.

Crude Oil Price Movements in Comparison to Other Energy Commodities and Investment Categories. The General Partner believes that investors frequently measure the degree to which prices or total returns of one investment or asset class move up or down in value in concert with another investment or asset class. Statistically, such a measure is usually done by measuring the correlation of the price movements of the two different investments or asset classes over some period of time. The correlation is scaled between 1 and -1, where 1 indicates that the two investment options move up or down in price or value together, known as “positive correlation,” and -1 indicates that they move in completely opposite directions, known as “negative correlation.” A correlation of 0 would mean that the movements of the two are neither positively nor negatively correlated, known as “non-correlation.” That is, the investment options sometimes move up and down together and other times move in opposite directions.

For the ten year time period between 2003 and 2012, the table below compares the monthly movements of crude oil prices versus the monthly movements of the prices of several other energy commodities, such as natural gas, diesel-heating oil, and unleaded gasoline, as well as several major non-commodity investment asset classes, such as large cap U.S. equities, U.S. government bonds and global equities. It can be seen that over this particular time period, the movement of crude oil on a monthly basis was not strongly correlated, positively or negatively, with the movements of U.S. government bonds. However, movements in crude oil had a strong positive correlation to movements in diesel-heating oil and unleaded gasoline. Finally, crude oil had a positive, yet weaker, correlation with large cap U.S. equities, global equities and natural gas.

Correlation Matrix December 31, 2003-2012	Large Cap U.S. Equities (S&P 500)	U.S. Gov’t. Bonds (EFFAS U.S. Gov’t. Bond Index)	Global Equities (FTSE World Index)	Unleaded Gasoline	Diesel- Heating Oil	Natural Gas	Crude Oil
Large Cap U.S. Equities (S&P 500)	1.000	(0.275)	0.965	0.227	0.290	0.069	0.346
U.S. Gov’t. Bonds (EFFAS U.S. Gov’t. Bond Index)		1.000	(0.260)	(0.233)	(0.162)	0.055	(0.217)
Global Equities (FTSE World Index)			1.000	0.278	0.363	0.119	0.423
Unleaded Gasoline				1.000	0.721	0.281	0.734
Diesel-Heating Oil					1.000	0.485	0.831
Natural Gas						1.000	0.366
Crude Oil							1.000

Source: Bloomberg, NYMEX

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The table below covers a more recent, but much shorter, range of dates than the above table. Over the one year period ended December 31, 2012, crude oil had a stronger positive correlation with domestic and global equities. The correlation of crude oil with the movements of diesel-heating oil was stronger compared to what it had displayed over the ten-year period ended December 31, 2012. Notably, the correlation between crude oil and large cap U.S. equities, which had been moderately correlated over the ten-year period ended December 31, 2012, displayed results that indicated that they had a stronger positive correlation over this shorter time period. Unleaded gasoline still had a positive, yet much weaker, correlation during the one-year period as compared to the ten-year period ended December 31, 2012. Crude oil and natural gas, which had been positively correlated over the ten-year period, were essentially weakly negatively correlated over the shorter time frame. Finally, the results showed that crude oil and U.S. government bonds, which had essentially been non-correlated for the ten-year period ended December 31, 2012, were moderately negatively correlated over this more recent time period.

Correlation Matrix 12 Months ended December 31, 2012	Large Cap U.S. Equities (S&P 500)	U.S. Gov’t. Bonds (EFFAS U.S. Gov’t.Bond Index)	Global Equities (FTSE World Index)	Unleaded Gasoline	Diesel- Heating Oil	Natural Gas	Crude Oil
Large Cap U.S. Equities (S&P 500)	1.000	(0.652)	0.943	0.735	0.733	(0.210)	0.639
U.S. Gov’t. Bonds (EFFAS U.S. Gov’t. Bond Index)		1.000	(0.652)	(0.361)	(0.411)	0.121	(0.350)
Global Equities (FTSE World Index)			1.000	0.567	0.763	(0.083)	0.698
Unleaded Gasoline				1.000	0.598	(0.457)	0.515
Diesel-Heating Oil					1.000	(0.203)	0.890
Natural Gas						1.000	(0.212)
Crude Oil							1.000

Source: Bloomberg, NYMEX

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Investors are cautioned that the historical price relationships between crude oil and various other energy commodities, as well as other investment asset classes, as measured by correlation may not be reliable predictors of future price movements and correlation results. The results pictured above would have been different if a different range of dates had been selected. The General Partner believes that crude oil has historically not demonstrated a strong correlation with equities or bonds over long periods of time. However, the General Partner also believes that in the future it is possible that crude oil could have long term correlation results that indicate prices of crude oil more closely track the movements of equities or bonds. In addition, the General Partner believes that, when measured over time periods shorter than ten years, there will always be some periods where the correlation of crude oil to equities and bonds will be either more strongly positively correlated or more strongly negatively correlated than the long term historical results suggest.

The correlations between crude oil, natural gas, diesel-heating oil and gasoline are relevant because the General Partner endeavors to invest US12OF ’s assets in Oil Futures Contracts and Other Oil-Related Investments so that daily changes in percentage terms in US12OF ’s per unit NAV correlate as closely as possible with daily changes in percentage terms in the price of the Benchmark Oil Futures Contract. If certain other fuel-based commodity futures contracts do not closely correlate with the crude Oil Futures Contract, then their use could lead to greater tracking error. As noted above, the General Partner also believes that the daily changes in percentage terms in the price of the Benchmark Oil Futures Contract will closely correlate with daily changes in percentage terms in the spot price of light, sweet crude oil.

The Benchmark Oil Futures Contracts are changed from the near month contract to expire and the 11 following months to the next month contract to expire and the 11 following months during one day each month. On that day, the General Partner “rolls” US12OF’s positions by closing, or selling, US12OF’s Oil Interests and reinvests the proceeds from closing these positions in new Oil Interests.

The anticipated dates on which the Benchmark Futures Contracts are changed and US12OF’s Oil Interests are “rolled” will be posted on US12OF’s website at www.unitedstates12monthoilfund.com, and are subject to change without notice.

US12OF’s total portfolio composition is disclosed on its website each business day that the NYSE Arca is open for trading. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each oil interest, the specific types of Other Oil-Related Investments and characteristics of such Other Oil-Related Investments, the name and value of each Treasury security and cash equivalent, and the amount of cash held in US12OF’s portfolio. US12OF’s website is publicly accessible at no charge. US12OF’s assets are held in segregated accounts pursuant to the Commodity Exchange Act (the “CEA”) and CFTC regulations.

The units issued by US12OF may only be purchased by Authorized Purchasers and only in blocks of 50,000 units called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of the units in the Creation Basket. Similarly, only Authorized Purchasers may redeem units and only in blocks of 50,000 units called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of units in the Redemption Basket. The purchase price for Creation Baskets, and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by US12OF. The NYSE Arca publishes an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Oil Futures Contract, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of the day.

While US12OF issues units only in Creation Baskets, units may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by specialist firm(s). Like any listed security, units can be purchased and sold at any time a secondary market is open.

What is US12OF’s Investment Strategy?

In managing US12OF’s assets the General Partner does not use a technical trading system that issues buy and sell orders. The General Partner instead employs a quantitative methodology whereby each time a Creation Basket is sold, the General Partner purchases Oil Interests, such as the Benchmark Oil Futures Contract, that have an aggregate market value that approximates the amount of Treasuries and/or cash received upon the issuance of the Creation Basket.

As an example, assume that a Creation Basket is sold by US12OF, and that US12OF’s closing NAV per unit is $50.00. In that case, US12OF would receive $2,500,000 in proceeds from the sale of the Creation Basket ($50.00 NAV per unit multiplied by 50,000 units, and ignoring the Creation Basket fee). If one were to assume further that the General Partner wants to invest the entire proceeds from the Creation Basket in the Benchmark Oil Futures Contracts and that the market value of the Benchmark Oil Futures Contracts is $59,950, US12OF would be unable to buy the exact number of Benchmark Oil Futures Contracts with an aggregate market value equal to $2,500,000. Instead, US12OF would be able to purchase 41 Benchmark Oil Futures Contracts with an aggregate market value of $2,457,950. Assuming a margin requirement equal to 10% of the value of the Benchmark Oil Futures Contract, US12OF would be required to deposit $245,795 in Treasuries and cash with the FCM through which the Benchmark Oil Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket would remain invested in cash, cash equivalents, and Treasuries as determined by the General Partner from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Oil Futures Contracts purchased depend on various factors, including a judgment by the General Partner as to the appropriate diversification of US12OF’s investments in futures contracts with respect to the month of expiration, and the prevailing price volatility of particular contracts. While the General Partner has made significant investments in NYMEX Oil Futures Contracts, for various reasons, including the ability to enter into the precise amount of exposure to the crude oil market, position limits or other regulatory requirements limiting US12OF’s holdings, and market conditions, it may invest in Futures Contracts traded on other exchanges or invest in Other Oil-Related Investments. To the extent that US12OF invests in Other Oil-Related Investments, it would prioritize investments in contracts and instruments that are economically equivalent to the Benchmark Oil Futures Contract, including cleared swaps that satisfy such criteria, and then, to a lesser extent, it would invest in other types of cleared swaps and other contracts, instruments and non-cleared swaps, such as swaps in the over-the-counter market. If US12OF is required by law or regulation, or by one of its regulators, including a futures exchange, to reduce its position in the Benchmark Oil Futures Contracts to the applicable position limit or to a specified accountability level or if market conditions dictate it would be more appropriate to invest in Other Oil-Related Investments, a substantial portion of US12OF’s assets could be invested in accordance with such priority in Other Oil-Related Investments that are intended to replicate the return on the Benchmark Oil Futures Contract. As US12OF’s assets reach higher levels, it is more likely to exceed position limits, accountability levels or other regulatory limits and, as a result, it is more likely that it will invest in accordance with such priority in Other Oil-Related Investments at such higher levels. In addition, market conditions that the General Partner currently anticipates could cause US12OF to invest in Other Oil-Related Investments include those allowing US12OF to obtain greater liquidity or to execute transactions with more favorable pricing. See “What are the Risk Factors Involved with an Investment in US12OF? — Risks Associated With Investing Directly or Indirectly in Crude Oil and Crude-Oil-Related Investments” for a discussion of the potential impact of the Dodd-Frank Act on US12OF’s ability to invest in OTC transactions and cleared swaps. Regulation of crude oil interests is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect US12OF.

The General Partner may not be able to fully invest US12OF’s assets in Benchmark Oil Futures Contracts having an aggregate notional amount exactly equal to US12OF’s NAV. For example, as standardized contracts, the Benchmark Oil Futures Contracts are for a specified amount of a particular commodity, and US12OF’s NAV and the proceeds from the sale of a Creation Basket are unlikely to be an exact multiple of the amounts of those contracts. As a result, in such circumstances, US12OF may be better able to achieve the exact amount of exposure to changes in price of the Benchmark Oil Futures through the use of Other Oil Related Investments, such as over-the-counter contracts that have better correlation with changes in price of the Benchmark Oil Futures Contract.

US12OF anticipates that to the extent it invests in Futures Contracts other than contracts on light, sweet crude oil (such as futures contracts for diesel-heating oil, natural gas, and other petroleum-based fuels) and Other Oil-Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Futures Contracts and Other Oil-Related Investments against the current Benchmark Oil Futures Contract.

The General Partner does not anticipate letting its Oil Futures Contracts expire and taking delivery of the underlying commodity. Instead, the General Partner will close existing positions, e.g., when it changes the Benchmark Oil Futures Contracts or Other Oil-Related Investments or it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Oil Futures Contracts. Positions may also be closed out to meet orders for Redemption Baskets and in such case proceeds for such baskets will not be reinvested.

By remaining invested as fully as possible in Oil Futures Contracts or Other Oil-Related Investments, the General Partner believes that the daily changes in percentage terms of US12OF’s NAV will continue to closely track the daily changes in percentage terms in the price of the Benchmark Oil Futures Contract. The General Partner believes that certain arbitrage opportunities result in the price of the units traded on the NYSE Arca closely tracking the NAV of US12OF. Additionally, Oil Futures Contracts traded on the NYMEX have closely tracked the spot price of crude oil. Based on these expected interrelationships, the General Partner believes that the changes in the price of US12OF’s units as traded on the NYSE Arca have closely tracked and will continue to closely track the changes in the spot price of light, sweet crude oil.

What are Oil Futures Contracts?

Oil Futures Contracts are agreements between two parties. One party agrees to buy crude oil from the other party at a later date at a price and quantity agreed-upon when the contract is made. Oil Futures Contracts are traded on futures exchanges, including the NYMEX. For example the Benchmark Oil Futures Contracts are traded on the NYMEX in units of 1,000 barrels. Oil futures contracts traded on the NYMEX are priced by floor brokers and other exchange members both through an “open outcry” of offers to purchase or sell the contracts and through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell.

Certain typical and significant characteristics of Oil Futures Contracts are discussed below. Additional risks of investing in Oil Futures Contracts are included in “What are the Risk Factors Involved with an Investment in US12OF?”

Impact of Accountability Levels, Position Limits and Price Fluctuation Limits. Futures contracts include typical and significant characteristics. Most significantly, the CFTC and U.S. designated contract markets such as the NYMEX have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by US12OF is not) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S.-based futures exchanges, such as the NYMEX, limit the daily price fluctuation for futures contracts. Currently, the ICE Futures imposes position and accountability limits that are similar to those imposed by U.S.-based futures exchanges and also limits the maximum daily price fluctuation, while some other non-U.S. futures exchanges have not adopted such limits.

The accountability levels for the Benchmark Oil Futures Contracts and other Oil Futures Contracts traded on U.S.-based futures exchanges, such as the NYMEX, are not a fixed ceiling, but rather a threshold above which the NYMEX may exercise greater scrutiny and control over an investor’s positions. The current accountability level for investments for any one -month in the Benchmark Oil Futures Contracts is 10,000 net contracts. In addition, the NYMEX imposes an accountability level for all months of 20,000 net futures contracts for light, sweet crude oil. In addition, the ICE Futures maintains the same accountability levels, position limits and monitoring authority for its light, sweet crude oil contract as the NYMEX. If US12OF and the Related Public Funds exceed these accountability levels for investments in the futures contract for light, sweet crude oil, the NYMEX and ICE Futures will monitor such exposure and may ask for further information on their activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of US12OF and the Related Public Funds. If deemed necessary by the NYMEX and/or ICE Futures, US12OF could be ordered to reduce its aggregate position back to the accountability level. As of December 31, 2012, US12OF held 1,068 NYMEX Crude Oil Futures CL contracts. As of December 31, 2012, US12OF did not hold any Futures Contracts traded on the ICE Futures. For the year ended December 31, 2012, US12OF did not exceed accountability levels imposed by the NYMEX or ICE Futures.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. In addition to accountability levels and position limits that may apply at any time, the NYMEX and the ICE Futures impose position limits on contracts held in the last few days of trading in the near month contract to expire. It is unlikely that US12OF will run up against such position limits because US12OF’s investment strategy is to close out its positions and “roll” from the near month contracts to expire to the next month contracts during a one-day period beginning two weeks from expiration of the contracts. For the year ended December 31, 2012, US12OF did not exceed any position limits imposed by the NYMEX and ICE Futures.

In late 2011, the CFTC adopted rules that impose new position limits on Referenced Contracts (as defined below) involving 28 energy, metals and agricultural commodities (the “Position Limit Rules”). The Position Limit Rules were scheduled to become effective on October 12, 2012. However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the CEA (as modified by the Dodd-Frank Act) upon which the regulations were based. In its September 28, 2012 decision, the court remanded the Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute. On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules. At this time, it is not possible to predict how the CFTC’s appeal could affect US12OF, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives. Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, US12OF may be limited with respect to the size of its investments in any commodities subject to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules. At this time, it is unclear how any modified aggregation rules may affect US12OF, but it may be substantial and adverse. By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of US12OF to meet its investment objectives through limits that may inhibit the General Partners’s ability to sell additional Creation Baskets of US12OF. See “Commodity Interests Markets” in the SAI for information regarding the Dodd-Frank Act.

If the NYMEX or the ICE Futures orders US12OF to reduce its position back to the accountability level, or to an accountability level that the NYMEX or the ICE Futures deems appropriate for US12OF, such an accountability level may impact the mix of investments in Oil Interests made by US12OF. To illustrate, assume that the price of the Benchmark Oil Futures Contract is $10, and that the NYMEX has determined that US12OF may not own more than 10,000 Benchmark Oil Futures Contracts. In such case, US12OF could invest up to $1 billion of its daily net assets in the Benchmark Oil Futures Contract (i.e., $10 per contract multiplied by 1,000 (a Benchmark Oil Futures Contract is a contract for 1,000 barrels oil multiplied by 10,000 contracts)) before reaching the accountability level imposed by the NYMEX. Once the daily net assets of the portfolio exceed $1 billion in the Benchmark Oil Futures Contract, the portfolio may not be able to make any further investments in the Benchmark Oil Futures Contract. If the NYMEX were to impose limits at the $1 billion level (or another level), US12OF anticipates that it would invest the majority of its assets above that level in a mix of other Oil Futures Contracts or Other Oil-Related Investments in order to meet its investment objective. However, the Dodd-Frank Act requires the CFTC to establish position limits that apply to both cleared and uncleared commodity swaps in addition to exchange-traded futures contracts held by an entity and certain of its affiliates. Such position limits could limit US12OF’s ability to invest in accordance with its investment objective.

US12OF anticipates that to the extent it invests in Oil Futures Contracts other than light, sweet crude oil contracts (such as futures contracts for Brent crude oil, natural gas, diesel-heating oil, and gasoline) and Other Oil-Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Oil Futures Contracts and Other Oil-Related Investments against the current Benchmark Oil Futures Contract.

Examples of the position and price limits imposed are as follows:

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
NYMEX Light, Sweet Crude Oil (physically settled)	Any one month: 10,000 net futures/all months: 20,000 net futures, but not to exceed 3,000 contracts in the last three days of trading in the spot month.	$10.00 per barrel ($10,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $10.00 per barrel in either direction. If another halt were triggered, the market would continue to be expanded by $10.00 per barrel in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

NYMEX Light, Sweet Crude Oil (financially settled)	Any one month: 20,000 net futures/all months: 20,000 net futures, but not to exceed 2,000 contracts in the last three days of trading in the spot month.	There is no maximum daily price fluctuation limit.

ICE West Texas Intermediate (“WTI”) Crude Futures (financially settled)	Any one month: 10,000 net futures/all months: 20,000 net futures, but not to exceed 3,000 contracts in the last three days of trading in the spot month.	There is no maximum daily price fluctuation.

ICE Brent Crude Futures (physically settled)	There are no position accountability levels or limits for this contract. However, the exchange’s daily position management regime requires that any position greater than 500 lots in the nearest two expiry months must be reported to the exchange on a daily basis.	There is no maximum daily price fluctuation limit.

NYMEX Heating Oil (physically settled)	Any one month: 5,000 net futures/all months: 7,000 net futures, but not to exceed 1,000 contracts in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
NYMEX Gasoline (physically settled)	Any one month: 5,000 net futures/all months: 7,000 net futures, but not to exceed 1,000 contracts in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

NYMEX Henry Hub Natural Gas (physically settled)	Any one month: 6,000 net futures/all months: 12,000 net futures, but not to exceed 1,000 contracts in the last three days of trading in the spot month.	$3.00 per million British thermal units (“mmBtu”) ($30,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $3.00 per mmBtu in either direction. If another halt were triggered, the market would continue to be expanded by $3.00 per mmBtu in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

Price Volatility. Despite daily price limits, the price volatility of Oil Futures Contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Oil Futures Contracts tend to be more volatile than stocks and bonds because price movements for crude oil are more currently and directly influenced by economic factors for which current data is available and are traded by crude oil futures traders throughout the day. These economic factors include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants. Because US12OF invests a significant portion of its assets in Oil Futures Contracts, the assets of US12OF, and therefore the prices of US12OF units, may be subject to greater volatility than traditional securities.

Marking-to-Market Futures Positions. Oil Futures Contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if US12OF’s futures positions have declined in value, US12OF may be required to post “variation margin” to cover this decline. Alternatively, if US12OF’s futures positions have increased in value, this increase will be credited to US12OF’s account.

What is the Crude Oil Market and the Petroleum-Based Fuel Market?

US12OF may purchase Oil Futures Contracts traded on the NYMEX that are based on light, sweet crude oil. It may also purchase contracts on other exchanges, including the ICE Futures and the Singapore Exchange. The contract provides for delivery of several grades of domestic and internationally traded foreign crudes, and, among other things, serves the diverse needs of the physical market. In Europe, Brent crude oil is the standard for futures contracts and is primarily traded on the ICE Futures. Brent crude oil is the price reference for two-thirds of the world’s traded oil. The ICE Brent Futures is a deliverable contract with an option to cash settle which trades in units of 1,000 barrels (42,000 U.S. gallons). The ICE Futures also offers a WTI Futures contract which trades in units of 1,000 barrels. The WTI Contract is cash settled against the prevailing market price for U.S. light sweet crude oil.

Light, Sweet Crude Oil. Light, sweet crudes are preferred by refiners because of their low sulfur content and relatively high yields of high-value products such as gasoline, diesel fuel, diesel-heating oil, and jet fuel. The price of light, sweet crude oil has historically exhibited periods of significant volatility.

Demand for petroleum products by consumers, as well as agricultural, manufacturing and transportation industries, determines demand for crude oil by refiners. Since the precursors of product demand are linked to economic activity, crude oil demand will tend to reflect economic conditions. However, other factors such as weather also influence product and crude oil demand.

Crude oil supply is determined by both economic and political factors. Oil prices (along with drilling costs, availability of attractive prospects for drilling, taxes and technology, among other factors) determine exploration and development spending, which influence output capacity with a lag. In the short run, production decisions by OPEC also affect supply and prices. Oil export embargoes and the current conflicts in the Middle East represent other routes through which political developments move the market. It is not possible to predict the aggregate effect of all or any combination of these factors.

Diesel-Heating Oil. Diesel-heating oil, also known as No. 2 fuel oil, accounts for 25% of the yield of a barrel of crude oil, the second largest “cut” from oil after gasoline. The diesel-heating oil futures contract listed and traded on the NYMEX trades in units of 42,000 gallons (1,000 barrels) and is based on delivery in the New York harbor, the principal cash market center. The ICE Futures also offers a Diesel-Heating Oil Futures Contract which trades in units of 42,000 U.S. gallons (1,000 barrels). The Diesel-Heating Oil Futures Contract is cash-settled against the prevailing market price for diesel-heating oil delivered to the New York Harbor. The price of diesel-heating oil has historically been volatile.

Gasoline. Gasoline is the largest single volume refined product sold in the U.S. and accounts for almost half of national oil consumption. The gasoline futures contract listed and traded on the NYMEX trades in units of 42,000 gallons (1,000 barrels) and is based on delivery at petroleum products terminals in the New York harbor, the major East Coast trading center for imports and domestic shipments from refineries in the New York harbor area or from the Gulf Coast refining centers. The price of gasoline has historically been volatile.

Natural Gas. Natural gas accounts for almost a quarter of U.S. energy consumption. The natural gas futures contract listed and traded on the NYMEX trades in units of 10,000 million British thermal units and is based on delivery at the Henry Hub in Louisiana, the nexus of 16 intra- and interstate natural gas pipeline systems that draw supplies from the region’s prolific gas deposits. The pipelines serve markets throughout the U.S. East Coast, the Gulf Coast, the Midwest, and up to the Canadian border. The price of natural gas has historically been volatile.

As noted, the General Partner also believes that the changes in the price of the Benchmark Oil Futures Contracts will closely correlate with changes in the spot price of light, sweet crude oil. Assuming that the units’ value tracks the Benchmark Oil Futures Contracts as intended, the stated objective of US12OF for the units’ NAV to reflect the performance of the spot price of light, sweet crude oil would be met if the trend reflected over the past ten years were to continue. However, there is no guarantee that such trend will continue.

Why Does US12OF Purchase and Sell Oil Futures Contracts?

The investment objective of US12OF is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of the 12 futures contracts for light, sweet crude oil traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following 11 consecutive months, less US12OF’s expenses. US12OF invests primarily in Oil Futures Contracts. US12OF seeks to have its aggregate NAV approximate at all times the aggregate market value of the Oil Futures Contracts (or Other Oil-Related Investments) it holds.

Other than investing in Oil Futures Contracts and Other Oil-Related Investments, US12OF only invests in assets to support these investments in Oil Interests. At any given time, most of US12OF’s investments are in Treasuries, cash and/or cash equivalents that serve as segregated assets supporting US12OF’s positions in Oil Futures Contracts and Other Oil-Related Investments. For example, the purchase of an Oil Futures Contract with a stated value of $10 million would not require US12OF to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% — 30% of the stated value of the Oil Futures Contract, would be required. To secure its Oil Futures Contract obligations, US12OF would deposit the required margin with the FCM and would separately hold, through its Custodian, Treasuries, cash and/or cash equivalents in an amount equal to the balance of the current market value of the contract, which at the contract’s inception would be $10 million minus the amount of the margin deposit, or $9.5 million (assuming a 5% margin).

As a result of the foregoing, typically 5% to 30% of US12OF’s assets are held as margin in segregated accounts with an FCM. In addition to the Treasuries and cash it posts with the FCM for the Oil Futures Contracts it owns, US12OF holds, through the Custodian, Treasuries, cash and/or cash equivalents that can be posted as additional margin or as other collateral to support its over-the-counter contracts. US12OF earns interest income from the Treasuries and/or cash equivalents that it purchases, and on the cash it holds through the Custodian. US12OF anticipates that the earned interest income will increase the NAV and limited partners’ capital contribution accounts. US12OF reinvests the earned interest income, holds it in cash, or uses it to pay its expenses. If US12OF reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

What is the Flow of Units?

What are the Trading Policies of US12OF?

Liquidity

US12OF invests only in Oil Futures Contracts and Other Oil-Related Investments that, in the opinion of the General Partner, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Other Oil-Related Investments that, in the opinion of the General Partner, may be readily liquidated with the original counterparty or through a third party assuming the position of US12OF.

Spot Commodities

While the crude oil Futures Contracts traded on the NYMEX can be physically settled, US12OF does not intend to take or make physical delivery. US12OF may from time to time trade in Other Oil-Related Investments, including contracts based on the spot price of crude oil.

Leverage

The General Partner endeavors to have the value of US12OF’s Treasuries, cash and cash equivalents, whether held by US12OF or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Oil Futures Contracts and Other Oil-Related Investments. Commodity pools’ trading positions in futures contracts or other related investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While the General Partner has not and does not intend to leverage US12OF’s assets, it is not prohibited from doing so under the LP Agreement.

Borrowings

Borrowings are not used by US12OF unless US12OF is required to borrow money in the event of physical delivery, if US12OF trades in cash commodities, or for short-term needs created by unexpected redemptions. US12OF maintains the value of its Treasuries, cash and cash equivalents, whether held by US12OF or posted as margin or collateral, to at all times approximate the aggregate market value of its obligations under its Oil Futures Contracts and Other Oil-Related Investments. US12OF has not established and does not plan to establish credit lines.

Over-the-Counter Derivatives (Including Spreads and Straddles)

In addition to Oil Futures Contracts, there are also a number of listed options on the Oil Futures Contracts on the principal futures exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the crude oil market. Consequently, US12OF may purchase options on crude oil Futures Contracts on these exchanges in pursuing its investment objective.

In addition to the Oil Futures Contracts and options on the Oil Futures Contracts, there also exists an active non-exchange-traded market in derivatives tied to crude oil. These derivatives transactions (also known as over-the-counter contracts) are usually entered into between two parties in private contracts. Unlike most of the exchange-traded Oil Futures Contracts or exchange-traded options on the Oil Futures Contracts, each party to such contract bears the credit risk of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract. To reduce the credit risk that arises in connection with such contracts, US12OF will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of its overall exposure to its counterparty.

Some crude oil-based derivatives transactions contain fairly generic terms and conditions and are available from a wide range of participants. Other crude oil-based derivatives have highly customized terms and conditions and are not as widely available. Many of these over-the-counter contracts are cash-settled forwards for the future delivery of crude oil- or petroleum-based fuels that have terms similar to the Oil Futures Contracts. Others take the form of “swaps” in which the two parties exchange cash flows based on pre-determined formulas tied to the crude oil spot price, forward crude oil price, the Benchmark Oil Futures Contract price, or other crude oil futures contract price. In these swaps, a party pays a fixed price per unit and the other pays a variable price based on the average price of futures contracts for a specified period or the price on a specified date, with payments typically made between the parties on a net basis. For example, US12OF may enter into over-the-counter derivative contracts whose value will be tied to changes in the difference between the crude oil spot price, the Benchmark Oil Futures Contract price, or some other futures contract price traded on the NYMEX or ICE Futures and the price of other Oil Futures Contracts that may be invested in by US12OF.

Swap transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular swap transaction necessarily depend upon the terms and circumstances of the transaction. In general, however, all swap transactions involve some combination of market risk, credit risk, counterparty credit risk, funding risk, liquidity risk and operational risk.

Highly customized swap transactions in particular may increase liquidity risk, which may result in a suspension of redemptions. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor.

In evaluating the risks and contractual obligations associated with a particular swap transaction, it is important to consider that a swap transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Therefore, it may not be possible for the General Partner to modify, terminate or offset US12OF’s obligations or its exposure to the risks associated with a transaction prior to its scheduled termination date.

The General Partner assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the General Partner’s Board of Directors. Furthermore, the General Partner on behalf of US12OF only enters into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of energy, whether or not regulated by the CFTC. Any entity acting as a counterparty shall be regulated in either the United States or the United Kingdom unless otherwise approved by the Board after consultation with its legal counsel. Existing counterparties are also reviewed periodically by the General Partner. US12OF will also require that the counterparty be highly rated and/or provide collateral or other credit support.

US12OF may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking the price of the Benchmark Oil Futures Contract. US12OF would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months. The effect of holding such combined positions is to adjust the sensitivity of US12OF to changes in the price relationship between futures contracts which will expire sooner and those that will expire later. US12OF would use such a spread if the General Partner felt that taking such long and short positions, when combined with the rest of its holdings, would more closely track the investment goals of US12OF, or if the General Partner felt it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in crude oil prices. US12OF would enter into a straddle when it chooses to take an option position consisting of a long (or short) position in both a call option and put option. The economic effect of holding certain combinations of put options and call options can be very similar to that of owning the underlying futures contracts. US12OF would make use of such a straddle approach if, in the opinion of the General Partner, the resulting combination would more closely track the investment goals of US12OF or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in crude oil prices.

US12OF has not employed any hedging methods since all of its investments have been made over an exchange. Therefore, US12OF has not been exposed to counterparty risk.

Pyramiding

US12OF does not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Who are the Service Providers?

In its capacity as the Custodian for US12OF, Brown Brothers Harriman & Co. (“BBH&Co.”) may hold US12OF’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. BBH&Co. is also the registrar and transfer agent for the units. In addition, in its capacity as Administrator for US12OF, BBH&Co. performs certain administrative and accounting services for US12OF and prepares certain SEC, NFA and CFTC reports on behalf of US12OF.

BBH&Co.’s principal business address is 50 Milk Street, Boston, MA 02109-3661. BBH&Co., a private bank founded in 1818, is neither a publicly held company nor insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160–181, and is subject to regulation, supervision, and examination by the New York State Department of Banking Services. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

US12OF also employs ALPS Distributors, Inc. as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” The General Partner pays the Marketing Agent an annual fee. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the General Partner for distribution-related services in connection with the offering of units exceed ten percent (10%) of the gross proceeds of the offering.

ALPS’s principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203. ALPS is the marketing agent for US12OF. ALPS is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation.

US12OF and the FCM, UBS Securities LLC (“UBS Securities”), have entered into an Institutional Futures Client Account Agreement. This Agreement requires UBS Securities to provide services to US12OF in connection with the purchase and sale of oil interests that may be purchased or sold by or through UBS Securities for US12OF’s account. US12OF pays UBS Securities commissions for executing and clearing trades on behalf of US12OF.

UBS Securities principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is a futures clearing broker for the US12OF. UBS Securities is registered in the U.S. with FINRA as a Broker-Dealer and with the CFTC as an FCM. UBS Securities is a member of the NFA and various U.S. futures and securities exchanges.

UBS is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. UBS AG, the ultimate parent company to UBS Securities, files annual reports and quarterly reports to the SEC in which it discloses material information about matters involving, but not limited to, UBS Securities, including information about any material litigation or regulatory investigations (https://www.ubs.com/global/en/about_ubs/investor_relations/quarterly_reporting/2011.html). Actions with respect to UBS Securities’ FCM business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding against UBS Securities, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleged that UBS Securities violated the Massachusetts Uniform Securities Act (the “Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. On November 22, 2010, UBS Securities entered into a Consent Order and Settlement with the Massachusetts Securities Division, pursuant to which UBS Securities agreed to implementing a disclosure policy and retaining an independent consultant to monitor the policy. UBS Securities also paid a $100,000 fine.

In the summer of 2008, the Massachusetts Securities Division, Texas State Securities Board, and the New York Attorney General (“NYAG”) all brought actions against UBS and UBS Financial Services, Inc. (“UBS Financial”), alleging violations of various state law anti-fraud provisions in connection with the marketing and sale of auction rate securities.

On August 8, 2008, UBS Securities and UBS Financial Services reached agreements with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 30, 2012. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division’s administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC. UBS Securities and UBS Financial paid penalties of $75 million to NYAG and an additional $75 million to be apportioned among the participating NASAA states. In March 2010, UBS Securities and UBS Financial and NASAA agreed on final settlement terms, pursuant to which, UBS Securities and UBS Financial agreed to provide client liquidity up to an additional $200 million.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation (the “Bureau”) filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (“NHHELCO”). The complaint alleged fraudulent and unethical conduct in violation of New Hampshire state statutes. On April 14, 2010, UBS entered into a Consent Order resolving all of the Bureau’s claims. UBS Securities paid $750,000 to the Bureau for all costs associated with the Bureau’s investigation. UBS Securities entered a separate civil settlement with NHHELCO and provided a total financial benefit of $20 million to NHHELCO.

On April 29, 2010, the CFTC issued an order with respect to UBS Securities and levied a fine of $200,000. The Order stated that on February 6, 2009, UBS Securities’ employee broker aided and abetted UBS Securities’ customer’s concealment of material facts from the NYMEX in violation of Section 9(a)(4) of the CEA, 7 U.S.C. § 13(a)(4) (2006). Pursuant to NYMEX Rules, a block trade must be reported to NYMEX “within five minutes of the time of execution” consistent with the requirements of NYMEX Rule 6.21C (A)(6). Although the block trade in question was executed earlier in the day, UBS Securities’ employee broker aided and abetted its customer’s concealment of facts when, in response to the customer’s request to delay reporting the trade until after the close of trading, UBS Securities’ employee did not report the trade until after the close. Because the employee broker undertook his actions within the scope of his employment, pursuant to Section 2(a)(1)(B) of the CEA, 7 U.S.C. § 2(a)(1)(B) (2006), and Commission Regulation 1.2, 17 C.F.R. § 1.2 (2009), UBS Securities is liable for the employee broker’s aiding and abetting of its customer’s violation of Section 9(a)(4) of the CEA. The fine has been paid and the matter is now closed.

UBS Securities will act only as clearing broker for US12OF and as such will be paid commissions for executing and clearing trades on behalf of US12OF. UBS Securities has not passed upon the adequacy or accuracy of this disclosure. UBS Securities neither will act in any supervisory capacity with respect to the General Partner nor participate in the management of the General Partner or US12OF.

UBS Securities is not affiliated with US12OF or the General Partner. Therefore, US12OF does not believe that US12OF has any conflicts of interest with UBS Securities or their trading principals arising from their acting as US12OF’s FCM.

Currently, the General Partner does not employ commodity trading advisors for trading of US12OF contracts. The General Partner currently does, however, employ a trading advisor for USCI, CPER, USAG and USMI, SummerHaven Investment Management, LLC (“SummerHaven”). If, in the future, the General Partner does employ commodity trading advisors for US12OF, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees and reputation.

Fees of US12OF

Fees and Compensation Arrangements with the General Partner and Non-Affiliated Service Providers

Service Provider	Compensation Paid by the General Partner
BBH&Co., Custodian and Administrator	Minimum amount of $75,000 annually* for its custody, fund accounting and fund administration services rendered to all funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of US12OF and the Related Public Funds’ combined net assets, (b) 0.0465% for US12OF and the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once US12OF and the Related Public Funds’ combined net assets exceed $1 billion.**

ALPS Distributors, Inc., Marketing Agent	0.06% on US12OF’s assets up to $3 billion; 0.04% on US12OF’s assets in excess of $3 billion.

*	The General Partner pays this compensation.
**	The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. The General Partner also will pay transaction charge fees to BBH&Co., ranging from $7.00 to $15.00 per transaction for the funds.

Compensation to the General Partner

US12OF is contractually obligated to pay the General Partner a management fee based on 0.60% per annum on its average daily total net assets. Fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of total net assets on that day) and paid on a monthly basis. Total net assets are calculated by taking the current market value of US12OF’s total assets and subtracting any liabilities.

Fees and Compensation Arrangements between US12OF and Non-Affiliated Service Providers***

Service Provider	Compensation Paid by US12OF
UBS Securities LLC, Futures Commission Merchant	Approximately $3.50 per buy or sell; charges may vary
Non-Affiliated Brokers	Approximately 0.02% of assets

***	US12OF pays this compensation.

New York Mercantile Exchange Licensing Fee****

Assets	Management Fee
Prior to October 19, 2011:
First $1,000,000,000	0.04% of NAV
After the first $1,000,000,000	0.02% of NAV
On and after October 20, 2011	0.015% on all assets

****	Fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. US12OF is responsible for its pro rata share of the assets held by US12OF and the Related Public Funds, other than USBO, USCI, CPER, USAG and USMI.

Form of Units

Registered Form. Units are issued in registered form in accordance with the LP Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring units in certificated form. The Administrator keeps a record of all limited partners and holders of the units in certificated form in the registry (the “Register”). The General Partner recognizes transfers of units in certificated form only if done in accordance with the LP Agreement. The beneficial interests in such units are held in book-entry form through participants and/or accountholders in DTC.

Book Entry. Individual certificates are not issued for the units. Instead, units are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the units outstanding at any time. Unitholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the units through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of units. DTC Participants acting on behalf of investors holding units through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Units are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC. DTC has advised us as follows. It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Units

Transfers of Units Only Through DTC. The units are only transferable through the book-entry system of DTC. Limited partners who are not DTC Participants may transfer their units through DTC by instructing the

DTC Participant holding their units (or by instructing the Indirect Participant or other entity through which their units are held) to transfer the units. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in units with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a unitholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Transfer/Application Requirements. All purchasers of US12OF’s units, and potentially any purchasers of units in the future, who wish to become limited partners or other record holders and receive cash distributions, if any, or have certain other rights, must deliver an executed transfer application in which the purchaser or transferee must certify that, among other things, he, she or it agrees to be bound by US12OF’s LP Agreement and is eligible to purchase US12OF’s securities. Each purchaser of units offered by this prospectus must execute a transfer application and certification. The obligation to provide the form of transfer application will be imposed on the seller of units or, if a purchase of units is made through an exchange, the form may be obtained directly through US12OF. Further, the General Partner may request each record holder to furnish certain information, including that record holder’s nationality, citizenship or other related status. A record holder is a unitholder that is, or has applied to be, a limited partner. An investor who is not a U.S. resident may not be eligible to become a record holder or one of US12OF’s limited partners if that investor’s ownership would subject US12OF to the risk of cancellation or forfeiture of any of US12OF’s assets under any federal, state or local law or regulation. If the record holder fails to furnish the information or if the General Partner determines, on the basis of the information furnished by the holder in response to the request, that such holder is not qualified to become one of US12OF’s limited partners, the General Partner may be substituted as a holder for the record holder, who will then be treated as a non-citizen assignee, and US12OF will have the right to redeem those securities held by the record holder.

A transferee’s broker, agent or nominee may complete, execute and deliver a transfer application and certification. US12OF may, at its discretion, treat the nominee holder of a unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

A person purchasing US12OF’s existing units, who does not execute a transfer application and certify that the purchaser is eligible to purchase those securities acquires no rights in those securities other than the right to resell those securities. Whether or not a transfer application is received or the consent of the General Partner obtained, our units are securities and are transferable according to the laws governing transfers of securities.

Any transfer of units will not be recorded by the transfer agent or recognized by the General Partner unless a completed transfer application is delivered to the General Partner or the Administrator. When acquiring units, the transferee of such units that completes a transfer application will:

•

be an assignee until admitted as a substituted limited partner upon the consent and sole discretion of the General Partner and the recording of the assignment on the books and records of the partnership;

•	automatically request admission as a substituted limited partner;

•	agree to be bound by the terms and conditions of, and execute, our LP Agreement;

•	represent that such transferee has the capacity and authority to enter into our LP Agreement;

•	grant powers of attorney to our General Partner and any liquidator of us; and

•	make the consents and waivers contained in our LP Agreement.

An assignee will become a limited partner in respect of the transferred units upon the consent of our General Partner and the recordation of the name of the assignee on our books and records. Such consent may be withheld in the sole discretion of our General Partner.

If consent of the General Partner is withheld such transferee shall be an assignee. An assignee shall have an interest in the partnership equivalent to that of a limited partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the partnership. With respect to voting rights attributable to units that are held by assignees, the General Partner shall be deemed to be the limited partner with respect thereto and shall, in exercising the voting rights in respect of such units on any matter, vote such units at the written direction of the assignee who is the record holder of such units. If no such written direction is received, such units will not be voted. An assignee shall have no other rights of a limited partner.

Until a unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Withdrawal of Limited Partners

As discussed in the LP Agreement, if the General Partner gives at least fifteen (15) days’ written notice to a limited partner, then the General Partner may for any reason, in its sole discretion, require any such limited partner to withdraw entirely from the partnership or to withdraw a portion of its partner capital account. If the General Partner does not give at least fifteen (15) days’ written notice to a limited partner, then it may only require withdrawal of all or any portion of the capital account of any limited partner in the following circumstances: (i) the unitholder made a misrepresentation to the General Partner in connection with its purchase of units; or (ii) the limited partner’s ownership of units would result in the violation of any law or regulations applicable to the partnership or a partner. In these circumstances, the General Partner without notice may require the withdrawal at any time, or retroactively. The limited partner thus designated shall withdraw from the partnership or withdraw that portion of its partner capital account specified, as the case may be, as of the close of business on such date as determined by the General Partner. The limited partner thus designated shall be deemed to have withdrawn from the partnership or to have made a partial withdrawal from its partner capital account, as the case may be, without further action on the part of the limited partner and the provisions of the LP Agreement shall apply.

What is the Plan of Distribution?

Buying and Selling Units

Most investors buy and sell units of US12OF in secondary market transactions through brokers. Units trade on the NYSE Arca under the ticker symbol “USO.” Units are bought and sold throughout the trading day like other publicly traded securities. When buying or selling units through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Purchasers

The offering of US12OF’s units is a best efforts offering. US12OF continuously offers Creation Baskets consisting of 50,000 units through the Marketing Agent, to Authorized Purchasers. Authorized Purchasers pay a $350 fee for each order to create one or more Creation Baskets through May 1, 2014; on and after May 2, 2014, the fee increases to $1,000. The Marketing Agent receives, for its services as marketing agent to US12OF, a marketing fee of 0.06% on US12OF’s assets up to $3 billion and 0.04% on US12OF’s assets in excess of $3 billion; provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the General Partner for distribution-related services in connection with this offering of units exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of units.

The per unit price of units offered in Creation Baskets on any subsequent day will be the total NAV of US12OF calculated shortly after the close of the core trading session on the NYSE Arca on that day divided by the number of issued and outstanding units. An Authorized Purchaser is not required to sell any specific number or dollar amount of units.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, US12OF. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create.

A list of Authorized Purchasers is available from the Marketing Agent. Because new units can be created and issued on an ongoing basis, at any point during the life of US12OF, a “distribution”, as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the Initial Authorized Purchaser was a statutory underwriter with respect to its initial purchase of Creation Baskets. In addition, any purchaser who purchases units with a view towards distribution of such units may be deemed to be a statutory underwriter. Authorized Purchasers will comply with the prospectus-delivery requirements in connection with the sale of units to customers. For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from US12OF, breaks the basket down into the constituent units and sells the units to its customers; or if it chooses to couple the creation of a supply of new units with an active selling effort involving solicitation of secondary market demand for the units. Authorized Purchasers may also engage in secondary market transactions in units that would not be deemed “underwriting”. For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to units that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with units that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The General Partner may qualify the units in states selected by the General Partner and intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the General Partner, they will not be entitled to receive a discount or commission from US12OF for their purchases of Creation Baskets. The difference between the price paid by Authorized Purchasers as underwriters and the price paid to such Authorized Purchasers by investors will be deemed underwriting compensation.

Calculating NAV

US12OF’s NAV is calculated by:

•	Taking the current market value of its total assets;

•	Subtracting any liabilities; and

•	Dividing that total by the total number of outstanding units.

The Administrator calculates the NAV of US12OF once each NYSE Arca trading day. The NAV for a particular trading day is released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the NYMEX closing price (determined at the earlier of the close of the NYMEX or 2:30 p.m. New York time) for the contracts traded on the NYMEX, but calculates or determines the value of all other US12OF investments using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time, in accordance with the current Administrative Agency Agreement among BBH&Co., US12OF and the General Partner. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by US12OF in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to US12OF for use by investors and market professionals, the NYSE Arca calculates and disseminates throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value is calculated by using the prior day’s closing NAV per unit of US12OF as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade price for the active light, sweet Oil Futures Contract on the NYMEX. The prices reported for the active Oil Futures Contract month are adjusted based on the prior day’s spread differential between settlement values for that contract and the spot month contract. In the event that the spot month contract is also the active contract, the last sale price for the active contract is not adjusted. The indicative fund value unit basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because the NAV is calculated only once at the end of each trading day based upon the relevant end of day values of US12OF’s investments.

The indicative fund value is disseminated on a per unit basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the NYMEX are 10:00 a.m. New York time to 2:30 p.m. New York time. This means that there is a gap in time at the beginning and the end of each day during which US12OF’s units are traded on the NYSE Arca, but real-time NYMEX trading prices for oil futures contracts traded on the NYMEX are not available. During such gaps in time the indicative fund value will be calculated based on the end of day price of such Futures Contracts from the NYMEX immediately preceding trading session. In addition, other Futures Contracts, Other Oil-Related Investments and Treasuries held by US12OF will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

The NYSE Arca disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of US12OF units on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of US12OF and the indicative fund value. If the market price of US12OF units diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if US12OF appears to be trading at a discount compared to the indicative fund value, a market professional could buy US12OF units on the NYSE Arca and sell short oil Futures Contracts. Such arbitrage trades can tighten the tracking between the market price of US12OF and the indicative fund value and thus can be beneficial to all market participants.

Creation and Redemption of Units

US12OF creates and redeems units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to US12OF or the distribution by US12OF of the amount of Treasuries and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of units included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the General Partner. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by US12OF, without the consent of any limited partner or unitholder or Authorized Purchaser. Through December 31, 2012, Authorized Purchasers pay a transaction fee of $350 to US12OF through May 1, 2014 for each order they place to create or redeem one or more baskets; on and after May 2, 2014, the fee increases to $1,000. Authorized Purchasers who make deposits with US12OF in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either US12OF or the General Partner, and no such person will have any obligation or responsibility to the General Partner or US12OF to effect any sale or resale of units.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical crude oil market and the crude oil futures market. In some cases, Authorized Purchasers or their affiliates may from time to time buy or sell crude oil or Oil Interests and may profit in these instances. The General Partner believes that the size and operation of the crude oil market make it unlikely that an Authorized Purchaser’s direct activities in the crude oil or securities markets will significantly affect the price of crude oil, Oil Interests or the price of the units.

Each Authorized Purchaser is required to be registered as a broker-dealer under the Exchange Act and is a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the General Partner has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the LP Agreement and the form of Authorized Purchaser Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasuries, cash or a combination of Treasuries and cash, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a purchase order, an Authorized Purchaser agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of the fund, and (2) if required by the General Partner in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter energy transaction (through itself or a designated acceptable broker) with the fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Purchaser fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by the General Partner, in its sole discretion, to meet US12OF’s investment objective and shall be purchased as a result of the Authorized Purchaser’s purchase of units.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of US12OF (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of units to be created under the purchase order is in proportion to the total number of units outstanding on the purchase order dates. The General Partner determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury and proportions of Treasury and cash that may be included in deposits to create baskets. The Marketing Agent will publish such requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 p.m. New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to US12OF’s account with the Custodian the required amount of Treasuries and cash by the end of the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of US12OF shall be borne solely by the Authorized Purchaser.

Because orders to purchase baskets must be placed by 12:00 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until after 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. US12OF’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The General Partner acting by itself or through the Marketing Agent shall have the absolute right no obligation to reject a purchase order or a Creation Basket Deposit if:

•	it determines that the investment alternative available to US12OF at that time will not enable it to meet its investment objective;

•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

•	it believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to US12OF, the limited partners or its unitholders;

•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the General Partner, be unlawful; or

•	circumstances outside the control of the General Partner, Marketing Agent or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

None of the General Partner, Marketing Agent or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual unitholder to redeem any units in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser.

By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to US12OF, as described below. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to US12OF’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order.

The manner by which redemptions are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a redemption order, an Authorized Purchaser agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the fund’s account with the Custodian not later than 3:00 p.m. New York time on the third business day following the effective date of the redemption order

(“Redemption Distribution Date”), and (2) if required by the General Partner in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter energy transaction (through itself or a designated acceptable broker) with the fund for the sale of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Purchaser fails to consummate (1) and (2) above, the order shall be cancelled. The number and type of contracts specified shall be determined by the General Partner, in its sole discretion, to meet US12OF’s investment objective and shall be sold as a result of the Authorized Purchaser’s sale of units.

Determination of Redemption Distribution

The redemption distribution from US12OF consists of a transfer to the redeeming Authorized Purchaser of an amount of Treasuries and/or cash that is in the same proportion to the total assets of US12OF (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of units to be redeemed under the redemption order is in proportion to the total number of units outstanding on the date the order is received. The General Partner, directly or in consultation with the Administrator, determines the requirements for Treasuries and the amounts of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from US12OF will be delivered to the Authorized Purchaser by 3:00 p.m. New York time on the third business day following the redemption order date if, by 3:00 p.m. New York time on such third business day, US12OF’s DTC account has been credited with the baskets to be redeemed. If US12OF’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if US12OF receives the fee applicable to the extension of the redemption distribution date which the General Partner may, from time to time, determine and the remaining baskets to be redeemed are credited to US12OF’s DTC account by 3:00 p.m. New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the General Partner, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to US12OF’s DTC account by 3:00 p.m. New York time on the third business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the General Partner may from time to time determine.

Suspension or Rejection of Redemption Orders

The General Partner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or the NYMEX is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the NYMEX is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the General Partner determines to be necessary for the protection of the limited partners or unitholders. For example, the General Partner may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of US12OF’s assets at an appropriate value to fund a redemption. If the General Partner has difficulty liquidating its positions, e.g., because of a market disruption event in the futures markets, a suspension of trading by the exchange where the futures contracts are listed or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the General Partner, the Marketing Agent, the Administrator, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The General Partner will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The General Partner may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding units to 100,000 units (i.e., one basket) or less, unless the General Partner has reason to believe that the placer of the redemption order does in fact possess all the outstanding units and can deliver them.

Creation and Redemption Transaction Fee

To compensate US12OF for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to US12OF of $350 per order through May 1, 2014 to create or redeem baskets, regardless of the number of baskets in such order; on and after May 2, 2014, the fee increases to $1,000. An order may include multiple baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the General Partner and US12OF if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, US12OF creates and redeems units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to US12OF or the distribution by US12OF of the amount of Treasuries and cash represented by the baskets being created or redeemed, the amount of which will be based on the aggregate NAV of the number of units included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create. Authorized Purchasers that do offer to the public units from the baskets they create will do so at per-unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of US12OF at the time the Authorized Purchaser purchased the Creation Baskets and the NAV of the units at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Oil Futures Contract market and the market for Other Oil-Related Investments. The prices of units offered by Authorized Purchasers are expected to fall between US12OF’s NAV and the trading price of the units on the NYSE Arca at the time of sale. Units initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Authorized Purchasers who make deposits with US12OF in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either US12OF or the General Partner, and no such person has any obligation or responsibility to the General Partner or US12OF to effect any sale or resale of units. Units trade in the secondary market on the NYSE Arca. Units may trade in the secondary market at prices that are lower or higher relative to their NAV per unit. The amount of the discount or premium in the trading price relative to the NAV per unit may be influenced by various factors, including the number of investors who seek to purchase or sell units in the secondary market and the liquidity of the Oil Futures Contracts market and the market for Other Oil-Related Investments. While the units trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Oil Futures Contracts and Other Oil-Related Investments may be reduced after the close of the NYMEX at 2:30 p.m. New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the units may widen.

Use of Proceeds

The General Partner causes US12OF to transfer the proceeds from the sale of Creation Baskets to the Custodian or other custodian for trading activities. The General Partner will invest US12OF’s in Futures Contracts and Other Oil-Related Investments and investments in Treasuries, cash and/or cash equivalents. When US12OF purchases a Futures Contract and certain exchange-traded Other Oil-Related Investments, US12OF is required to deposit with the selling FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under Oil Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in over-the-counter Oil Interests will generally impose similar collateral requirements on US12OF. The General Partner will invest the assets that remain after margin and collateral are posted in Treasuries, cash and/or cash equivalents Subject to these margin and collateral requirements. The General Partner has sole authority to determine the percentage of assets that are:

•	held on deposit with the FCM or other custodian,

•	used for other investments, and

•	held in bank accounts to pay current obligations and as reserves.

Approximately 5% to 30% of US12OF’s assets have normally been committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Oil Interests based on changes in the value of the Oil Interests. Furthermore, ongoing collateral requirements with respect to over-the-counter Oil Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Oil Interest, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter Oil Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of US12OF’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by US12OF will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for US12OF’s benefit. The General Partner invests the balance of US12OF’s assets not invested in Oil Interests or held in margin as reserves to be available for changes in margin. All interest income is used for US12OF’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to US12OF to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The assets of US12OF posted as margin for Futures Contracts will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations.

Limited Partnership Agreement

The following paragraphs are a summary of certain provisions of our LP Agreement. The following discussion is qualified in its entirety by reference to our LP Agreement.

Authority of the General Partner

Our General Partner is generally authorized to perform all acts deemed necessary to carry out the purposes of the limited partnership and to conduct our business. Our partnership existence will continue into perpetuity, until terminated in accordance with our LP Agreement. Our General Partner has a power of attorney to take certain actions, including the execution and filing of documents, on our behalf and with respect to our LP Agreement. However, our partnership agreement limits the authority of our General Partner as follows:

•

Other than in connection with the issuance or redemption of units, or upon termination of the partnership as contemplated by the LP Agreement, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other person) or approve on behalf of the partnership, the sale, exchange or other disposition of all or substantially all of the assets of all of the partnership, taken as a whole, without the approval of at least a majority of the limited partners; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the partnership’s assets and shall not apply to any forced sale of any or all of the partnership’s assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

•

The General Partner is not authorized to institute or initiate on behalf of, or otherwise cause, the partnership to (a) make a general assignment for the benefit of creditors; (b) file a voluntary bankruptcy petition; or (c) file a petition seeking for the partnership a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law.

•

The General Partner may not, without written approval of the specific act by all of the limited partners or by other written instrument executed and delivered by all of the limited partners subsequent to the date of the LP Agreement, take any action in contravention of the LP Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the partnership, except as otherwise provided in the LP Agreement; (ii) possess partnership property, or assign any rights in specific partnership property, for other than a partnership purpose; (iii) admit a person as a partner, except as otherwise provided in the LP Agreement; (iv) amend the LP Agreement in any manner, except as otherwise provided in the LP Agreement or applicable law; or (v) transfer its interest as General Partner of the partnership, except as otherwise provided in the LP Agreement.

•

In general, unless approved by a majority of the limited partners, our General Partner shall not take any action, or refuse to take any reasonable action, the effect of which would be to cause us, to the extent it would materially and adversely affect limited partners, to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes.

Withdrawal or Removal of Our General Partner

The General Partner shall be deemed to have withdrawn from the partnership upon the occurrence of any one of the following events:

•	the General Partner voluntarily withdraws from the partnership by giving written notice to the other partners;

•	the General Partner transfers all of its rights as General Partner;

•	the General Partner is removed;

•

the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A) — (C) of this sentence; or

(E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

•

a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

•

a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

The General Partner may be removed with or without cause if such removal is approved by the holders of at least 66 2/3% of the outstanding units (excluding for this purpose units held by the General Partner and its affiliates).

Meetings

All acts of the limited partners should be done in accordance with the Delaware Revised Uniform Limited Partnership Act (“DRULPA”). Upon the written request of 20% or more in interest of the limited partners, the General Partner may, but is not required to, call a meeting of the limited partners. Notice of such meeting shall be given within 30 days after, and the meeting shall be held within 60 days after, receipt of such request. The General Partner may also call a meeting not less than 20 and not more than 60 days prior to the meeting. Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and place. Any limited partner may obtain a list of names, addresses, and interests of the limited partners upon written request to the General Partner.

Limited Liability

Assuming that a limited partner does not take part in the control of our business, and that he otherwise acts in conformity with the provisions of our LP Agreement, his liability under Delaware law will be limited, subject to certain possible exceptions, generally to the amount of capital he is obligated to contribute to us in respect of his units or other limited partner interests plus his share of any of our undistributed profits and assets. In light of the fact that a limited partner’s liability may extend beyond his capital contributions, a limited partner may lose more money than he contributed.

Under Delaware law, a limited partner might be held liable for US12OF’s obligations as if it were a General Partner if the limited partner participates in the control of the partnership’s business and the persons who transact business with the partnership think the limited partner is the General Partner.

Under the LP Agreement, a limited partner will not be liable for assessments in addition to its initial capital investment in any of US12OF’s capital securities representing limited partnership interests. However, a limited partner still may be required to repay to US12OF any amounts wrongfully returned or distributed to it under some circumstances. Under Delaware law, US12OF may not make a distribution to limited partners if the distribution causes US12OF’s liabilities (other than liabilities to partners on account of their partnership interests and nonrecourse liabilities) to exceed the fair value of US12OF’s assets. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated the law will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

The General Partner Has Conflicts of Interest

There are present and potential future conflicts of interest in US12OF’s structure and operation you should consider before you purchase units. The General Partner will use this notice of conflicts as a defense against any claim or other proceeding made. If the General Partner is not able to resolve these conflicts of interest adequately, it may impact US12OF’s and the Related Public Funds’ ability to achieve their investment objectives.

US12OF and the General Partner may have inherent conflicts to the extent the General Partner attempts to maintain US12OF’s asset size in order to preserve its fee income and this may not always be consistent with US12OF’s objective of having the value of its unit’s NAV track changes in the price of the Benchmark Oil Futures Contract.

The General Partner’s officers, directors and employees, do not devote their time exclusively to US12OF. These persons are directors, officers or employees of other entities which may compete with US12OF for their services. They could have a conflict between their responsibilities to US12OF and to those other entities. The General Partner believes that it has sufficient personnel, time, and working capital to discharge its responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to US12OF.

The General Partner and the General Partner’s principals, officers, directors and employees may trade futures and related contracts for their own account. Limited partners and other unitholders are not permitted to inspect the trading records or any written policies related to such trading of the General Partner and its principals, officers, directors and employees. A conflict of interest may exist if their trades are in the same markets and at the same time as US12OF trades using the clearing broker to be used by US12OF. A potential conflict also may occur when the General Partner’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by US12OF. The General Partner has adopted a Code of Business Conduct and Ethics to ensure that the officers, directors, and employees of the General Partner and its affiliates do not engage in trades that will harm the fund or the unitholders. The General Partner has also adopted a Corporate Governance Policy. If these provisions are not successful, unitholders may be harmed in that such trades could affect the prices of the futures contracts purchased by US12OF which could affect US12OF’s ability to track the Benchmark Oil Futures Contract. The Code of Business Conduct and Ethics and the Corporate Governance Policy may be found on US12OF’s website at www.unitedstates12monthoilfund.com.

The General Partner has sole current authority to manage the investments and operations of US12OF, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Limited partners have limited voting control, which will limit their ability to influence matters such as amendment of the LP Agreement, change in US12OF’s basic investment policy, dissolution of this fund, or the sale or distribution of US12OF’s assets.

The General Partner serves as the general partner or sponsor to each of US12OF and the Related Public Funds. The General Partner may have a conflict to the extent that its trading decisions for US12OF may be influenced by the effect they would have on the other funds it manages. By way of example, if, as a result of reaching position limits imposed by the NYMEX, USNG purchased gasoline futures contracts, this decision could impact UGA’s ability to purchase additional gasoline futures contracts if the number of contracts held by funds managed by the General Partner reached the maximum allowed by the NYMEX. Similar situations could adversely affect the ability of any fund to track its benchmark futures contract.

In addition, the General Partner is required to indemnify the officers and directors of the other funds, if the need for indemnification arises. This potential indemnification will cause the General Partner’s assets to decrease. If the General Partner’s other sources of income are not sufficient to compensate for the indemnification, then the General Partner may terminate and you could lose your investment.

No Resolution of Conflicts Procedures

Whenever a conflict of interest exists or arises between the General Partner on the one hand, and the partnership or any limited partner, on the other hand, any resolution or course of action by the General Partner in respect of such conflict of interest shall be permitted and deemed approved by all partners and shall not constitute a breach of the LP Agreement or of any agreement contemplated hereby or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of the LP Agreement is deemed to be, fair and reasonable to the partnership. If a dispute arises, under the LP Agreement it will be resolved either through negotiations with the General Partner or by courts located in the State of Delaware.

Under the LP Agreement, any resolution is deemed to be fair and reasonable to the partnership if the resolution is:

•	approved by the audit committee, although no party is obligated to seek approval and the General Partner may adopt a resolution or course of action that has not received approval;

•	on terms no less favorable to the limited partners than those generally being provided to or available from unrelated third parties; or

•

fair to the limited partners, taking into account the totality of the relationships of the parties involved including other transactions that may be particularly favorable or advantageous to the limited partners.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus; however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. You may not construe this prospectus as legal or tax advice. Before making an investment in this fund, you should read this entire prospectus, including the LP Agreement (Appendix B). You should also consult with your personal legal, tax, and other professional advisors.

Interests of Named Experts and Counsel

The General Partner has employed Reed Smith LLP to prepare this prospectus. Neither the law firm nor any other expert hired by US12OF to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor does any of them have any present or future expectation of interest in the General Partner, Marketing Agent, Authorized Purchasers, Custodian, Administrator or other service providers to US12OF.

The General Partner’s Responsibilities and Remedies

Pursuant to the DRULPA, parties may contractually modify or even eliminate fiduciary duties in a limited partnership agreement to the limited partnership itself, or to another partner or person otherwise bound by the limited partnership agreement. Parties may not, however, eliminate the implied covenant of good faith and fair dealing. Where parties unambiguously provide for fiduciary duties in a limited partnership agreement, those expressed duties become the standard courts will use to determine whether such duties were breached. For this reason, US12OF’s limited partnership agreement does not explicitly provide for any fiduciary duties so that common law fiduciary duty principles will apply to measure the General Partner’s conduct.

A prospective investor should be aware that the General Partner has a responsibility to limited partners of US12OF to exercise good faith and fairness in all dealings. The fiduciary responsibility of a general partner to limited partners is a developing and changing area of the law and limited partners who have questions concerning the duties of the General Partner should consult with their counsel. In the event that a limited partner of US12OF believes that the General Partner has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of US12OF under applicable laws, including under DRULPA and under commodities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited partners who have suffered losses in connection with the purchase or sale of the units may be able to recover such losses from the General Partner where the losses result from a violation by the General Partner of the federal securities laws. State securities laws may also provide certain remedies to limited partners.

Limited partners should be aware that performance by the General Partner of its fiduciary duty is measured by the terms of the LP Agreement as well as applicable law. Limited partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by the General Partner.

Liability and Indemnification

Under the LP Agreement, neither a General Partner nor any employee or other agent of US12OF nor any officer, director, stockholder, partner, employee or agent of a General Partner (a “Protected Person”) shall be liable to any partner or US12OF for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, director, stockholder, partner, employee, agent of US12OF or any officer, director, stockholder, partner, employee or agent of such General Partner, provided that such officer, director, stockholder, partner, employee, or agent of the partner or officer, director, stockholder, partner, employee or agent of such General Partner was selected, engaged or retained by such General Partner with reasonable care, except with respect to any matter as to which such General Partner shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s action was in the best interests of US12OF and except that no Protected Person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office.

US12OF shall, to the fullest extent permitted by law, but only out of US12OF assets, indemnify and hold harmless a General Partner and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at US12OF’s request as directors, officers or trustees of another organization in which US12OF has an interest as a unitholder, creditor or otherwise) and their respective Legal Representatives and successors (hereinafter referred to as a “Covered Person” against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a General Partner or director or officer thereof, or by reason of its being or having been such a General Partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of US12OF, and except that no Covered Person shall be indemnified against any liability to US12OF or limited partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by US12OF in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to US12OF if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

Provisions of Law

According to applicable law, indemnification of the General Partner is payable only if the General Partner determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of US12OF and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the General Partner, and such indemnification or agreement to hold harmless is recoverable only out of the assets of US12OF and not from the members, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the General Partner that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

Those conditions require that no indemnification of the General Partner or any underwriter for US12OF may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the General Partner or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold membership interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the General Partner or its directors, officers, or persons controlling US12OF, US12OF has been informed that SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Books and Records

US12OF keeps its books of record and account at its office located at 1999 Harrison Street, Suite 1530, Oakland, CA 94612 or at the offices of the Administrator at its office located at 40 Water Street, Boston, Massachusetts, 02109, or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to US12OF’s satisfaction that such person is a limited partner upon reasonable advance notice at all reasonable times during the usual business hours of US12OF.

US12OF keeps a copy of US12OF’s LP Agreement on file in its office which is available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any limited partner.

Statements, Filings, and Reports

At the end of each fiscal year, US12OF will furnish to DTC Participants for distribution to each person who is a unitholder at the end of the fiscal year an annual report containing US12OF’s audited financial statements and other information about US12OF. The General Partner is responsible for the registration and qualification of the units under the federal securities laws and federal commodities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the General Partner may select. The General Partner is responsible for preparing all reports required by the SEC and the CFTC, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, CFTC and the NYSE Arca on US12OF’s behalf.

The financial statements of US12OF will be audited, as required by law and as may be directed by the General Partner, by an independent registered public accounting firm designated from time to time by the General Partner. The accountants report will be furnished by US12OF to unitholders upon request. US12OF will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

Reports to Limited Partners

In addition to periodic reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be accessed on the SEC’s website at www.sec.gov or on US12OF’s website at www.unitedstates12monthoilfund.com, US12OF, pursuant to the LP Agreement, will provide the following reports to limited partners in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, the General Partner shall cause to be delivered to each limited partner who was a limited partner at any time during the fiscal year, an annual report containing the following:

(i)	financial statements of the partnership, including, without limitation, a balance sheet as of the end of the partnership’s fiscal year and statements of income, partners’ equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,

(ii)	a general description of the activities of the partnership during the period covered by the report, and

(iii)	a report of any material transactions between the partnership and the General Partner or any of its affiliates, including fees or compensation paid by the partnership and the services performed by the General Partner or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, the General Partner shall cause to be delivered to each limited partner who was a limited partner at any time during the quarter then ended, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by the General Partner as fairly presenting the financial position and results of operations of the partnership during the period covered by the report. The report shall also contain a description of any material event regarding the business of the partnership during the period covered by the report.

Monthly Reports. Within 30 days after the end of each month, the General Partner shall cause to be posted on its website and, upon request, to be delivered to each limited partner who was a limited partner at any time during the month then ended, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the partnership, General Partner, commodity trading advisor (if any), FCM, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

US12OF will provide information to its unitholders to the extent required by applicable SEC, CFTC, and NYSE Arca requirements. An issuer, such as US12OF, of exchange-traded securities may not always readily know the identities of the investors who own those securities. US12OF will post the same information that would otherwise be provided in US12OF’s reports to limited partners described above including its monthly account statements, which will include, without limitation, US12OF’s NAV, on US12OF’s website (www.unitedstates12monthoilfund.com).

Fiscal Year

The fiscal year of US12OF is the calendar year. The General Partner may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the General Partner, US12OF, DTC (as registered owner of US12OF’s global certificate for units) and the unitholders, are governed by the laws of the State of Delaware. The General Partner, US12OF and

DTC and, by accepting units, each DTC Participant and each unitholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the General Partner or US12OF.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the General Partner, underwriter, or any principal or affiliate of either of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Reed Smith LLP is counsel to advise US12OF and the General Partner with respect to the units being offered hereby and has passed upon the validity of the units being issued hereunder. Reed Smith LLP has also provided the General Partner with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the financial statements of US12OF and the General Partner at December 31, 2012, December 31, 2011 and December 31, 2010 that appear in the annual report on Form 10-K and Form 8-K, respectively, that are incorporated by reference. The financial statements in the Form 10-K and Form 8-K were included in reliance upon the reports of Spicer Jeffries LLP dated March 13, 2013 and March 26, 2013, respectively, given on its authority of such firm as experts in accounting and auditing.

Privacy Policy

US12OF and the General Partner may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in units of US12OF.

US12OF and the General Partner do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, US12OF and the General Partner restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

US12OF and the General Partner maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom US12OF and the General Partner share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of US12OF and the General Partner’s current Privacy Policy is provided to investors annually and is also available upon request.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of units in US12OF, and the U.S. federal income tax treatment of US12OF, as of the date hereof. This discussion is applicable to a beneficial owner of units who purchases units in the offering to which this prospectus relates, including a beneficial owner who purchases units from an Authorized Purchaser. Except where noted otherwise, it deals only with units held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding units as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, traders in securities or commodities that elect to use a mark-to-market method of accounting, or holders of units whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below.

Persons considering the purchase, ownership or disposition of units should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction. As used herein, a “U.S. unitholder” of a unit means a beneficial owner of a unit that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. unitholder” is a holder that is not a U.S. unitholder. If a partnership holds our units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your own tax advisor regarding the tax consequences.

The General Partner of US12OF has received the opinion of Reed Smith LLP, counsel to US12OF, that the material U.S. federal income tax consequences to US12OF and to U.S. unitholders and Non-U.S. unitholders will be as described below. In rendering its opinion, Reed Smith LLP has relied on the facts described in this prospectus as well as certain factual representations made by US12OF and the General Partner. The opinion of Reed Smith LLP is not binding on the Internal Revenue Service (“IRS”), and as a result, the IRS may not agree with the tax positions taken by US12OF. If challenged by the IRS, US12OF’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting US12OF or prospective investors.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO HOW U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN US12OF APPLY TO YOU AND AS TO HOW THE APPLICABLE STATE, LOCAL OR FOREIGN TAXES APPLY TO YOU.

Tax Status of US12OF

US12OF is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law. Under the Code, an entity classified as a partnership that is deemed to be a “publicly traded partnership” is generally taxable as a corporation for federal income tax purposes. The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (“qualifying income exception”). For this purpose, section 7704 defines “qualifying income” as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from such commodities and futures, forwards and options with respect to commodities. US12OF and the General Partner have represented the following to Reed Smith LLP:

•	At least 90% of US12OF’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

•	US12OF is organized and operated in accordance with its governing agreements and applicable law;

•	US12OF has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Reed Smith LLP is of the opinion that US12OF classifies as a partnership for federal income tax purposes and that it is not taxable as a corporation for such purposes.

If US12OF failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, US12OF would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, unitholders would not report their share of US12OF’s income or loss on their returns. In addition, distributions to unitholders would be treated as dividends to the extent of US12OF’s current and accumulated earnings and profits. To the extent a distribution exceeded US12OF’s earnings and profits, the distribution would be treated as a return of capital to the extent of a unitholder’s basis in its units, and thereafter as gain from the sale of units. Accordingly, if US12OF were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in US12OF and on the value of the units.

The remainder of this summary assumes that US12OF is classified as a partnership for federal income tax purposes and that it is not taxable as a corporation.

U.S. Unitholders

Tax Consequences of Ownership of Units

Taxation of US12OF’s Income. No U.S. federal income tax is paid by US12OF on its income. Instead, US12OF files annual information returns, and each U.S. unitholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of US12OF. For example, unitholders must take into account their share of ordinary income realized by US12OF from accruals of interest on Treasuries and other investments, and their share of gain from Oil Futures Contracts and Other Oil-Related Investments. These items must be reported without regard to the amount (if any) of cash or property the unitholder receives as a distribution from US12OF during the taxable year. Consequently, a unitholder may be allocated income or gain by US12OF but receive no cash distribution with which to pay its tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability. Because the General Partner currently does not intend to make distributions, it is likely that in any year US12OF realizes net income and/or gain that a U.S. unitholder will be required to pay taxes on its allocable share of such income or gain from sources other than US12OF distributions. In addition, for taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Allocations of US12OF’s Profit and Loss. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.

In general, US12OF applies a monthly closing-of-the-books convention in determining allocations of economic profit or loss to unitholders. Income, gain, loss and deduction are determined on a monthly “mark-to-market” basis, taking into account our accrued income and deductions and realized and unrealized gains and losses for the month. These items are allocated among the holders of units in proportion to the number of units owned by them as of the close of business on the last business day of the month. Items of taxable income, deduction, gain, loss and credit recognized by US12OF for federal income tax purposes for any taxable year are allocated among holders in a manner that equitably reflects the allocation of economic profit or loss. US12OF has made the election permitted by section 754 of the Code, which election is irrevocable without the consent of the Service. The effect of this election is that when a secondary market sale of our units occur, we adjust the purchaser’s proportionate share of the tax basis of our assets to fair market value, as reflected in the price paid for the units, as if the purchaser had directly acquired an interest in our assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for units and the tax bases of US12OF’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of units may be favorable or unfavorable.

US12OF applies certain conventions in determining and allocating items for tax purposes in order to reduce the complexity and costs of administration. The General Partner believes that application of these conventions is consistent with the intent of the partnership provisions of the Code, and that the resulting allocations will have substantial economic effect or otherwise are respected as being in accordance with unitholders’ interests in US12OF for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions although the monthly allocation convention described above is consistent with a semi-monthly method permitted under recently proposed Treasury Regulations, as well as the legislative history for the provisions that requires allocations to appropriately reflect changes in ownership interest. It is possible that the IRS could successfully challenge this method and require a unitholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our method were respected. The General Partner is authorized to revise our allocation method to conform to any method permitted under future Treasury Regulations.

The assumptions and conventions used in making tax allocations may cause a unitholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by US12OF during the period it held its units. This “mismatch” between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the units are sold, but could be permanent. For example, a unitholder could be allocated income accruing before it purchased its units, resulting in an increase in the basis of the units (see “Tax Basis of Units”, below). On a subsequent disposition of the units, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Mark to Market of Certain Exchange-Traded Contracts. For federal income tax purposes, US12OF generally is required to use a “mark-to-market” method of accounting under which unrealized gains and losses on instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.

Under these rules, section 1256 contracts held by US12OF at the end of each taxable year, including for example Oil Futures Contracts and options on Oil Futures Contracts traded on a U.S. exchange or board of trade or certain foreign exchanges, are treated as if they were sold by US12OF for their fair market value on the last business day of the taxable year. A unitholder’s distributive share of US12OF’s net gain or loss with respect to each section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60 percent thereof, and as short-term capital gain or loss to the extent of 40 percent thereof, without regard to the actual holding period.

Many of US12OF’s Futures Contracts and some of their other commodity interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of US12OF’s section 1256 contracts will be subject to 60 — 40 treatment and allocated to unitholders in accordance with the monthly allocation convention. Under recently enacted legislation, cleared swaps and other commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to you by US12OF, including but not limited to those described below.

A unitholder’s deduction of its allocable share of any loss of US12OF is limited to the lesser of (1) the tax basis in its units or (2) in the case of a unitholder that is an individual or a closely held corporation, the amount which the unitholder is considered to have “at risk” with respect to our activities. In general, the amount at risk will be your invested capital plus your share of any recourse debt of US12OF for which you are liable. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which US12OF generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2 percent of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees we pay to the General Partner and other expenses we incur constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Noncorporate unitholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a unitholder will generally include any interest accrued by US12OF and any interest paid or accrued on direct borrowings by a unitholder to purchase or carry its units, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that we allocate losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your units. As one example, you could be allocated and required to pay tax on your share of interest income accrued by US12OF for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your units. Unitholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on your ability to deduct your allocable share of US12OF’s losses and expenses.

Tax Basis of Units

A unitholder’s tax basis in its units is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its units, (2) the amount of non-taxable distributions that it may receive from US12OF and (3) its ability to utilize its distributive share of any losses of US12OF on its tax return. A unitholder’s initial tax basis of its units will equal its cost for the units plus its share of US12OF’s liabilities (if any) at the time of purchase. In general, a unitholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of US12OF as to which the unitholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of US12OF that are not partner nonrecourse liabilities as to any unitholder.

A unitholder’s tax basis in its units generally will be (1) increased by (a) its allocable share of US12OF’s taxable income and gain and (b) any additional contributions by the unitholder to US12OF and (2) decreased (but not below zero) by (a) its allocable share of US12OF’s tax deductions and losses and (b) any distributions by US12OF to the unitholder. For this purpose, an increase in a unitholder’s share of US12OF’s liabilities will be treated as a contribution of cash by the unitholder to US12OF and a decrease in that share will be treated as a distribution of cash by US12OF to the unitholder. Pursuant to certain IRS rulings, a unitholder will be required to maintain a single, “unified” basis in all units that it owns. As a result, when a unitholder that acquired its units at different prices sells less than all of its units, such unitholder will not be entitled to specify particular units (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its units to the units sold.

Treatment of Fund Distributions. If US12OF makes non-liquidating distributions to unitholders, such distributions generally will not be taxable to the unitholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the unitholder’s adjusted basis of its interest in US12OF immediately before the distribution. Any cash distributions in excess of a unitholder’s tax basis generally will be treated as gain from the sale or exchange of units.

Constructive Termination of the Partnership. We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total interests in our units within a 12-month period. A termination would result in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Units

If a unitholder sells its units, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the units sold. A unitholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any US12OF debt outstanding.

Gain or loss recognized by a unitholder on the sale or exchange of units held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow unitholders to identify and use the actual holding periods for the units sold for purposes of determining whether the gain or loss recognized on a sale of units will give rise long-term or short-term capital gain or loss. It is expected that most unitholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for units sold. If a unitholder fails to make the election or is not able to identify the holding periods of the units sold, the unitholder will have a split holding period in the units sold. Under such circumstances, a unitholder will be required to determine its holding period in the units sold by first determining the portion of its entire interest in US12OF that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The unitholder would then treat each unit sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in US12OF.

Under Section 751 of the Code, a portion of a unitholder’s gain or loss from the sale of units (regardless of the holding period for such units), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by US12OF. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by US12OF.

If some or all of your units are lent by your broker or other agent to a third party — for example, for use by the third party in covering a short sale — you may be considered as having made a taxable disposition of the loaned units, in which case —

•	you may recognize taxable gain or loss to the same extent as if you had sold the units for cash;

•	any of US12OF’s income, gain, loss or deduction allocable to those units during the period of the loan will not be reportable by you for tax purposes; and

•	any distributions you receive with respect to the units will be fully taxable, most likely as ordinary income.

Unitholders desiring to avoid these and other possible consequences of a deemed disposition of their units should consider modifying any applicable brokerage account agreements to prohibit the lending of their units.

Other Tax Matters

Information Reporting. We report tax information to the beneficial owners of units. Unitholders who have become additional limited partners are treated as partners for federal income tax purposes. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we treat the following persons as partners for federal income tax purposes: (1) assignees of units who are pending admission as limited partners, and (2) unitholders whose units are held in street name or by another nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units. US12OF will furnish unitholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the unitholders in completing their tax returns.

Persons who hold an interest in US12OF as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of units acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code of 1986, as amended for failure to report such information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by US12OF. Adjustments resulting from any such audit may require each unitholder to adjust a prior year’s tax liability and could result in an audit of the unitholder’s own return. Any audit of a unitholder’s return could result in adjustments of non-partnership items as well as US12OF items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the unitholders. The Code provides for one unitholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The LP Agreement appoints the General Partner as the tax matters partner of US12OF.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by US12OF or unitholders (1) if a unitholder incurs a loss in excess a specified threshold from a sale or redemption of its units, (2) if USOF engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a passthrough entity, such as the units, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If US12OF were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization unitholder, then in computing its UBTI, the unitholder must include its share of (1) US12OF’s gross income from the unrelated trade or business, whether or not distributed, and (2) US12OF’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. US12OF currently does not anticipate that it will borrow money to acquire investments; however, US12OF cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization unitholder that incurs acquisition indebtedness to purchase its units in US12OF may have UBTI.

The federal tax rate applicable to an exempt organization unitholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the unitholder’s form of organization. US12OF may report to each such unitholder information as to the portion, if any, of the unitholder’s income and gains from US12OF for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that US12OF’s calculation of UBTI will be accepted by the Service. An exempt organization unitholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Under recently enacted legislation, interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as US12OF is a qualified publicly traded partnership is made on an annual basis. US12OF expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Unitholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30 percent withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 39.6 percent for individual Unitholders and a rate of 35% for corporate Unitholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, US12OF believes that the activities directly conducted by US12OF do not result in US12OF being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that US12OF’s activities constitute a U.S. trade or business.

In the event that US12OF’s activities were considered to constitute a U.S. trade or business, US12OF would be required to withhold at the highest rate specified in Code section 1 (currently 39.6%) on allocations of our income to individual Non-U.S. Unitholders and the highest rate specified in Code section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Unitholders, when such income is allocated or distributed. A non-U.S. unitholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the non-U.S. unitholder with the mechanism to seek a refund of any withholding in excess of such unitholder’s actual U.S. federal income tax liability. Any amount withheld by USOF on behalf of a non-U.S. unitholder will be treated as a distribution to the non-U.S. unitholder to the extent possible. In some cases, USOF may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. unitholder, which may result in such cost being borne by USOF, generally, and accordingly, by all unitholders.

If US12OF is not treated as engaged in a U.S. trade or business, a non-U.S. unitholder may nevertheless be treated as having FDAP income, which would be subject to a 30 percent withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from US12OF or its allocable share of US12OF income. Amounts withheld on behalf of a non-U.S. unitholder will be treated as being distributed to such unitholder.

To the extent any interest income allocated to a non-U.S. unitholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. unitholder nor a subsequent distribution of such interest income to the non-U.S. unitholder will be subject to withholding, provided that the non-U.S. unitholder is not otherwise engaged in a trade or business in the U.S. and provides US12OF with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10 percent or more of the voting power of the issuer.

Most of US12OF’s interest income qualifies as “portfolio interest.” In order for US12OF to avoid withholding on any interest income allocable to non-U.S. unitholders that would qualify as “portfolio interest,” it will be necessary for all non-U.S. unitholders to provide US12OF with a timely and properly completed and executed Form W-8BEN (or other applicable form). If a non-U.S. unitholder fails to provide a properly completed Form W-8BEN, the General Partner may request that the non-U.S. unitholder provide, within 15 days after the request by the General Partner, a properly completed Form W-8BEN. If a non-U.S. unitholder fails to comply with this request, the units owned by such non-U.S. unitholder will be subject to redemption.

Gain from Sale of Units. Gain from the sale or exchange of the units may be taxable to a non-U.S. unitholder if the non-U.S. unitholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30 percent withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Unitholders. In addition to the taxes noted above, any non-U.S. unitholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30 percent. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. unitholder is a “qualified resident.”

Certain information reporting and withholding requirement. Recently enacted legislation that becomes effective after December 31, 2012, generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on the status of a non-U.S. unitholder and the status of the intermediaries through which it holds units, a non-U.S. unitholder could be subject to this 30% withholding tax with respect to distributions on its units and proceeds from the sale of its units. Under certain circumstances, a non-U.S. unitholder might be eligible for refund or credit of such taxes.

Prospective non-U.S. unitholders should consult their tax advisor with regard to these and other issues unique to non-U.S. unitholders.

Backup Withholding

US12OF may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28 percent from all taxable distributions payable to: (1) any unitholder who fails to furnish US12OF with his, her or its correct taxpayer identification number or a certificate that the unitholder is exempt from backup withholding, and (2) any unitholder with respect to whom the IRS notifies US12OF that the unitholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Other Tax Considerations

In addition to federal income taxes, unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which US12OF does business or owns property or where the unitholders reside. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in US12OF. It is each unitholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Reed Smith LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Internal Revenue Code of 1986, as amended (the “Code”), or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in US12OF. Employee benefit plans and plans are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in US12OF and the manner in which units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in US12OF, including the role that an investment in US12OF would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in US12OF, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in US12OF complies with the terms of the plan.

US12OF and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be plan assets of a plan that purchases an equity interest in the partnership if the equity interest purchased is a publicly-offered security. If the underlying assets of a partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

1.	freely transferable (determined based on the relevant facts and circumstances);

2.	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3.	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and (3) any restriction on the substitution of assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

The General Partner believes that the conditions described above are satisfied with respect to the units. The General Partner believes that the units therefore constitute publicly-offered securities, and the underlying assets of US12OF are not considered to constitute plan assets of any plan that purchases units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

In general, units may not be purchased with the assets of a plan if the General Partner, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in a unit is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a unit constitutes an arrangement under which US12OF is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the unit, (3) the investing plan, by itself, has the authority or influence to cause US12OF to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause US12OF to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from US12OF and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the General Partner makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in US12OF (and any continued investment in US12OF), or the operation and administration of US12OF, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in US12OF is not to be construed as a representation by US12OF, its General Partner, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in US12OF in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the units. You may rely on the information contained in this prospectus. Neither US12OF nor its General Partner has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the units in any jurisdiction where the offer or sale of the units is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

US12OF has used the following sales material it has prepared:

•	US12OF’s website, www.unitedstates12monthoilfund.com;

•	Press release dated the effective date of US12OF’s initial registration statement; and

•	US12OF fact sheet available on US12OF’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part and have been submitted to the staff of the Securities and Exchange Commission for their review pursuant to Industry Guide 5.

INTELLECTUAL PROPERTY

The General Partner owns trademark registrations for the UNITED STATES 12 MONTH OIL FUND (U.S. Reg. No. 3600671) for “fund investment services in the field of oil futures contracts and other oil-related investments,” in use since December 6, 2007, UNITED STATES 12 MONTH OIL FUND, LP (and Oil Rig Design) (U.S. Reg. No. 3638982) for “investment services in the field of oil futures contracts and other oil-related investments” in use since December 6, 2007 and USL UNITED STATES 12 MONTH OIL FUND, LP (and 12 and Flame Design), S.N. 85592293 in use since September 4, 2012. US12OF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as US12OF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. The General Partner has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund that tracks the price of one or more commodities.

WHERE YOU CAN FIND MORE INFORMATION

The General Partner has filed on behalf of US12OF a registration statement on Form S-3 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about US12OF or the units, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about US12OF and the units can also be obtained from US12OF’s website, which is www.unitedstates12monthoilfund.com. US12OF’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. US12OF is subject to the informational requirements of the Exchange Act and the General Partner and US12OF will each, on behalf of US12OF, file certain reports and other information with the SEC. The General Partner will file an updated prospectus annually for US12OF pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus and movements in the commodities markets and indexes that track such movements, US12OF’s operations, the General Partner’s plans and references to US12OF’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the General Partner has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the General Partner’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in US12OF?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the events or developments that will or may occur in the future, including such matters as changes in inflation in the United States movements in the stock market, movements in the U.S. and foreign currencies, actual results or developments the General Partner anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, US12OF’s operations or the value of the units.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the Securities and Exchange Commission. The rules of the Securities and Exchange Commission allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement on Form S-3 and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to completion of our offering.

•	Annual Report on Form 10-K for the year ended December 31, 2012, filed March 13, 2013.

•	Current Reports on Form 8-K filed January 29, 2013, February 27, 2013, March 25, 2013, March 27, 2013 and March 28, 2013.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

United States 12 Month Oil Fund, LP

Attention: Nicholas D. Gerber

1999 Harrison Street, Suite 1530

Oakland, CA 94612

(510) 522-9600

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: Brown Brothers Harriman & Co.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to US12OF.

Benchmark Oil Futures Contracts: The near month contract to expire and the contracts for the following eleven months for a total of 12 consecutive months’ contracts on light, sweet crude oil traded on the NYMEX except during the last two weeks of the current month when the near month contract is sold and replaced by the futures contract for the thirteenth month following the current month.

Business Day: Any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded over-the-counter or on an exchange or other trading platform.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures or future options collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket: A block of 50,000 units used by US12OF to issue units.

CPER: United States Copper Index Fund.

Crude Oil Interests: Oil Futures Contracts and Other Crude Oil-Related Investments.

Custodian: Brown Brothers Harriman & Co.

Dodd-Frank Act: “The Dodd-Frank Wall Street Reform and Consumer Protection Act” that was signed into law July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the units.

DTC Participant: An entity that has an account with DTC.

DTEF: A derivatives transaction execution facility.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Physical (EFP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFP can include swaps, swap options, or other instruments traded in the OTC market. In order that an EFP transaction can take place, the OTC side and futures components must be “substantially similar” in terms of either value and or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

Exchange for Swap: A technique, analogous to an EFP transaction used by financial institutions to avoid taking physical delivery of commodities. A dealer takes the financial institution’s futures positions into its own account and swaps the commodity return for a funding rate.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

General Partner: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of US12OF.

HARD: US Golden Currency Fund.

ICE Futures: The leading electronic regulated futures and options exchange for global energy markets. Its trading platform offers participants access to a wide spectrum of energy futures products including the Brent and West Texas Intermediate (WTI) global crude benchmark contracts, Gas, Oil, Electricity, Coal, and ECX carbon financial instruments.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

LP Agreement: The Second Amended and Restated Agreement of Limited Partnership effective as of March 1, 2013.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

NAV: Net Asset Value of US12OF.

NFA: National Futures Association.

New York Mercantile Exchange (NYMEX): The primary exchange on which futures contracts are traded in the U.S. US12OF expects to invest primarily in futures contracts, and particularly in futures contracts traded on the New York Mercantile Exchange. US12OF expressly disclaims any association with the Exchange or endorsement of US12OF by the Exchange and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

1933 Act: The Securities Act of 1933.

Oil Futures Contracts: Futures contracts for crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges.

Oil Interests: Oil Futures Contracts and Other Oil-Related Investments.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Oil-Related Investments: Other crude oil related investments such as cash-settled options on Oil Futures Contracts, forward contracts for crude oil, and over-the-counter transactions that are based on the price of crude oil, other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Prudential Regulators: the CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit System and the Federal Housing Finance Agency, collectively.

Redemption Basket: A block of 50,000 units used by US12OF to redeem units.

Related Public Funds: USOF, USNG, UGA, USDHO, USSO, USCI, USNG, US12NG, USBO, USCI, USMI, USAG and CPER.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Contract: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of US12OF will not track the price of light, sweet crude oil.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

UAC: United States Asian Commodities Basket Fund

UGA: United States Gasoline Fund, LP.

USDHO: United States Diesel-Heating Oil, LP.

US12NG: United States 12 Month Natural Gas Fund, LP.

USAG: United States Agriculture Index Fund.

USBO: United States Brent Oil Fund, LP.

USCI: United States Commodity Index Fund.

USMI: United States Metals Index Fund.

US12OF: United States 12 Month Oil Fund, LP.

USNG: United States Natural Gas Fund, LP.

USOF: United States Oil Fund, LP.

USSF: United States Sugar Fund.

UNGD: United States Natural Gas Double Inverse Fund.

UNGO: United States Gasoil Fund.

USSO: United States Short Oil Fund, LP.

Valuation Day: Any day as of which US12OF calculates its NAV.

You: The owner of units.

APPENDIX B

UNITED STATES 12 MONTH OIL FUND, LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

This Second Amended and Restated Agreement of Limited Partnership (this “Agreement”) effective as of March 1, 2013, is entered into by and among United States Commodity Funds LLC, a Delaware limited liability company, as General Partner, on behalf of itself and any Person or Persons who shall hereafter be admitted as Partners in accordance with this Agreement.

WHEREAS, the General Partner and Knight Capital Markets, LLC, as successor company to Kellogg Capital Markets, the Initial Limited Partner, are parties to that certain amended and restated agreement of limited partnership executed on December 4, 2007 (the “LP Agreement”);

WHEREAS, Knight Capital Markets, LLC is no longer a Limited Partner; and

WHEREAS, the General Partner now desires to amend and restate the LP Agreement regarding the operation of the Partnership;

NOW THEREFORE, the LP Agreement in its entirety is hereby amended and restated as follows:

ARTICLE 1

Definitions

As used in this Agreement, the following terms shall have the following meanings:

1.1 “Accounting Period” shall mean the following periods: the initial accounting period which shall commence upon the commencement of operations of the Partnership. Each subsequent Accounting Period shall commence immediately after the close of the preceding Accounting Period. Each Accounting Period hereunder shall close on the earliest of (i) the last Business Day of a month, (ii) the effective date of dissolution of the Partnership, and (iii) such other day or days in addition thereto or in substitution therefore as may from time to time be determined by the General Partner in its discretion either in any particular case or generally.

1.2 “Act” shall mean the Revised Uniform Limited Partnership Act of the State of Delaware, as amended from time to time.

1.3 “Additional Limited Partner” shall mean a Person admitted to the Partnership as a Limited Partner pursuant to this Agreement and who is shown as such on the books and records of the Partnership.

1.4 “Affiliate” shall mean, when used with reference to a specified Person, (i) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity.

1.5 “Assignee” shall mean a Record Holder that has not been admitted to the Partnership as a Substituted Limited Partner.

1.6 “Agreement” shall mean this Second Amended and Restated Agreement of Limited Partnership as may be amended, modified, supplemented or restated from time to time.

1.7 “Authorized Purchaser Agreement” shall mean an agreement among the Partnership, the General Partner and a Participant, as may be amended or supplemented from time to time in accordance with its terms.

1.8 “Business Day” shall mean any day other than a day on which the NYSE Arca, Inc. or the New York Mercantile Exchange is closed for regular trading.

1.9 “Beneficial Owner” shall mean the ultimate beneficial owner of Units held by a nominee which has furnished the identity of the Beneficial Owner in accordance with Section 6031(c) of the Code (or any other method acceptable to the General Partner in its sole discretion) and with Section 9.2.2 of this Agreement.

1.10 “Capital Account” shall have the meaning assigned to such term in Section 4.1.

1.11 “Capital Contribution” shall mean the total amount of money or agreed-upon value of property contributed to the Partnership by all the Partners or any class of Partners or any one Partner, as the case may be (or the predecessor holders of the interests of such Partner or Partners).

1.12 “Capital Transaction” shall mean a sale of all or substantially all of the assets of the Partnership not in the ordinary course of business.

1.13 “Certificate” shall mean a certificate issued by the Partnership evidencing ownership of one or more Units.

1.14 “Close of Business” shall mean 5:00 PM New York time.

1.15 “Creation Basket” shall mean 50,000 Units, or such other number of Units as may be determined by the General Partner from time to time, purchased by a Participant.

1.16 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.17 “Departing Partner” shall mean a former General Partner, from and after the effective date of any withdrawal or removal of such former General Partner.

1.18 “Depository” or “DTC” shall mean The Depository Trust Company, New York, New York, or such other depository of Units as may be selected by the General Partner as specified herein.

1.19 “Depository Agreement” shall mean the Letter of Representations from the General Partner to the Depository, dated as of October 1, 2007, as may be amended or supplemented from time to time.

1.20 “Distributable Cash” shall mean, with respect to any period, all cash revenues of the Partnership (not including (i) Capital Contributions, (ii) funds received by the Partnership in respect of indebtedness incurred by the Partnership, (iii) interest or other income earned on temporary investments of Partnership funds pending utilization, and (iv) proceeds from any Capital Transaction), less the sum of the following: (x) all amounts expended by the Partnership pursuant to this Agreement in such period and (y) such working capital or reserves or other amounts as the General Partner reasonably deems to be necessary or appropriate for the proper operation of the Partnership’s business or its winding up and liquidation. The General Partner in its sole discretion may from time to time declare other funds of the Partnership to be Distributable Cash.

1.21 “DTC Participants” shall have the meaning assigned to such term in Section 9.2.2.

1.22 “General Partner” shall mean United States Commodity Funds LLC, a Delaware limited liability company, or any Person who, at the time of reference thereto, serves as a general partner of the Partnership.

1.23 “Global Certificates” shall mean the global certificate or certificates issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit A.

1.24 “Indirect Participants” shall have the meaning assigned to such term in Section 9.2.2.

1.25 “Initial Limited Partner” shall have the meaning assigned to such term in Section 3.3.

1.26 “Initial Offering Period” shall mean the period commencing with the initial effective date of the Prospectus and terminating no later than the ninetieth (90th) day following such date unless extended for up to an additional 90 days at the sole discretion of the General Partner.

1.27 “Limited Partner” shall mean the Organizational Limited Partner prior to its withdrawal from the Partnership and any other Person who is a limited partner (whether the Initial Limited Partner, a Limited Partner admitted pursuant to this Agreement or an assignee who is admitted as a Limited Partner) at the time of reference thereto, in such Person’s capacity as a limited partner of the Partnership.

1.28 “Management Fee” shall mean the management fee paid to the General Partner pursuant to this Agreement.

1.29 “Net Asset Value” or “NAV” shall mean the current market value of the Partnership’s total assets, less any liabilities, and dividing that total by the total number of outstanding Units as reasonably determined by the General Partner or its designee.

1.30 “Opinion of Counsel” shall mean a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

1.31 “Organizational Limited Partner” shall mean Wainwright Holdings, Inc., a Delaware corporation, in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

1.32 “Outstanding” shall mean, with respect to the Units or other Partnership Securities, as the case may be, all Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination.

1.33 “Participant” shall mean a Person that is a DTC Participant and has entered into an Authorized Purchaser Agreement, which at the relevant time, is in full force and effect.

1.34 “Partner” shall mean the General Partner or any Limited Partner. “Partners” shall mean the General Partner and all Limited Partners (unless otherwise indicated).

1.35 “Partnership” shall mean the limited partnership hereby formed, as such limited partnership may from time to time be constituted.

1.36 “Partnership Securities” shall mean any additional Units, options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership.

1.37 “Person” shall mean any natural person, partnership, limited partnership, limited liability company, trust, estate, corporation, association, custodian, nominee or any other individual or entity in its own or any representative capacity.

1.38 “Profit or Loss” with respect to any Accounting Period shall mean the excess (if any) of:

(a) the Net Asset Value as of the Valuation Time on the Valuation Date, less

(b) the Net Asset Value as of the Valuation Time on the Valuation Date immediately preceding the commencement of such Accounting Period, adjusted as deemed appropriate by the General Partner to reflect any Capital Contributions, redemptions, withdrawals, distributions, or other events occurring or accounted for during such Accounting Period (including any allocation of Profit or Loss to a redeeming partner pursuant to Article 4.3.2 with respect to such Accounting Period).

If the amount determined pursuant to the preceding sentence is a positive number, such amount shall be the “Profit” for the Accounting Period and if such amount is a negative number, such amount shall be the “Loss” for the Accounting Period.

1.39 “Prospectus” shall mean the United States 12 Month Oil Fund, LP prospectus, dated December 4, 2007, as the same may have been amended or supplemented, used in connection with the offer and sale of Units in the Partnership.

1.40 “Record Date” shall mean the date established by the General Partner for determining (a) the identity of Limited Partners (or Assignees if applicable) entitled to notice of, or to vote at any meeting of Limited Partners or entitled to vote by ballot or give approval of any Partnership action in writing without a meeting or entitled to exercise rights in respect of any action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

1.41 “Record Holder” shall mean the Person in whose name such Unit is registered on the books of the Transfer Agent as of the open of business on a particular Business Day.

1.42 “Redeemable Units” shall mean any Units for which a redemption notice has been given.

1.43 “Redemption Basket” shall mean 50,000 Units or such other number of Units as may be determined by the General Partner from time to time, redeemed by a Participant.

1.44 “Revolving Credit Facility” shall mean a revolving credit facility that the Partnership may enter into on behalf of the Partnership with one or more commercial banks or other lenders for liquidity or other purposes for the benefit of the Partnership.

1.45 “Substituted Limited Partner” shall mean a Person who is admitted as a Limited Partner to the Partnership pursuant to Article 11.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

1.46 “Tax Certificate” shall mean an Internal Revenue Service Form W-9 (or the substantial equivalent thereof) in the case of a Limited Partner that is a U.S. person within the meaning of the Code, or an Internal Revenue Service Form W-8BEN or other applicable form in the case of a Limited Partner that is not a U.S. person.

1.47 “Transfer Agent” shall mean Brown Brothers Harriman & Co. or such bank, trust company or other Person (including, without limitation, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units or any applicable Partnership Securities.

1.48 “Transfer Application” shall mean an application and agreement for transfer of Units, which shall be substantially in the form attached hereto as Exhibit C.

1.49 “Unit” shall mean an interest of a Limited Partner or an assignee of the Partnership representing such fractional part of the interests of all Limited Partners and assignees as shall be determined by the General Partner pursuant to this Agreement.

1.50 “Unit Register” shall have the meaning assigned to such term in Article 9.2.1.

1.51 “Unitholders” shall mean the General Partner and all holders of Units, where no distinction is required by the context in which the term is used.

1.52 “Valuation Date” shall mean the last Business Day of any Accounting Period.

1.53 “Valuation Time” shall mean (i) Close of Business on a Valuation Date or (ii) such other time or day as the General Partner in its discretion may determine from time to time either in any particular case or generally.

ARTICLE 2

General Provisions

2.1    This Agreement shall become effective on the date set forth in the preamble of this Agreement. The rights and liabilities of the Partners shall be as set forth in the Act, except as herein otherwise expressly provided. The Partnership shall continue without interruption as a limited partnership pursuant to the provisions of the Act.

2.2    The name of the Partnership shall be United States 12 Month Oil Fund, LP; however, the business of the Partnership may be conducted, upon compliance with all applicable laws, under any other name designated in writing by the General Partner to the Limited Partners.

2.3    The Partnership’s principal place of business shall be located at 1999 Harrison Street, Suite 1530, Oakland, California 94612 or such other place as the General Partner may designate from time to time. The registered agent for the Partnership is Corporation Service Company and the registered office is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The Partnership may maintain such other offices at such other places as the General Partner deems advisable.

2.4    The investment objective of the Partnership is to have the changes in percentage terms of the Units’ Net Asset Value reflect the changes in percentage terms of the price of crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures contracts on crude oil traded on the New York Mercantile Exchange (the “Benchmark Futures Contracts”) consisting of the near month contract to expire and the contracts for the following eleven months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following eleven consecutive months, less the Partnership’s expenses. When calculating the daily movement of the average price of the 12 contracts each contract month will be equally weighted.

The net assets of the Partnership will consist primarily of investments in futures contracts for crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the New York Mercantile Exchange, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”). This may include contracts that are of the standard industry size as measured in physical amounts of crude oil, as well as similar contracts that are financially settled but are based on a percentage of the standard size contracts. The Partnership may also invest in other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for crude oil, and over-the-counter transactions that are based on the price of crude oil, natural gas, and other petroleum-based fuels, Futures Contracts and indices based on the foregoing.

2.5    The term of the Partnership shall be from the date of its formation in perpetuity, unless earlier terminated in accordance with the terms of this Agreement.

2.6    The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments required by law for the formation or operation of a limited partnership in all jurisdictions where the Partnership may elect to do business. The General Partner shall not be required to deliver or mail to the Limited Partners a copy of the certificate of limited partnership of the Partnership or any certificate of amendment thereto.

2.7    The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes, business, protection and benefit of the Partnership.

2.8    The business and affairs of the Partnership shall be managed by the General Partner in accordance with Article 7 hereof. The General Partner has seven directors, a majority of whom may also be executive officers of the General Partner. The General Partner shall establish and maintain an audit committee of its board of directors for the Partnership (the “Audit Committee” ) in compliance with, and granted the requisite authority and funding pursuant to, any applicable (1) federal securities laws and regulations, including the Sarbanes-Oxley Act of 2002, and (2) rules, policies and procedures of any national securities exchange on which the securities issued by the Partnership are listed and traded.

ARTICLE 3

Partners and Capital Contributions

3.1    General Partner.

3.1.1    The name of the General Partner is United States Commodity Funds LLC, which maintains its principal business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612.

3.1.2 In consideration of management and administrative services rendered by the General Partner, the Partnership shall pay the Management Fee to the General Partner (or such other person or entity designated by the General Partner). In addition, all ongoing charges, costs and expenses of the Partnership’s operations shall be billed to and paid by the Partnership. Such costs and expenses, shall include, without limitation, (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Units of the Partnership, (ii) licensing fees for the use of intellectual property used by the Partnership, (iii) expenses incurred in connection with registering additional Units of the Partnership or offering Units of the Partnership after the time any units of Partnership have begun trading on an Exchange; (iv) the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities; (v) fees and expenses associated with compensation to the directors; (vi) payment for legal counsel and independent accountants; (vii) payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by Affiliates of the General Partner (viii) postage and insurance, including directors’ and officers’ liability insurance; (ix) costs and expenses associated with client relations and services; (x) the payment of any distributions related to redemption of Units; and (xi) payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Partnership and the preparation of all tax returns related thereto. The Management Fee shall be 0.60% of NAV. Fees and expenses, including the Management Fee, are calculated on a daily basis and paid on a monthly basis (accrued at 1/365 of applicable percentage of the NAV on that day). The General Partner may, in its sole discretion, waive all or part of the Management Fee. The Partnership shall be responsible for all extraordinary expenses (i.e., expenses not in the ordinary course of business, including, without limitation, the items listed above in this Section 3.1.2, the indemnification of any Person against liabilities and obligations to the extent permitted by law and required under this Agreement, and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

3.1.3    In connection with the formation of the Partnership under the Act, the General Partner acquired a 2% interest in the profits and losses of the Partnership and made an initial capital contribution to the Partnership in the amount of $20.00, and the Organizational Limited Partner acquired a 98% interest in the profits and losses of the Partnership and made an initial capital contribution to the Partnership in the amount of $980.00. As of the date hereof, the interest of the Organizational Limited Partner shall be redeemed, the initial capital contribution of the Organizational Limited Partner shall be refunded, and the Organizational Limited Partner shall thereupon withdraw and cease to be a Limited Partner. Ninety-eight percent of any interest or other profit that may have resulted from the investment or other use of such initial capital contribution was allocated and distributed to the Organizational Limited Partner, and the balance thereof was allocated and distributed to the General Partner. The General Partner may but shall not be required to make Capital Contributions to the Partnership on or after the date hereof. If the General Partner does make a Capital Contribution to the Partnership on or after the date hereof, it shall be issued Units based on the same terms and conditions applicable to the purchase of a Creation Basket under Article 16 hereof.

3.1.4    The General Partner may not, without written approval by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement or under applicable law; or (v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

3.1.5    Except as otherwise provided herein, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, taken as a whole, without the approval of at least a majority of the Limited Partners; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership’s assets and shall not apply to any forced sale of any or all of the Partnership’s assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

3.1.6    Unless approved by a majority of the Limited Partners, the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership, to the extent it would materially and adversely affect the Limited Partners, to be taxable as a corporation for federal income tax purposes.

3.1.7    Notwithstanding any other provision of this Agreement, the General Partner is not authorized to institute or initiate on behalf of, or otherwise cause the Partnership to:

(a) make a general assignment for the benefit of creditors;

(b) file a voluntary bankruptcy petition; or

(c) file a petition seeking for the Partnership a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law.

3.2    Issuance of Units. Units in the Partnership will only be issued in a Creation Basket or whole number multiples thereof.

3.3.    Initial Limited Partner. The Initial Limited Partner was Knight Capital Markets, LLC formerly, Kellogg Capital Markets (“Initial Limited Partner”) located at 55 Broadway New York, NY 10006.

3.4    Capital Contribution. Except as otherwise provided in this Agreement, no Partner shall have any right to demand or receive the return of its Capital Contribution to the Partnership. No Partner shall be entitled to interest on any Capital Contribution to the Partnership or on such Partner’s Capital Account.

ARTICLE 4

Capital Accounts of Partners and Operation Thereof

4.1    Capital Accounts. There shall be established on the books and records of the Partnership for each Partner (or Beneficial Owner in the case of Units held by a nominee) a capital account (a “Capital Account”). It is intended that each Partner’s Capital Account shall be maintained at all times in a manner consistent with Section 704 of the Code and applicable Treasury regulations thereunder, and that the provisions hereof relating to the Capital Accounts shall be interpreted in a manner consistent therewith. For each Accounting Period, the Capital Account of each Partner shall be:

(i) credited with the amount of any Capital Contributions made by such Partner during such Accounting Period;

(ii) credited with any allocation of Profit made to such Partner for such Accounting Period;

(iii) debited with any allocation of Loss made to such Partners for such Accounting Period; and

(iv) debited with the amount of cash paid to such Partner as an amount withdrawn or distributed to such Partner during such Accounting Period, or, in the case of any payment of a withdrawal or distribution in kind, the fair value of the property paid or distributed during such Accounting Period.

4.1.1    For any Accounting Period in which Units are issued or redeemed for cash or other property, the General Partner shall, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), adjust the Capital Accounts of all Partners and the carrying value of each Partnership asset upward or downward to reflect any unrealized gain or unrealized loss attributable to each such Partnership asset, as if such unrealized gain or unrealized loss had been recognized on an actual sale of the asset and had been allocated to the Partners at such time pursuant to Article 4.2 of this Agreement in the same manner as any item of gain or loss actually recognized during such period would have been allocated.

4.1.2    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury regulations.

4.2    Allocation of Profit or Loss. Profit or Loss for an Accounting Period shall be allocated among the Partners in proportion to the number of Units each Partner holds as of the Close of Business on the last Business Day of such Accounting Period. The General Partner may revise, alter or otherwise modify this method of allocation to the extent it deems necessary to comply with the requirements of Section 704 or Section 706 of the Code and Treasury regulations or administrative rulings thereunder.

4.3    Allocations for Tax Purposes

4.3.1    Except as otherwise provided in this Agreement, for each fiscal year of the Partnership, items of income, deduction, gain, loss, and credit recognized by the Partnership for federal income tax purposes shall be allocated among the Partners in a manner that equitably reflects the amounts credited or debited to each Partner’s Capital Account for each Accounting Period during such fiscal year. Allocations under this Article 4.3 shall be made by the General Partner in accordance with the principles of Sections 704(b) and 704(c) of the Code and in conformity with applicable Treasury regulations promulgated thereunder (including, without limitation, Treasury regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i), and 1.704-3(e)).

4.3.2    Notwithstanding anything else contained in this Article 4, if any Partner has a deficit Capital Account for any Accounting Period as a result of any adjustment of the type described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), then the Partnership’s income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible. Any special allocation of items of income or gain pursuant to this Article 4.3.2 shall be taken into account in computing subsequent allocations pursuant to this Article 4 so that the cumulative net amount of all items allocated to each Partner shall, to the extent possible, be equal to the amount that would have been allocated to such Partner if there had never been any allocation pursuant to the first sentence of this Article 4.3.2.

4.3.3    Allocations that would otherwise be made to a Limited Partner under the provisions of this Article 4 shall instead be made to the Beneficial Owner of Units held by a nominee.

4.4    Compliance. In applying the provisions of this Article 4, the General Partner is authorized to utilize such reasonable accounting conventions, valuation methods and assumptions as the General Partner shall determine to be appropriate and in compliance with the Code and applicable Treasury regulations. The General Partner may amend the provisions of this Agreement to the extent it determines to be necessary to comply with the Code and Treasury regulations.

ARTICLE 5

Records and Accounting; Reports

5.1    Records and Accounting. The Partnership will keep proper books of record and account of the Partnership at its office located in 1999 Harrison Street, Suite 1530, Oakland, California 94612 or such office, including that of an administrative agent, as it may subsequently designate upon notice to the Limited Partners. These books and records are open to inspection by any person who establishes to the Partnership’s satisfaction that such person is a Limited Partner upon reasonable advance notice at all reasonable times during the usual business hours of the Partnership.

5.2    Annual Reports. Within 90 days after the end of each fiscal year, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the fiscal year, an annual report containing the following:

(i) financial statements of the Partnership, including, without limitation, a balance sheet as of the end of the Partnership’s fiscal year and statements of income, Partners’ equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,

(ii) a general description of the activities of the Partnership during the period covered by the report, and

(iii) a report of any material transactions between the Partnership and the General Partner or any of its Affiliates, including fees or compensation paid by the Partnership and the services performed by the General Partner or any such Affiliate of such fees or compensation.

5.3    Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the quarter then ended, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by the General Partner as fairly presenting the financial position and results of operations of the Partnership during the period covered by the report. The report shall also contain a description of any material event regarding the business of the Partnership during the period covered by the report.

5.4    Monthly Reports. Within 30 days after the end of each month, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the month then ended, a monthly report containing an account statement, which will include a statement of income (or loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the Partnership, General Partner, commodity trading advisor (if any), futures commission merchant, or the principals thereof that previously have not been disclosed in the Partnership’s Prospectus or any amendment thereto, other account statements or annual reports.

5.5    Tax Information. Unless not required to be provided to a Partner, Assignee or Beneficial Owner, under the applicable rules and regulations of the Code, the General Partner shall use its best efforts to prepare and to transmit a U.S. federal income tax form K-1 for each Partner, Assignee, or Beneficial Owner or a report setting forth in sufficient detail such transactions effected by the Partnership during each fiscal year as shall enable each Partner, Assignee, or Beneficial Owner to prepare its U.S. federal income tax return, if any, within a reasonable period after the end of such fiscal year.

5.6    Tax Returns. The General Partner shall cause income tax returns of the Partnership to be prepared and timely filed with the appropriate authorities.

5.7    Tax Matters Partner. The General Partner is hereby designated as the Partnership’s “Tax Matters Partner,” as defined under Section 6231(a)(7) of the Code. The General Partner is specifically directed and authorized to take whatever steps the General Partner, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the U.S. Internal Revenue Service and taking such other action as may from time to time be required under U.S. Treasury regulations. Any Partner shall have the right to participate in any administrative proceedings relating to the determination of Partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner shall be expenses of the Partnership. Each Partner who elects to participate in such proceedings shall be responsible for any expenses incurred by such Partner in connection with such participation. The cost of any resulting audits or adjustments of a Partner’s tax return shall be borne solely by the affected Partner. In the event of any audit, investigation, settlement or review, for which the General Partner is carrying out the responsibilities of Tax Matters Partner, the General Partner shall keep the Partners reasonably apprised of the status and course of such audit, investigation, settlement or review and shall forward copies of all written communications from or to any regulatory, investigative or judicial authority with regard thereto.

ARTICLE 6

Fiscal Affairs

6.1    Fiscal Year. The fiscal year of the Partnership shall be the calendar year. The General Partner may select an alternate fiscal year.

6.2    Partnership Funds. Pending application or distribution, the funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest bearing investment, including, without limitation, checking and savings accounts, certificates of deposit and time or demand deposits in commercial banks, U.S. government securities and securities guaranteed by U.S. government agencies as shall be designed by the General Partner. Such funds shall not be commingled with funds of any other Person. Withdrawals therefrom shall be made upon such signatures as the General Partner may designate.

6.3    Accounting Decisions. All decisions as to accounting principles, except as specifically provided to the contrary herein, shall be made by the General Partner.

6.4    Tax Elections. The General Partner shall, from time to time, make such tax elections as it deems necessary or desirable in its sole discretion to carry out the business of the Partnership or the purposes of this Agreement. Notwithstanding the foregoing, the General Partner shall make a timely election under Section 754 of the Code.

6.5    Partnership Interests. Title to the Partnership assets shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner shall be held by the General Partner for the exclusive use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, that prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner will use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets are held.

ARTICLE 7

Rights and Duties of the General Partner

7.1    Management Power. The General Partner shall have exclusive management and control of the business and affairs of the Partnership, and all decisions regarding the management and affairs of the Partnership shall be made by the General Partner. The General Partner shall have all the rights and powers of general partner as provided in the Act and as otherwise provided by law. Except as otherwise expressly provided in this Agreement, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including but not limited to, the right, power and authority from time to time to do the following:

(a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations and the securing of same by mortgage, deed of trust or other lien or encumbrance;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(c) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership, or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (c) being subject, however, to any prior approval that may be required in accordance with this Agreement);

(d) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons, and the repayment of obligations of the Partnership;

(e) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(f) the distribution of Distributable Cash;

(g) the selection and dismissal of employees (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(h) the maintenance of insurance for the benefit of the Partners and the Partnership (including, without limitation, the assets and operations of the Partnership);

(i) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships;

(j) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

(k) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(l) the entering into of listing agreements with the NYSE Arca, Inc. and any other securities exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange; and

(m) the purchase, sale or other acquisition or disposition of Units.

7.2    Best Efforts. The General Partner will use its best efforts to cause the Partnership to be formed, reformed, qualified or registered under assumed or fictitious name statutes or similar laws in any state in which the Partnership owns property or transacts business if such formation, reformation, qualification or registration is necessary in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or transact business.

7.3    Right of Public to Rely on Authority of a General Partner. No person shall be required to determine the General Partner’s authority to make any undertaking on behalf of the Partnership.

7.4    Obligation of the General Partner. The General Partner shall:

(a) devote to the Partnership and apply to the accomplishment of the Partnership purposes so much of its time and attention as is necessary or advisable to manage properly the affairs of the Partnership;

(b) maintain the Capital Account for each Partner; and

(c) cause the Partnership to enter into and carry out the obligations of the Partnership contained in the agreements with Affiliates of the General Partner as described in the Prospectus and cause the Partnership not to take any action in violation of such agreements.

7.5    Good Faith. The General Partner has a responsibility to the Limited Partners to exercise good faith and fairness in all dealings. In the event that a Limited Partner believes that the General Partner has violated its fiduciary duty to the Limited Partners, he may seek legal relief individually or on behalf of the Partnership under applicable laws, including under the Act and under securities and commodities laws, to recover damages from or require an accounting by the General Partner. Limited Partners should be aware that performance by the General Partner of its fiduciary duty is measured by the terms of this Agreement as well as applicable law. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from the General Partner where the losses result from a violation by the General Partner of the federal securities laws. State securities laws may also provide certain remedies to limited partners. Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the Commodities Futures Trading Commission (“CFTC”) by the General Partner.

7.6    Indemnification

7.6.1    Notwithstanding any other provision of this Agreement, neither a General Partner nor any employee or other agent of the Partnership nor any officer, director, stockholder, partner, employee or agent of a General Partner (a “Protected Person”) shall be liable to any Partner or the Partnership for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, director, stockholder, partner, employee or agent of the Partnership or any officer, director, stockholder, partner, employee or agent of such General Partner, provided that such officer, director, stockholder, partner, employee or agent of the Partner or officer, director, stockholder, partner, employee or agent of such General Partner was selected, engaged or retained by such General Partner with reasonable care, except with respect to any matter as to which such General Partner shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s action was in the best interests of the Partnership and except that no Protected Person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office. A General Partner and its officers, directors, employees or partners may consult with counsel and accountants (except for the Partnership’s independent auditors) in respect of Partnership affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants (except for the Partnership’s independent auditors), provided that they shall have been selected with reasonable care.

Notwithstanding any of the foregoing to the contrary, the provisions of this Article 7.6.1 and of Article 7.6.2 hereof shall not be construed so as to relieve (or attempt to relieve) a General Partner (or any officer, director, stockholder, partner, employee or agent of such General Partner) of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article 7.6.1 and of Article 7.6.2 hereof to the fullest extent permitted by law.

7.6.2    The Partnership shall, to the fullest extent permitted by law, but only out of Partnership assets, indemnify and hold harmless a General Partner and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at the Partnership’s request as directors, officers or trustees of another organization in which the Partnership has an interest as a Unitholder, creditor or otherwise) and their respective legal representatives and successors (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a General Partner or director or officer thereof, or by reason of its being or having been such a General Partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Partnership, and except that no Covered Person shall be indemnified against any liability to the Partnership or Limited Partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Partnership in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Partnership if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

As to any matter disposed of by a compromise payment by any such Covered Person, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Partnership, after notice that it involved such indemnification by any disinterested person or persons to whom the questions may be referred by the General Partner, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Partnership and that such indemnification would not protect such persons against any liability to the Partnership or its Limited Partners to which such person would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Approval by any disinterested person or persons shall not prevent the recovery from persons of indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Partnership or to have been liable to the Partnership or its Limited Partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 7.6.2, an “interested Covered Person” is one against whom the action, suit or other proceeding on the same or similar grounds is then or has been pending and a “disinterested person” is a person against whom no actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article 7.6.2 shall affect any rights to indemnification to which personnel of a General Partner, other than directors and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Partnership to purchase and maintain liability insurance on behalf of any such person.

Nothing in this Article 7.6.2 shall be construed to subject any Covered Person to any liability to which he or she is not already liable under this Agreement or applicable law.

7.6.3    Each Limited Partner agrees that it will not hold any Affiliate or any officer, director, stockholder, partner, employee or agent of any Affiliate of the General Partner liable for any actions of such General Partner or any obligations arising under or in connection with this Agreement or the transactions contemplated hereby.

7.7    Resolutions of Conflicts of Interest; Standard of Care.

7.7.1    Unless otherwise expressly provided in this Agreement or any other agreement contemplated hereby, whenever a conflict of interest exists or arises between the General Partner on the one hand, and the

Partnership or any Limited Partner, on the other hand, any resolution or course of action by the General Partner in respect of such conflict of interest shall be permitted and deemed approved by all Partners and shall not constitute a breach of this Agreement or of any agreement contemplated hereby or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. If a dispute arises, it will be resolved through negotiations with the General Partner or by a court located in the State of Delaware. Any resolution of a dispute is deemed to be fair and reasonable to the Partnership if the resolution is:

•	Approved by the Audit Committee, although no party is obligated to seek such approval and the General Partner may adopt a resolution or course of action that has not received such approval;

•	On terms no less favorable to the Limited Partners than those generally being provided to or available from unrelated third parties; or

•

Fair to the Limited Partners, taking into account the totality of the relationships of the parties involved including other transactions that may be particularly favorable or advantageous to the Limited Partners.

7.7.2    Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner is permitted or required to make a decision (i) in its discretion or under a grant of similar authority or latitude, the General Partner shall be entitled to the extent permitted by applicable law, to consider only such interest and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the partnership or the Limited Partners, or (ii) in its good faith or under another express standard, the General Partner shall act under such express standard and except as required by applicable law, shall not be subject to any other different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law.

7.8    Other Matters Concerning the General Partner.

7.8.1    The General Partner (including the Audit Committee) may rely on and shall be protected in acting or refraining from acting upon any certificate, document or other instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.

7.8.2    The General Partner (including the Audit Committee) may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it and any opinion or advice of any such person as to matters which the General Partner (including the Audit Committee) believes to be within such person’s professional or expert competence shall be the basis for full and complete authorization of indemnification and provide legal protection with respect to any action taken or suffered or omitted by the General Partner (including the Audit Committee) hereunder in good faith and in accordance with such opinion or advice.

7.8.3    The General Partner (including the Audit Committee) may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner (including the Audit Committee) shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

7.9    Other Business Ventures. Any Partner, director, employee, Affiliate or other person holding a legal or beneficial interest in any entity which is a Partner, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Partnership or otherwise; and, neither the Partnership nor the Partners shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived there from.

7.10     Contracts with the General Partner or its Affiliates. The General Partner may, on behalf of the Partnership, enter into contracts with any Affiliate. The validity of any transaction, agreement or payment involving the Partnership and any General Partner or any Affiliate of a General Partner otherwise permitted by the terms of this Agreement shall not be affected by reason of (i) the relationship between the Partnership and the Affiliate of the General Partner, or (ii) the approval of said transaction agreement or payment by officers or directors of the General Partner.

7.11    Additional General Partners. Additional general partners may be admitted with the consent of the General Partner.

ARTICLE 8

Rights and Obligations of Limited Partners

8.1    No Participation in Management. No Limited Partner (other than a General Partner if it has acquired an interest of a Limited Partner) shall take part in the management of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.

8.2    Limitation of Liability. Except as provided in the Act, the debts, obligations, and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership. A Limited Partner will not be liable for assessments in addition to its initial capital investment in any capital securities representing limited partnership interests. However, a Limited Partner may be required to repay to the Partnership any amounts wrongfully returned or distributed to it under some circumstances.

8.3    Indemnification and Terms of Admission. Each Limited Partner shall indemnify and hold harmless the Partnership, the General Partner and every Limited Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to state facts made (or omitted to be made) by such Limited Partner in connection with any assignment, transfer, encumbrance or other disposition of all or any part of an interest, or the admission of a Limited Partner to the Partnership, against expenses for which the Partnership or such other Person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding.

8.4    Effective Date. The effective date of admission of a Limited Partner shall be the date designated by the General Partner in writing to such assignee or transferee.

8.5    Death or Incapacity of Limited Partner. The death or legal incapacity of a Limited Partner shall not cause dissolution of the Partnership.

8.6    Rights of Limited Partner Relating to the Partnership.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as otherwise limited under this Agreement, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable demand and at such Limited Partner’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii) promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local tax returns for each year;

(iii) to have furnished to it, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to have furnished to it, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto;

(v) to obtain true and full information regarding the amount of cash contributed by and a description and statement of the value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or that the Partnership is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this Article 8.6).

ARTICLE 9

Unit Certificates

9.1    Unit Certificates. Certificates shall be executed on behalf of the Partnership by any officer either of the General Partner or, if any, of the Partnership.

9.2    Registration Form, Registration of Transfer and Exchange.

9.2.1    The General Partner shall cause to be kept on behalf of the Partnership a register (the “Unit Register”) in which, subject to such reasonable regulations as it may prescribe, the General Partner will provide for the registration and the transfer of Units. The Transfer Agent has been appointed registrar and transfer agent for the purpose of registering and transferring Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless same are effected in the manner described in this Article 9.2. Upon surrender for registration of transfer of any Units evidenced by a Certificate, the General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

9.2.2    Book-Entry-Only System.

(a) Global Certificate Only. Unless otherwise authorized by the General Partner, Certificates for Units will not be issued, other than the one or more Global Certificates issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described below.

(1) Global Certificate. The Partnership and the General Partner will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for the Units. Units will be represented by the Global Certificate (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Units will be issued. The Global Certificate shall be in the form attached hereto as Exhibit A and shall represent such Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Units from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets (as defined in Section 16.1). Any endorsement of a Global Certificate to reflect the amount, or any increase or decrease in the amount, of outstanding Units represented thereby shall be made in such manner and upon instructions given by the General Partner on behalf of the Partnership as specified in the Depository Agreement.

(2) Legend. Any Global Certificate issued to the Depository or its nominee shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) The Depository. The Depository has advised the Partnership and the General Partner as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of DTC Participants and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”). The Depository may determine to discontinue providing its service with respect to Creation Baskets and Units by giving notice to the General Partner pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the General Partner shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the General Partner or, if such a replacement is unavailable, to terminate the Partnership.

(4) Beneficial Owners. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Units, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the General Partner on behalf of the Partnership and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Beneficial Owners will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive, from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Units, a written confirmation relating to their purchase of Units.

(5) Reliance on Procedures. Except for those who have provided Transfer Applications to the General Partner, so long as Cede & Co., as nominee of the Depository, is the registered owner of Units, references herein to the registered or record owners of Units shall mean Cede & Co. and shall not mean the Beneficial Owners of Units. Beneficial Owners of Units will not be entitled to have Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Units under this Agreement. Accordingly, to exercise any rights of a holder of Units under the Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Partnership and the General Partner understand that under existing industry practice, if the Partnership requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Units, is entitled to take, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Units through it, with each successive Indirect Participant continuing to notify each person holding Units through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act that is being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Partnership through each Indirect Participant and DTC Participant through which the Beneficial Owner’s interest in the Units is held.

(6) Communication between the Partnership and the Beneficial Owners. As described above, the Partnership will recognize the Depository or its nominee as the owner of all Units for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected in accordance with this paragraph. Pursuant to the Depository Agreement, the Depository is required to make available to the Partnership, upon request and for a fee to be charged to the Partnership, a listing of the Unit holdings of each DTC Participant. The Partnership shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Units, directly or indirectly, through such DTC Participant. The Partnership shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Partnership shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(7) Distributions. Distributions on Units pursuant to this Agreement shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Units. The Partnership and the General Partner expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Units as shown on the records of the Depository or its nominee. The Partnership and the General Partner also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. Neither the Partnership nor the General Partner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Units.

(8) Limitation of Liability. The Global Certificate to be issued hereunder is executed and delivered solely on behalf of the Partnership by the General Partner in its capacity as such and in the exercise of the powers and authority conferred and vested in it by this Agreement. The representations, undertakings and agreements made on the part of the Partnership in the Global Certificate are made and intended not as personal representations, undertakings and agreements by the General Partner, but are made and intended for the purpose of binding only the Partnership. Nothing in the Global Certificate shall be construed as creating any liability on the General Partner, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Agreement.

(9) Successor Depository. If a successor to the Depository shall be employed as Depository hereunder, the Partnership and the General Partner shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 9.2.2.

(10) Transfer of Units. Beneficial Owners that are not DTC Participants may transfer Units by instructing the DTC Participant or Indirect Participant holding the Units for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

9.2.3    Except as otherwise provided in this Agreement, the Partnership shall not recognize any transfer of Units until the Certificates (if applicable) and a Transfer Application have been provided to the General Partner evidencing such Units are surrendered for registration of transfer. Such Certificates must be accompanied by a Transfer Application duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Article 9.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

9.3    Mutilated, Destroyed, Lost or Stolen Certificates.

9.3.1    If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership, shall execute, and upon its request, the Transfer Agent shall countersign and deliver in exchange therefore, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

9.3.2    The General Partner, on behalf of the Partnership, shall execute, and upon its request, the Transfer Agent shall countersign and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(a) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(b) requests the issuance of a new Certificate before the Partnership has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c) if requested by the General Partner, delivers to the Partnership a bond or such other form of security or indemnity as may be required by the General Partner, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(d) satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after it has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

9.3.3    As a condition to the issuance of any new Certificate under this Article 9.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) connected therewith.

9.4    Record Holder. The Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any national securities exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other hand such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

9.5    Partnership Securities. The General Partner is hereby authorized to cause the Partnership to issue Partnership Securities, for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners. The General Partner shall have sole discretion, subject to the requirements of the Act, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities.

9.5.1    The General Partner shall do all things necessary to comply with the Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any national securities exchange on which the Units or other Partnership Securities are listed for trading.

ARTICLE 10

Transfer of Interests

10.1    Transfer.

10.1.1    The term “transfer,” when used in this Article 10 with respect to an interest, shall be deemed to refer to an appropriate transaction by which the General Partner assigns its interest as General Partner to another Person or by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

10.1.2    No interest shall be transferred in whole or in part, except in accordance with the terms and conditions set forth in this Article 10. Any transfer or purported transfer of an interest not made in accordance with this Article 10 shall be null and void.

10.2    Transfer of General Partner’s Interest.

10.2.1    Except as set forth in this Article 10.2.1, the General Partner may transfer all, but not less than all, of its interest as the general partner to a single transferee if, but only if, (i) at least a majority of the Limited Partners approve of such transfer and of the admission of such transferee as general partner, (ii) the transferee agrees to assume the rights and duties of the General Partner and be bound by the provisions of this Agreement and other applicable agreements, and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of the Partnership or cause the Partnership to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes. The foregoing notwithstanding, the General Partner is expressly permitted to pledge its interest as General Partner to secure the obligations of the Partnership under a Revolving Credit Facility, as the same may be amended, supplemented, replaced, refinanced or restated from time to time, or any successor or subsequent loan agreement.

10.2.2    Neither Article 10.2.1 nor any other provision of this Agreement shall be construed to prevent (and all Partners do hereby consent to) (i) the transfer by the General Partner of all of its interest as a general partner to an Affiliate or (ii) the transfer by the General Partner of all its interest as a general partner upon its merger or consolidation with or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person if, in the case of a transfer described in either clause (i) or (ii) of this sentence, the rights and duties of the General Partner with respect to the interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement; provided, that in either such case, such transferee furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a loss of limited liability of any Limited Partner or of the Partnership or cause the Partnership to be taxable as a corporation or otherwise taxed as an entity for federal income tax purpose. In the case of a transfer pursuant to this Article 10.2.2, the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately prior to the transfer of the interest, and the business of the Partnership shall continue without dissolution.

10.3    Transfer of Units.

10.3.1    Units may be transferred only in the manner described in Article 9.2. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

10.3.2    Until admitted as a Substituted Limited Partner pursuant to Article 11, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

10.3.3    Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

10.3.4    A transferee who has completed and delivered a Transfer Application provided by the seller of the Units (or if purchased on an exchange directly from the Partnership), shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the capacity and authority to enter into this Agreement, (iv) made the powers of attorney set forth in this Agreement, and (v) given the consents and made the waivers contained in this Agreement.

10.4    Restrictions on Transfers. Notwithstanding the other provisions of this Article 10, no transfer of any Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would (a) violate the then applicable federal or state securities laws or rules and regulations of the SEC, any state securities commission, the CFTC, or any other governmental authorities with jurisdiction over such transfer, (b) cause the Partnership to be taxable as a corporation or (c) affect the Partnership’s existence or qualification as a limited partnership under the Act. The General Partner may request each Record Holder to furnish certain information, including that holder’s nationality, citizenship or other related status. A transferee who is not a U.S. resident may not be eligible to become a Record Holder or a Limited Partner if such ownership would subject the Partnership to the risk of cancellation or forfeiture of any of its assets under any federal, state or local law or regulation. If the Record Holder fails to furnish the information or if the General Partner determines, on the basis of the information furnished by the holder in response to the request, that such holder is not qualified to become a Limited Partner, the General Partner may be substituted as a holder for the Record Holder, who will then be treated as a non-citizen assignee, and the Partnership will have the right to redeem those securities held by the Record Holder.

10.5    Tax Certificates.

10.5.1    All Limited Partners or Assignees (or, if the Limited Partner or Assignee is a nominee holding for the account of a Beneficial Owner, the Beneficial Owner) are required to provide the Partnership with a properly completed Tax Certificate.

10.5.2    If a Limited Partner or Assignee (or, if the Limited Partner or Assignee is a nominee holding for the account of a Beneficial Owner, the Beneficial Owner) fails to provide the Partnership with a properly completed Tax Certificate, the General Partner may request at any time and from time to time, that such Limited Partner or Assignee (or Beneficial Owner) shall, within 15 days after request (whether oral or written) therefore by the General Partner, furnish to the Partnership, a properly completed Tax Certificate. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 15-day period such Tax Certificate, the Units owned by such Limited Partner or Assignee (or in the case of a Limited Partner or Assignee that holds Units on behalf of a Beneficial Owner, the Units held on behalf of the Beneficial Owner) shall be subject to redemption in accordance with the provisions of Article 10.6.

10.6    Redemption of Units for Failure to Provide Tax Certificate.

10.6.1    If at any time a Limited Partner or Assignee fails to furnish a properly completed Tax Certificate within the 15-day period specified in Article 10.5.2, the Partnership may redeem the Units of such Limited Partner or Assignee as follows:

(a) The General Partner shall not later than the tenth (10th) Business Day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at its last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed (the “Notice Date”). The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, and that payment of the redemption price will be made upon surrender of the certification evidencing the Redeemable Units.

(b) The aggregate redemption price for Redeemable Units shall be an amount equal to the market price as of the Close of Business on the Business Day immediately prior to the date fixed for redemption of Units to be so redeemed multiplied by the number of Units included among the Redeemable Units. The redemption price shall be paid in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the Prime Rate (as established by the Federal Reserve Board). and payable in three equal annual installments of principal together with accrued interest commencing one year after the redemption date.

(c) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the certification evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or its duly authorized representative shall be entitled to receive the payment therefore.

(d) In the event the Partnership is required to pay withholding tax or otherwise withhold any amount on behalf of, or with respect to, a Limited Partner or Assignee (or Beneficial Owner) who has failed to provide a properly completed Tax Certificate, such amounts paid or withheld by the Partnership shall be deemed to have been paid to such Limited Partner or Assignee (or Beneficial Owner) as part of the redemption price for the Redeemable Units and the Partnership shall reduce the amount of the payment made to such Limited Partner or Assignee (or Beneficial owner) in redemption of such Redeemable Units by any amounts so withheld.

10.6.2    After the Notice Date, Redeemable Units shall no longer constitute issued and Outstanding Units and no allocations or distributions shall be made with respect to such Redeemable Units. In addition, after the Notice Date, the Redeemable Units shall not be transferable.

10.6.3    The provisions of this Article 10.6 shall also be applicable to Units held by a Limited Partner or Assignee as nominee of a Beneficial Owner.

ARTICLE 11

Admission of Partners

11.1    Admission of Initial Limited Partners and Other Creation Basket Purchases. Subject to the requirements of this Article 11, upon the issuance by the Partnership of Units to the Initial Limited Partner and any other purchasers of a Creation Basket, the General Partner shall admit the Initial Limited Partner and such other purchasers of the Creation Basket to the Partnership as Limited Partners in respect of the Units purchased.

11.2    Admission of Substituted Limited Partners. By transfer of a Unit in accordance with Article 10, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such Certificate to a purchaser or other transferee, and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit (including, without limitation, any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (i) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s sole discretion, and (ii) when any such admission is shown on the books and records of the Partnership, following the consent of the General Partner to such admission. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have none of the other rights of a Limited Partner.

11.3    Admission of Successor General Partner. A successor General Partner approved pursuant to this Article 11.3 or the transferee of or successor to all of the General Partner’s interest pursuant to Article 10.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Article 12 or the transfer of the General Partner’s interest pursuant to Article 10.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Article 10.2 has occurred. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

11.4    Admission of Additional Limited Partners.

11.4.1    A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in this Agreement, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

11.4.2    Notwithstanding anything to the contrary in this Article 11.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

11.5    Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and if necessary, to prepare as soon as practical an amendment of this Agreement and if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Article 15.

ARTICLE 12

Withdrawal or Removal of Partners

12.1    Withdrawal of the General Partner.

12.1.1    The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(a) the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(b) the General Partner transfers all of its rights as general partner pursuant to this Agreement;

(c) the General Partner is removed;

(d) the General Partner (1) makes a general assignment for the benefit of creditors; (2) files a voluntary bankruptcy petition; (3) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law; (4) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (1) – (3) of this sentence; or (5) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(e) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

(f) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in this Article 12.1.1(d), (e) or (f) occurs, the withdrawing General Partner shall give written notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Article 12.1 shall result in the withdrawal of the General Partner from the Partnership.

12.1.2    Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the General Partner ceases to be a General Partner pursuant to Article 12.1.1(b) or is removed pursuant to Article 12.2. If the General Partner gives a notice of withdrawal pursuant to Article 12.1.1(a), holders of at least a majority of such Outstanding Units (excluding for purposes of such determination any Units owned by the General Partner and its Affiliates) may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein, the Partnership shall be dissolved in accordance with Article 13. If a successor General Partner is elected, such successor shall be admitted immediately prior to the effective time of the withdrawal or removal of the Departing Partner and shall continue the business of the Partnership without dissolution.

12.2    Removal of the General Partner. The General Partner may be removed only if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (excluding for this purpose any Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General

Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the Outstanding Units (excluding for this purpose any Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner.

12.3    Withdrawal of a Limited Partner other than the Organizational Limited Partner. In addition to withdrawal of a Limited Partner due to its redemption of Units constituting a Redemption Basket under this Agreement, the General Partner may, at any time, in its sole discretion, require any Limited Partner to withdraw entirely from the Partnership or to withdraw a portion of its Partner Capital Account, by giving not less than 15 days’ advance written notice to the Limited Partner thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the Capital Account of any Limited Partner: (i) that made a misrepresentation to the General Partner in connection with its purchase of Units; or (ii) whose ownership of Units would result in the violation of any law or regulations applicable to the Partnership or a Partner. The Limited Partner thus designated shall withdraw from the Partnership or withdraw that portion of its Partner Capital Account specified in such notice, as the case may be, as of the Close of Business on such date as determined by the General Partner. The Limited Partner thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from its Partner Capital Account, as the case may be, without further action on the part of said Limited Partner and the provisions of Article 17.6 shall apply.

ARTICLE 13

Termination and Distribution

13.1    Termination. The Partnership shall continue in effect from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

(a) The death, adjudication of incompetence, bankruptcy, dissolution, withdrawal, or removal of a General Partner who is the sole remaining General Partner, unless a majority in interest of the Limited Partners within 90 days after such event elects to continue the Partnership and appoints a successor General Partner; or

(b) The affirmative vote of a majority in interest of the Limited Partners; provided, however, that any such termination shall be subject to the conditions set forth in this Agreement.

13.2    Assumption of Agreements. No vote by the Limited Partners to terminate the Partnership pursuant to Section 13.1(b) shall be effective unless, prior to or concurrently with such vote, there shall have been established procedures for the assumption of the Partnership’s obligations arising under any agreement to which the Partnership is a party and which is still in force immediately prior to such vote regarding termination, and there shall have been an irrevocable appointment of an agent who shall be empowered to give and receive notices, reports and payments under such agreements, and hold and exercise such other powers as are necessary to permit all other parties to such agreements to deal with such agent as if the agent were the sole owner of the Partnership’s interest, which procedures are agreed to in writing by each of the other parties to such agreements.

13.3    Distribution

13.3.1    Upon termination of the Partnership, the affairs of the Partnership shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Partnership shall then be determined by the General Partner. Thereupon, the assets of the Partnership shall be distributed to the Partners pro rata in accordance with their Units. Each Partner shall receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Partner to Partner, all as the General Partner in its sole discretion may decide. If such distributions are insufficient to return to any Partner the full amount of its Capital Contributions, such Partner shall have no recourse against any other Partner.

13.3.2    The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partner or its successor, which is hereby authorized to do all acts authorized by law for these purposes. Without limiting the generality of the foregoing, the General Partner, in carrying out such winding up and distribution, shall have full power and authority to sell all or any of the Partnership’s assets or to distribute the same in kind to the Partners.

ARTICLE 14

Meetings

14.1    Meeting of Limited Partners. Upon the written request of 20% or more in interest of the Limited Partners, the General Partner may, but is not required to, call a meeting of the Limited Partners. Notice of such meeting shall be given within 30 days after, and the meeting shall be held within 60 days after, receipt of such request. The General Partner may also call a meeting not less than 20 and not more than 60 days prior to the meeting. Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and place.

ARTICLE 15

Power of Attorney

15.1 Appointment.    Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a liquidator shall have been selected, the liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their respective authorized officers and attorneys-in-fact with full power of substitution, as its true and lawful agent and attorney-in-fact with full power and authority in its name, place and stead to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (ii) all certificates, documents and other instruments that the General Partner or the liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement, (iii) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, (iv) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner or the Capital Contribution of any Partner, (v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Units issued, and (vi) all certificates documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership;

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approval waivers, certificates and other instruments necessary or appropriate, in the sole discretion of the General Partner or the liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the liquidator, to effectuate the terms or intent of this Agreement, provided, that when required by this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the liquidator may exercise the power of attorney made in this Article 15 only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series;

15.2    Survival. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest and it shall survive and not be affected by the subsequent death, incompetence, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership interest and shall extend to such Limited Partners or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the liquidator, within 15 days after receipt of the General Partner’s or the liquidator’s request therefor, such further designations, powers of attorney and other instruments as the General Partner or the liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

ARTICLE 16

Creation of Units

16.1    General. The Partnership will create and redeem Units from time to time, but only in one or more Creation Baskets or Redemption Baskets (a block of 50,000 Units shall be referred to as a “Basket”). The creation and redemption of Baskets will only be made in exchange for delivery to the Partnership or the distribution by the Partnership of the amount of United States government securities with maturities of 2 years or less (“Treasuries”) and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Units included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

16.2    Creation Procedures. On any Business Day, a Participant may place an order with the Partnership’s marketing agent to create one or more Baskets. Purchase orders must be placed by 12:00 PM New York time or the close of regular trading on the NYSE Arca, Inc., whichever is earlier; except in the case of the Initial Limited Partner’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold, when such orders shall be placed by 9:00 AM New York time on the day agreed to by the General Partner and the Initial Limited Partner. The day on which the marketing agent receives a valid purchase order is the purchase order date. By placing a purchase order, a Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the custodian of the Partnership, and (2) enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter energy transaction (through itself or a designated acceptable broker) with the Partnership for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date, as specified in the purchase order form attached to the Authorized Purchaser Agreement. Failure to consummate (1) and (2) above shall result in the cancellation of the order. Prior to the delivery of Baskets for a purchase order, the Participant must also have wired to the custodian the non-refundable creation transaction fee described in this Article 16.

16.3    Determination of Required Deposits. The total deposit required to create each Basket (“Creation Basket Deposit”) is an amount of Treasuries and cash with a value that is in the same proportion to the total assets of the Partnership (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to purchase is properly received as the number of Units to be created under the purchase order is in proportion to the total number of Units outstanding on the date the order is received. The General Partner determines, in its sole discretion or in consultation with the administrator of the Partnership, the requirements for Treasuries that may be included in deposits to create Baskets and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day. The amount of cash deposit required is the difference between (i) the aggregate market value of the Treasuries included in a Creation Basket Deposit as of 4:00 PM on the date the order to purchase properly was made and (ii) the total required deposit.

16.4    Delivery of Required Deposits. A Participant who places a purchase order is responsible for transferring to the Partnership’s account with the custodian the required amount of Treasuries and cash by the end of the third Business Day following the purchase order date. Upon receipt of the deposit amount, the administrator will direct DTC to credit the number of Baskets ordered to the Participant’s DTC account on the third Business Day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the custodian on behalf of the Partnership shall be borne solely by the Participant.

16.5    Rejection of Purchase Orders. The General Partner, or its marketing agent on its behalf, may reject a purchase order or a Creation Basket Deposit if: (1) it determines that the purchase order or the Creation Basket Deposit is not in proper form; (2) the General Partner believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Partnership or Limited Partners; (3) the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the General Partner, be unlawful; or (4) circumstances outside the control of the General Partner, marketing agent or custodian make it, for all practical purposes, not feasible to process creations of Baskets. None of the General Partner, marketing agent or custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

16.6    Creation Transaction Fee. To compensate the Partnership for its expenses in connection with the creation of Baskets, a Participant is required to pay a transaction fee to the Partnership of $1,000 per order to create Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC in advance of any change in the transaction fee and will not implement any increase in the fee for the creation of Baskets until 30 days after the date of the notice.

ARTICLE 17

Redemption of Units

17.1    General. The procedures by which a Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any Business Day, a Participant may place an order with the marketing agent to redeem one or more Baskets. Redemption orders must be placed by 12:00 PM New York time or the close of regular trading on the NYSE Arca, Inc., whichever is earlier. A redemption order so received is effective on the date it is received in satisfactory form by the marketing agent. The day on which the marketing agent receives a valid redemption order is the redemption order date. By placing a redemption order, a Participant agrees to (1) deliver the Baskets to be redeemed through DTC’s book-entry system to the Partnership not later than 3:00 PM New York time on the third Business Day following the effective date of the redemption order, and (2) enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter energy transaction (through itself or a designated acceptable broker) with the Partnership for the sale of a number and type of futures contracts at the closing settlement price for such contracts on the redemption order date, as specified in the redemption order form attached to the Authorized Purchaser Agreement. Failure to consummate (1) and (2) above shall result in the cancellation of the order. Prior to the delivery of the redemption distribution for a redemption order, the Participant must also have wired to the Partnership’s account with the custodian the non-refundable redemption transaction fee described in this Article 17.

17.2    Determination of Redemption Distribution. The redemption distribution from the Partnership consists of a transfer to the redeeming Participant of an amount of Treasuries and/or cash with a value that is in the same proportion to the total assets of the Partnership (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Units to be redeemed under the redemption order is in proportion to the total number of Units outstanding on the date the order to redeem is received. The General Partner, directly or through its agent, will determine the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of Treasuries and cash, that may be included in distributions to redeem Baskets. The marketing agent will publish such requirements as of 4:00 PM New York time on the redemption order date.

17.3    Delivery of Redemption Distribution. The redemption distribution due from the Partnership is delivered to the Participant by 3:00 PM New York time on the third Business Day following the redemption order date if, by 3:00 PM New York time on such third Business Day, the Partnership’s DTC account has been credited with the Baskets to be redeemed. If the Partnership’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Partnership (1) receives the fee applicable to the extension of the redemption distribution date which the General Partner may, from time to time, determine and (2) the remaining Baskets to be redeemed are credited to the Partnership’s DTC account by 3:00 PM New York time on such next Business Day. Any further remaining amount of the redemption order shall be cancelled and the Participant will indemnify the Partnership for any losses, if any, due to such cancellation, including but not limited to the difference in the price of investments sold as a result of the redemption order and investments made to reflect that such order has been cancelled. The custodian is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Partnership’s DTC account by 3:00 PM New York time on the third Business Day following the redemption order date if the Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the General Partner may from time to time determine.

17.4    Suspension or Rejection of Redemption orders. The General Partner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the New York Mercantile Exchange or the NYSE Arca, Inc is closed other than customary weekend or holiday closings, or trading on the NYSE Arca, Inc. is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the General Partner determines to be necessary for the protection of the Limited Partners. None of the General Partner, the marketing agent or the custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. The General Partner will reject a redemption order if the order is not in proper form or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

17.5    Redemption Transaction Fee. To compensate the Partnership for its expenses in connection with the redemption of Baskets, a Participant is required to pay a transaction fee to the Partnership of $1,000 per order to redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC in advance of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

17.6    Required Redemption. The General Partner may, at any time, in its sole discretion, require any Limited Partner to withdraw entirely from the Partnership or to withdraw a portion of its Partner Capital Account, by giving not less than 15 days advance written notice to the Limited Partner thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the Capital Account of any Limited Partner: (i) that the General Partner determines is a benefit plan investor (within the meaning of the Department of Labor Regulation (s) 2510.3-101(f)(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) that made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) whose ownership of Units would result in the violation of any law or regulations applicable to the Partnership or a Partner. The Limited Partner thus designated shall withdraw from the Partnership or withdraw that portion of its Partner Capital Account specified in such notice, as the case may be, as of the Close of Business on such date as determined by the General Partner. The Limited Partner thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from its Partner Capital Account, as the case may be, without further action on the part of said Limited Partner.

ARTICLE 18

Miscellaneous

18.1    Notices. Any notice, offer, consent or other communication required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been sufficiently given or made when delivered personally to the party (or an officer of the party) to whom the same is directed, or (except in the event of a mail strike) 5 Business Days after being mailed by first-class mail, postage prepaid, if to the Partnership or to a General Partner, or if to a Limited Partner, to the address set forth on Exhibit B hereof. Any Partner may change its address for the purpose of this Article by giving notice of such change to the Partnership, such change to become effective on the 10th Business Day after such notice is given.

18.2    Waiver of Partition. Each Partner hereby irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any Partnership property.

18.3    Governing Law, Successors, Severability. This Agreement shall be governed by the laws of the State of Delaware, as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware by and between residents of Delaware and shall, subject to the restrictions on transferability set forth herein, bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. If any provision of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

18.4    Consent to Jurisdiction. The General Partner and the Limited Partners hereby (i) irrevocably submit to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to this Agreement, and (ii) consent to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party, to the fullest extent permitted by applicable law, waives any right it may otherwise have to (a) seek punitive or consequential damages, or (b) request a trial by jury.

18.5    Entire Agreement. This Agreement constitutes the entire agreement among the parties; it supercedes any prior agreement or understanding among them, oral or written, all of which are hereby canceled. This Agreement may not be modified or amended other than pursuant to Articles 3 and 15.

18.6    Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

18.7    No Waiver. The failure of any Partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

18.8    Legends. If certificates for any interest or interests are issued evidencing a Limited Partner’s interest in the Partnerships, each such certificate shall bear such legends as may be required by applicable federal and state laws, or as may be deemed necessary or appropriate by the General Partner to reflect restrictions upon transfer contemplated herein.

18.9    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

18.10    Relationship between the Agreement and the Act. Regardless of whether any provisions of this Agreement specifically refer to particular Default Rules (as defined below), (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly. For purposes of this Article 18.10, “Default Rule” shall mean a rule stated in the Act that applies except to the extent it is negated or modified through the provisions of the Partnership’s certificate of limited partnership or this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Agreement of Limited Partnership on the date first written above.

General Partner
United States Commodity Funds LLC

By:	/s/ Howard Mah
Name: Howard Mah
Title: Management Director

EXHIBIT A

FORM OF GLOBAL CERTIFICATE

Evidencing Units Representing Limited Partner Interests

in United States 12 Month Oil Fund, LP

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that Cede & Co. is the owner and registered holder of this Certificate evidencing the ownership of issued and outstanding Limited Partner Units (“Units”), each of which represents a fractional undivided unit of a beneficial interest in United States 12 Month Oil Fund, LP (the “Fund”), a Delaware limited partnership. Capitalized terms used not defined herein have the meaning given to such terms in the Second Amended and Restated Agreement of Limited Partnership, as amended, supplemented or restated to the date hereof (the “Limited Partnership Agreement”).

At any given time, this Certificate shall represent the limited units of beneficial interest in the Fund purchased by a particular authorized Participant on the date of this Certificate. The Limited Partnership Agreement of the Fund provides for the deposit of cash with the Fund from time to time and the issuance by the Fund of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Fund. At the request of the registered holder, this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request; provided, however, that in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.

Each authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Limited Partnership Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of California and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Limited Partnership Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Limited Partnership Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal business office of the General Partner.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Limited Partnership Agreement and this Certificate are executed and delivered by United States Commodity Funds LLC as General Partner of the Fund, in the exercise of the powers and authority conferred and vested in it by the Limited Partnership Agreement. The representations, undertakings and agreements made on the part of the Fund in the Limited Partnership Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by the General Partner, other than acting in its capacity as such, but are made and intended for the purpose of binding only the Fund. Nothing in the Limited Partnership Agreement or this Certificate shall be construed as imposing any liability on the General Partner, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Limited Partnership Agreement or this Certificate.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF UNITED STATES 12 MONTH OIL FUND, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, TERMINATE THE EXISTENCE OR QUALIFICATION OF UNITED STATES 12 MONTH OIL FUND, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR CAUSE UNITED STATES 12 MONTH OIL FUND, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). UNITED STATES COMMODITY FUNDS LLC, THE GENERAL PARTNER OF UNITED STATES 12 MONTH OIL FUND, LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF UNITED STATES 12 MONTH OIL FUND, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

This Certificate shall not become valid or binding for any purpose until properly executed by the General Partner.

IN WITNESS WHEREOF, the General Partner of the Fund has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Persons.

United States Commodity Funds LLC, as General Partner

By:
Date:

EXHIBIT B

ADDRESSES FOR NOTICE

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, California 94612

with a copy to

Brown Brothers Harriman & Co.

40 Water Street

Boston, MA 02109

Attention: Manager, Fund Administration Department

EXHIBIT C

APPLICATION FOR TRANSFER OF UNITS

Transferees of Units must execute and deliver this application to United States 12 Month Oil Fund, LP, c/o United States Commodity Funds LLC, 1999 Harrison Street, Suite 1530, California 94612, to be admitted as limited partners to United States 12 Month Oil Fund, LP.

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Units evidenced hereby and hereby certifies to United States 12 Month Oil Fund, LP (the “Partnership”) that the Assignee (including to the best of Assignee’s knowledge, any person for whom the Assignee will hold the Units) is an Eligible Holder.*

The Assignee (a) requests admission as a Limited Partner and agrees to comply with and be bound by, and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms used but not defined herein have the meanings given to such terms in the Partnership Agreement.

Date:
Social Security or other identifying	Signature of Assignee
Number of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee

Type of Entity (check one):

☐ Individual	☐ Partnership
☐ Trust	☐ Other (specify)

If not an Individual (check one):

☐	the entity is subject to United States federal income taxation on the income generated by the Partnership;

☐	the entity is not subject to United States federal income taxation, but it is a pass-through entity and all of its beneficial owners are subject to United States federal income taxation on the income generated by the Partnership;

☐	the entity is not subject to United States federal income taxation and it is (a) not a pass-through entity or (b) a pass-through entity, but not all of its beneficial owners are subject to United States federal income taxation on the income generated by the Partnership. Important Note – by checking this box, the Assignee is contradicting its certification that it is an Eligible Holder.

*	The Term “Eligible Holder” means (a) an individual or entity subject to United States federal income taxation on the income generated by the Partnership; or (b) an entity not subject to United States federal income taxation on the income generated by the Partnership, so long as all of the entity’s owners are subject to United States federal income taxation on the income generated by the Partnership. Individuals or entities are subject to taxation, in the context of defining an Eligible Holder, to the extent they are taxable on the items of income and gain allocated by the Partnership. Schedule I hereto contains a list of various types of investors that are categorized and identified as either “Eligible Holders” or “Non-Eligible Holders.”

Nationality (check one):

☐ U.S. Citizen, Resident or Domestic Entity**	☐ Non-resident Alien**

☐ Foreign Corporation**

**	As those terms are defined in the Code.

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A. Individual Interestholder

1. I am not a non-resident alien for purposes of U.S. income taxation.

2. My U.S. taxpayer identification number (Social Security Number) is

3. My home address is

B. Partnership, Corporation or Other Interestholder

1. The interestholder is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury regulations).

2. The interestholder’s U.S. employer identification number is

3. The interestholder’s office address and place of incorporation (if applicable) is

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of FINRA, or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Units shall be made to the best of the Assignee’s knowledge.

STATEMENT OF ADDITIONAL INFORMATION

UNITED STATES 12 MONTH OIL FUND, LP

Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 13.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

This statement of additional information and accompanying disclosure document are both dated May 1, 2013.

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UNITED STATES 12 MONTH OIL FUND, LP

Page
The Commodity Interest Markets	SAI-3
Potential Advantages of Investment	SAI-10
Prior Performance of the General Partner and Related Public Funds	SAI-11

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The Commodity Interest Markets

General

The CEA governs the regulation of commodity interest transactions, markets and intermediaries. The CEA provides for varying degrees of regulation of commodity interest transactions depending upon: (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization.

The offer and sale of units of US12OF, as well as units of each of the Related Public Funds, is registered under the Securities Act. US12OF and the Related Public Funds are subject to the requirements of the Securities Act, the Exchange Act and the rules and regulations adopted thereunder as administered by the SEC. Firms’ participation in the distribution of units are regulated as described above, as well as by the self regulatory association, FINRA.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bonds, stock indices, interest rates, currencies, energy and metals. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has

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offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties such as US12OF or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets to the same extent that the swap markets will be regulated by the CFTC once the Dodd-Frank Act is fully implemented. At a minimum, over-the-counter currency forwards, options and swaps will be subject to heightened recordkeeping, reporting and business conduct standards.

On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin). The final determination does not extend to other foreign exchange derivatives, such as foreign exchange options, currency swaps and non-deliverable forwards.

While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions’ currencies. Trading in the interbank market also exposes US12OF to a risk of default since failure of a bank with which US12OF had entered into a forward contract would likely result in a default and thus possibly substantial losses to US12OF.

Options on Futures Contracts

Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

A call option is said to be in-the-money if the strike price is below current market levels and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels and out-of-the-money if the strike price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value (which is related to the underlying market value) plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On

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certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Options on Forward Contracts or Commodities

Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity. However, similar to forward contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Swap Contracts

Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principally traded off-exchange, although certain swap contracts are also traded in electronic trading facilities and cleared through clearing organizations.

Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions one or both parties may require collateral deposits from the counterparty to support that counterparty’s obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive less any collateral deposits it is holding.

Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Once accepted by the clearing house, the original swap transaction is novated and the central counterparty becomes the counterparty to a trade with each of the original parties based upon the trade terms determined in the original transaction. In this manner each individual swap counterparty reduces its risk of loss due to counterparty nonperformance because the clearing house acts as the counterparty to each transaction.

“Swap” Transactions

The Dodd-Frank Act imposes new regulatory requirements on certain “swap” transactions that US12OF is authorized to engage in that may ultimately impact the ability of US12OF to meet its investment objective. On August 13, 2012, the CFTC and the SEC published joint final rules defining the terms “swap” and “security-based swaps.” The term “swap” is broadly defined to include various types of over-the-counter derivatives, including swaps and options. The effective date of these final rules was October 12, 2012.

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The Dodd-Frank Act requires that certain transactions ultimately falling within the definition of “swap” be executed on organized exchanges or “swap execution facilities” and cleared through regulated clearing organizations (which are referred to in the Dodd-Frank Act as “derivative clearing organizations” (“DCOs”)), if the CFTC mandates the central clearing of a particular contract. On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered DCOs. This is the CFTC’s first clearing determination under the Dodd-Frank Act and became effective on February 11, 2013. Determination on other types of swaps are expected in the future, and, when finalized, could require US12OF to centrally clear certain over-the-counter instruments presently entered into and settled on a bi-lateral basis. If a swap is required to be cleared, the initial margin will be set by the clearing organization, subject to certain regulatory requirements and guidelines. Initial and variation margin requirements for swap dealers and major swap participants who enter into uncleared swaps and capital requirements for swap dealers and major swap participants who enter into both cleared and uncleared trades will be set by the CFTC, the SEC or the applicable “Prudential Regulator.” On May 23, 2012, the CFTC published final regulations, which became effective as of July 23, 2012, to determine which entities will be regulated as “swap dealers” and “major swap participants” and thus have to comply with these capital and margin requirements (as well as a multitude of other requirements under the Dodd-Frank Act). Most of the requirements became effective on October 12, 2012 when additional final rules defining the terms “swap,” “security-based swap” and “mixed swap” became effective. However, on October 11, 2012 and October 12, 2012, the CFTC issued several no-action letters and interpretive guidance which delayed much of the implementation of these requirements from October 12, 2012 until December 31, 2012. Increased regulation of, and the imposition of additional costs on, swap transactions could have an adverse effect on US12OF by, for example, reducing the size of and therefore liquidity in the derivatives market, increasing transaction costs and decreasing the ability to customize derivative transactions.

On February 7, 2012, the CFTC published a rule requiring each FCM and DCO to segregate cleared swaps and related collateral posted by a customer of the FCM from the assets of the FCM or DCO, although such property can be commingled with the property of other cleared swaps customers of the FCM or DCO. This rule addresses losses incurred by a DCO in a so-called “double default” scenario in which a customer of an FCM defaults in its obligations to the FCM and the FCM, in turn, defaults in its obligations to the DCO. Under this scenario, the DCO can only access the collateral attributable to other customers of the DCO whose cleared swap positions are in a loss position following the primary customer’s default. This became effective on November 8, 2012. Some market participants have expressed concern that the requirements of this segregation rule may result in higher initial margins or higher fees. US12OF does not anticipate any impact to its operations in order to meet the requirements of the new rule.

The Funds do not anticipate any impact to its operations in order to meet the requirements of the new rule. Additionally, the CFTC published rules on February 17, 2012 and April 3, 2012 that require “swap dealers” and “major swap participants” to: 1) adhere to business conduct standards, 2) implement policies and procedures to ensure compliance with the CEA and 3) maintain records of such compliance. These new requirements may impact the documentation requirements for both cleared and non-cleared swaps and cause swap dealers and major swap participants to face increased compliance costs that, in turn, may be passed along to counterparties (such as US12OF) in the form of higher fees and expenses related to trading swaps.

On February 24, 2012, the CFTC amended certain disclosure obligations to require that the operator of a commodity pool that invests in swaps include standardized swap risk disclosures in the pool’s disclosure documents by December 31, 2012.

The CFTC issued a final rule on May 23, 2012 interpreting the definition of “eligible contract participant,” as amended by the Dodd-Frank Act, in such a manner that each Fund may be limited as to the counterparties with which it may enter into forward contracts. Additionally, the Funds may under certain circumstances related to the amount of assets under management no longer qualify as an eligible contract participant. Each Fund’s ability to maintain a certain minimum level of assets and to qualify as an eligible contract participant allows it to enter into

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swaps on swap execution facilities as well as on a bilateral, off-exchange basis. The loss of status as an eligible contract participant and the resulting loss of eligible counterparties and investment options could impact each Fund’s ability to achieve its investment objective.

On December 5, 2012, the CFTC’s Division of Market Oversight issued a letter providing swap dealers with time-limited no-action relief from swap data reporting obligations with respect to equity swaps, foreign exchange swaps and other commodity swaps. For these asset classes, the letter provides swap dealers with reporting relief (i) with respect to real-time price reporting and regular swap reporting (under Part 43 and Part 45 of the CFTC’s regulations, respectively), until February 28, 2013, and (ii) historical swap reporting requirements (under Part 46 of the CFTC’s regulations) until March 30, 2013.

On December 21, 2012, the CFTC’s Division of Market Oversight issued two letters providing certain swap dealers with time-limited no-action relief from some swap data reporting obligations. One letter provides relief from reporting requirements for branches of swap dealers located in emerging markets who encounter technical difficulties in complying with the reporting rules. The letter also provides that swap dealers may delay reporting compliance for certain complex and exotic swaps until April 30, 2012.

Under a second letter, all swap dealers have until April 10, 2013 to report certain information about their counterparties, including: status as a major swap participant, a financial entity, a U.S. person or a commercial end-user.

On December 18, 2012, the CFTC deferred the compliance date for many of the Dodd-Frank Act’s external business conduct standards from December 31, 2012 to May 1, 2013, and for some requirements to July 1, 2013, providing swap dealers an additional four to six months from the original compliance date. The effect of the future regulatory change on each Fund is impossible to predict, but it could be substantial and adverse.

Regulation

Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, exempt board of trade or electronic trading facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder and administered by the CFTC. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a CPO, such as the General Partner, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the General Partner registration as a CPO would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, US12OF or the Related Public Funds.

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants unitholders the right to institute a reparations proceeding before the CFTC against the General Partner (as a registered commodity pool operator), as well as those of their respective employees who are required to be registered under the CEA. Unitholders may also be able to maintain a private right of action for certain violations of the CEA.

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Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. The NFA is the only self regulatory association for commodities professionals other than the exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operation. The General Partner is a member of the NFA. As a member of the NFA, the General Partner is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA requires all FCMs, such as US12OF’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

On November 14, 2012, the CFTC proposed new regulations that would require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The proposed rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the self-regulatory organizations are monitoring the activities of FCMs in a thorough manner. The final regulations have not yet been adopted.

US12OF’s investors are afforded prescribed rights for reparations under the CEA against the General Partner (as a registered commodity pool operator), as well as its respective employees who are required to be registered under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO and their respective associated persons.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law, as exemplified by the various discussions of the Dodd-Frank Act. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

Futures Contracts and Position Limits

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the United States. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the United States.

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In October 2011, the CFTC finalized the Position Limit Rules, which were scheduled to become effective on October 12, 2012. However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the CEA (as modified by the Dodd-Frank Act) upon which the regulations were based. In its September 28, 2012 decision, the court remanded the Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute. On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules. At this time, it is not possible to predict how the CFTC’s appeal could affect US12OF, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives. As a result, US12OF may be limited with respect to the size of its investments in any commodities subject to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules. At this time, it is unclear how any modified aggregation rules may affect US12OF, but it may be substantial and adverse. By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of US12OF to meet its investment objectives through limits that may inhibit the General Partner’s ability to sell additional Creation Baskets of US12OF.

Based on its current understanding of the final position limit regulations, the General Partner does not anticipate significant negative impact on the ability of US12OF to achieve its investment objective.

Commodity Margin

Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 5%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms, such as US12OF’s clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require US12OF to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers’ discretion.

Regulators have not yet finalized the Dodd-Frank Act rules regarding initial margin levels for over-the-counter derivatives. It is possible that such levels may be higher than those for futures contracts. Also, initial margin requirements for non-cleared swaps will be subject to higher margin requirements than cleared swaps. And, under pending rule proposals, US12OF may be required to post, but not be entitled to receive, initial and variation margin in respect of non-cleared swaps. Until such time as the regulators finalize these margin rules, trading in the over-the-counter markets where no clearing facility is provided generally will not require margin

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per se. Rather, it will involve the extension of credit between counterparties that is secured by transfers of credit support and/or independent amounts. Credit support is transferred between counterparties in respect of the open over-the-counter derivatives entered into between them, while independent amounts are fixed amounts posted by one or both counterparties at the execution of a particular over-the- counter transaction.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand , he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to US12OF’s trading, US12OF (and not its investors personally) is subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Potential Advantages of Investment

The Advantages of Non-Correlation

Given that historically, the price of diesel-heating oil and of Futures Contracts and Other Heating Oil-Related Investments has had very little correlation to the stock and bond markets, the General Partner believes that the performance of US12OF should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts — being able to be long or short a commodity interest position with similar ease — means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and it is entirely possible that US12OF may not outperform other sectors of an investor’s portfolio, or may produce losses. Additionally, although adding US12OF’s units to an investor’s portfolio may provide diversification, US12OF is not a hedging mechanism vis-à-vis traditional debt and equity portfolio components and you should not assume that US12OF units will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that US12OF’s performance will likely have little relation to the performance of equity and debt instruments, reflecting the General Partner’s belief that certain factors that affect equity and debt prices may affect US12OF differently and that certain factors that affect equity and debt prices may not affect US12OF at all. US12OF’s net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The General Partner does not expect that US12OF’s performance will be negatively correlated to general debt and equity markets.

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Prior Performance of the General Partner and Related Public Funds.

The General Partner manages the Related Public Funds. Each of the Related Public Funds is a commodity pool that issues units traded on the NYSE Arca. The chart below shows, as of January 31, 2013, the number of Authorized Purchasers, the total number of baskets created and redeemed since inception and the number of outstanding units for each of the Related Public Funds.

	# of Authorized Purchasers	Baskets Purchased	Baskets Redeemed	Outstanding Units
USDHO	12	10	9	200,000
CPER	6	1	—	100,000
USOF	19	8,051	7,742	30,900,000
USNG	17	12,409	8,279	58,666,476
UGA	13	91	97	1,000,000
US12NG	9	54	16	2,700,000
USSO	13	27	21	400,000
USBO	9	49	47	550,000
USCI	8	136	30	8,600,000
USAG	6	3	2	100,000
USMI	6	3	1	100,000

The ability of each of the Related Public Funds (other than US12OF) to track its benchmark from inception to January 31, 2013 is presented below.

Since the commencement of the offering of USDHO units to the public on April 9, 2008 to January 31, 2013, the simple average daily change in its benchmark futures contract was (0.005)%, while the simple average daily change in the NAV of USDHO over the same time period was (0.007)%. The average daily difference was 0.002% (or 0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV (0.812)%, meaning that over this time period USDHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USOF units to the public on April 10, 2006 to January 31, 2013, the simple average daily change in its benchmark futures contract was (0.012)%, while the simple average daily change in the NAV of USOF over the same time period was (0.010)%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 0.468%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USNG units to the public on April 18, 2007 to January 31, 2013, the simple average daily change in its benchmark futures contract was (0.164)% while the simple average daily change in the NAV of USNG over the same time period was (0.165)%. The average daily difference was 0.001% (or 0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 0.364%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of UGA units to the public on February 26, 2008 to January 31, 2013, the simple average daily change in its benchmark futures contract was 0.052%, while the simple average daily change in the NAV of UGA over the same time period was 0.050%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement

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of the benchmark futures contract, the average error in daily tracking by the NAV was (0.831)%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12NG units to the public on November 18, 2009 to January 31, 2013, the simple average daily change in the average price of its benchmark futures contracts was (0.110)%, while the simple average daily change in the NAV of US12NG over the same time period was (0.114)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.569)%, meaning that over this time period US12NG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USSO units to the public on September 24, 2009 to January 31, 2013, the inverse of the simple average daily change in its benchmark futures contract was (0.019)%, while the simple average daily change in the NAV of USSO over the same time period was (0.023)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (1.134)%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USBO units to the public on June 2, 2010 to January 31, 2013, the simple average daily change in its benchmark futures contract was 0.097%, while the simple average daily change in the NAV of USBO over the same time period was 0.093%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.883)%, meaning that over this time period USBO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USAG units to the public on April 13, 2012 to January 31, 2013, the simple average daily change in its index was 0.022%, while the simple average daily change in the NAV of USAG over the same time period was 0.017%. The average daily difference was (0.005)% or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was 7.643%.

Since the commencement of the offering of USCI units to the public on August 10, 2010 to January 31, 2013, the simple average daily change in its index was 0.039%, while the simple average daily change in the NAV of USCI over the same time period was 0.034%. The average daily difference was (0.005)% (or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of its index, the average error in daily tracking by the NAV was (2.900)%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USMI units to the public on June 19, 2012 to January 31, 2013, the simple average daily change in its index was 0.064%, while the simple average daily change in the NAV of USMI over the same time period was 0.062%. The average daily difference was (0.002)% or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was (1.638)%.

Since the commencement of the offering of CPER units to the public on November 15, 2011 to January 31, 2013, the simple average daily change in the Copper Index was 0.022%, while the simple average daily change in the NAV of CPER over the same time period was 0.27%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Copper Index, the average error in daily tracking by the NAV was (2.015)%.

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The table below shows the relationship between the trading prices of the units of each of the Related Public Funds and the daily NAV of such fund, since inception through January 31, 2013. The first row shows the average amount of the variation between the Fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. The General Partner believes that maximum and minimum end of day premiums and discounts typically occur because trading in units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV can be determined at that time. One known exception to this conclusion were the premiums on trading in USNG units that occurred between July 8, 2009 and September 28, 2009, when USNG suspended the issuance of Creation Baskets as a result of regulatory concerns relating to the size of USNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such units and other similar natural gas futures linked investments in the market.

	CPER	USNG	USOF	UGA	USDHO	US12NG	USBO	USSO	USCI	USAG	USM1
Average Difference	$(0.05)	$0.39	$(0.00)	$0.00	$(0.01)	$0.01	$(0.04)	$0.00	$0.05)	$0.05	$0.09
Max Premium %	4.31%	2.37%	3.88%	6.29%	5.75%	6.68%	2.06%	3.08%	2.03%	4.33%	4.23%
Max Discount %	(15.45)%	(2.42)%	(4.51)%	(4.50)%	(3.85)%	(6.52)%	(3.13)%	(3.41)%	(1.34)%	(2.03)%	(9.28)%

There are significant differences between investing in the Fund and the Related Public Funds and investing directly in the futures market. The General Partner’s results with US12OF and the Related Public Funds may not be representative of results that may be experienced with a fund directly investing in futures contracts or other managed funds investing in futures contracts. Moreover, given the different investment objectives of US12OF and the Related Public Funds, the performance of US12OF may not be representative of the results that may be experienced by the other Related Public Funds. For more information on the performance of the Related Public Funds see the Performance Tables below.

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Performance of the Related Public Funds

USNG:

COMPOSITE PERFORMANCE DATA FOR USNG

Name of Commodity Pool: United States Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 18, 2007

Aggregate Subscriptions (from inception through January 31, 2013): $16,540,421,723

Total Net Assets as of January 31, 2013: $1,102,092,306

NAV per Unit as of January 31, 2013: $18.79

Worst Monthly Percentage Draw-down: Jul 2008 (32.13)%

Worst Peak-to-Valley Draw-down: Jun 08-Mar 12 (96.81)%

Number of Unitholders (as of December 31, 2012): 139,657

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	8.87%	(21.49)%	(7.65)%	(0.17)%	(17.62)%	(0.42)%
February	15.87%	(5.47)%	(6.02)%	(10.02)%	(2.49)%
March	6.90%	(11.81)%	(21.05)%	6.68%	(22.99)%
April	6.42%	(13.92)%	(.87)%	5.39%	2.19%
May	6.53%	10.37%	8.19%	(2.23)%	3.00%
June	13.29%	(4.63)%	5.14%	(7.00)%	14.36%
July	(32.13)%	(8.70)%	6.43%	(4.90)%	13.96%
August	(13.92)%	(27.14)%	(22.95)%	(2.58)%	(14.16)%
September	(9.67)%	26.03%	(3.13)%	(11.85)%	13.32%
October	(12.34)%	(13.31)%	(5.83)%	.33%	1.78%
November	(6.31)%	(11.86)%	(1.37)%	(13.40)%	(6.58)%
December	(14.32)%	13.91%	4.53%	(17.26)%	(7.09)%
Annual Rate of Return	(35.68)%	(56.73)%	(40.42)%	(46.08)%	(27.09)%	(0.42	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for US12OF.”

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USOF:

COMPOSITE PERFORMANCE DATA FOR USOF

Name of Commodity Pool: United States Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 10, 2006

Aggregate Subscriptions (from inception through January 31, 2013): $35,347,704,404

Total Net Assets as of January 31, 2013: 1,090,631,721

NAV per Unit as of January 31, 2013: $35.30

Worst Monthly Percentage Draw-down: Oct 2008 (31.57)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (75.84)%

Number of Unitholders (as of December 31, 2012): 54,915

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	(4.00)%	(14.60)%	(8.78)%	(0.62)%	(0.60)%	5.63%
February	11.03%	(6.55)%	8.62%	1.21%	8.25%
March	0.63%	7.23%	4.61%	8.78%	(4.27)%
April	12.38%	(2.38)%	2.04%	6.12%	1.25%
May	12.80%	26.69%	(17.96)%	(10.43)%	(17.83)%
June	9.90%	4.16%	0.47%	(7.65)%	(2.24)%
July	(11.72)%	(2.30)%	3.57%	(0.24)%	3.14%
August	(6.75)%	(1.98)%	(9.47)%	(7.66)%	9.18%
September	(12.97)%	0.25%	8.97%	(11.08)%	(4.82)%
October	(31.57)%	8.43%	0.89%	17.32%	(6.93)%
November	(20.65)%	(0.51)%	2.53%	7.76%	2.45%
December	(22.16)%	(0.03)%	8.01%	(1.78)%	2.55%
Annual Rate of Return	(54.75)%	14.14%	(0.49)%	(2.31)%	(12.21%)	5.63	%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for US12OF.”

SAI-15

UGA:

COMPOSITE PERFORMANCE DATA FOR UGA

Name of Commodity Pool: United States Gasoline Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: February 26, 2008

Aggregate Subscriptions (from inception through January 31, 2013): $343,968,568

Total Net Assets as of January 31, 2013: $63,717,067

NAV per Unit as of January 31, 2013: $63.72

Worst Monthly Percentage Draw-down: Oct 2008 (38.48)%

Worst Peak-to-Valley Draw-down: June 08 — Dec 08 (69.02)%

Number of Unitholders (as of December 31, 2012): 5,490

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Month	2008		2009	2010	2011	2012	2013
January	—		16.23%	(7.47)%	2.19%	8.37%	9.13%
February	(0.56	)%**	0.26%	7.33%	9.52%	6.83%
March	(2.39)%		2.59%	5.42%	7.16%	1.59%
April	10.94%		2.07%	3.15%	10.45%	(3.45)%
May	15.60%		30.41%	(15.54)%	(9.21)%	(11.05)%
June	4.79%		1.65%	1.93%	(0.99)%	(0.61)%
July	(12.79)%		6.24%	2.95%	4.67%	9.60%
August	(3.88)%		(3.71)%	(10.42)%	(1.53)%	13.02%
September	(9.36)%		(3.38)%	9.45%	(11.02)%	0.96%
October	(38.48)%		10.96%	2.19%	3.90%	(9.42)%
November	(21.35)%		1.00%	8.19%	(2.05)%	4.82%
December	(15.72)%		0.55%	11.33%	3.49%	1.27%
Annual Rate of Return	(59.58)%		80.16%	15.52%	15.00%	20.72%	9.13	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from February 26, 2008
***	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for US12OF.”

SAI-16

USDHO:

COMPOSITE PERFORMANCE DATA FOR USDHO

Name of Commodity Pool: United States Diesel-Heating Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 9, 2008

Aggregate Subscriptions (from inception through January 31, 2013): $33,857,235

Total Net Assets as of January 31, 2013: $6,956,825

NAV per Unit as of January 31, 2013: $34.78

Worst Monthly Percentage Draw-down: Oct 2008 (28.63)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (69.17)%

Number of Unitholders (as of December 31, 2012): 666

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	—	0.05	(10.17)%	7.58%	4.73%	2.99%
February	—	(11.34)%	5.78%	6.98%	5.62%
March	—	6.73%	6.42%	5.45%	(1.46)%
April	2.84%**	(3.85)%	5.13%	4.75%	0.17%
May	15.93%	23.13%	(14.14)%	(7.17)%	(15.28)%
June	5.91%	4.55%	(0.40)%	(4.01)%	0.03%
July	(12.18)%	0.39%	2.48%	4.68%	4.98%
August	(8.41)%	(2.71)%	(5.88)%	(0.85)%	11.24%
September	(9.77)%	(0.48)%	12.75%	(10.18)%	(0.68)%
October	(28.63)%	7.60%	(2.20)%	10.10%	(2.76)%
November	(18.38)%	0.19%	2.97%	(1.36)%	(0.38)%
December	(17.80)%	2.23%	8.75%	(4.12)%	(0.94)%
Annual Rate of Return	(56.12)%	25.52%	8.28%	9.96%	2.99%	2.99	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 9, 2008
***	Through January 31, 2013

For a definition of draw-down, please see text below “Composite Performance Data for US12OF.”

SAI-17

US12NG

COMPOSITE PERFORMANCE DATA FOR US12NG

Name of Commodity Pool: United States 12 Month Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 18, 2009

Aggregate Subscriptions (from inception through January 31, 2013): $118,127,314

Total Net Assets as of January 31, 2013: $46,628,788

NAV per Unit as of January 31, 2013: $17.27

Worst Monthly Percentage Draw-down: Mar 2010 (15.47)%

Worst Peak-to-Valley Draw-down: Dec 09-April 12 (69.56)%

Number of Unitholders (as of December 31, 2012): 3,564

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012	2013
January			(5.93)%	(0.68)%	(12.16)%	0.23%
February			(5.18)%	(6.49)%	(0.32)%
March			(15.47)%	5.32%	(11.85)%
April			0.07%	3.53%	0.00%
May			3.11%	(2.23)%	0.06%
June			1.27%	(6.11)%	6.11%
July			(0.05)%	(5.28)%	6.62%
August			(13.53)%	(1.43)%	(9.39)%
September			(6.23)%	(8.12)%	11.26%
October			(1.78)%	(1.72)%	1.55%
November	(0.02	)%**	(0.92)%	(10.27)%	(5.22)%
December	7.56%		4.88%	(13.92)%	(4.17)%
Annual Rate of Return	7.54%		(34.83)%	(39.47)%	(18.76)%	0.23	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009
***	Through January 31, 2013

For a definition of draw-down, please see text below “Composite Performance Data for US12OF.”

SAI-18

USBO:

COMPOSITE PERFORMANCE DATA FOR USBO

Name of Commodity Pool United States Brent Oil Fund, LP

Type of Commodity Pool Exchange traded security

Inception of Trading June 2, 2010

Aggregate Subscriptions (from inception through January 31, 2013) $312,718,853

Total Net Assets as of January 31, 2013 $47,334,729

NAV per Unit as of January 31, 2013 $86.06

Worst Monthly Percentage Draw-down May 2012 (14.59)%

Worst Peak-to-Valley Draw-down Mar 12 — Jun 12 (19.62)%

Number of Unitholders (as of December 31, 2012): 2,448

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011	2012	2013
January	—	6.61%	3.64%	5.02%
February	—	10.42%	10.78%
March	—	4.92%	0.84%
April	—	7.44%	(2.36)%
May	—	(7.17)%	(14.59)%
June	1.94%**	(3.40)%	(3.61)%
July	3.83	3.94%	7.50%
August	(4.84)%	(1.55)%	10.61%
September	9.79%	(9.85)%	(1.55)%
October	0.61%	8.51%	(2.67)%
November	3.00%	1.90%	3.02%
December	10.09%	(2.65)%	0.65%
Annual Rate of Return	26.16%	18.17%	9.94%	5.02	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 2, 2010
***	Through January 31, 2013

For a definition of draw-down, please see text below “Composite Performance Data for US12OF.”

SAI-19

USCI:

COMPOSITE PERFORMANCE DATA FOR USCI

Name of Commodity Pool: United States Commodity Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: August 10, 2010

Aggregate Subscriptions (from inception through January 31, 2013): $435,625,033

Total Net Assets as of January 31, 2013: $516,178,758

NAV per Unit as of January 31, 2013: $60.02

Worst Monthly Percentage Draw-down : Sept 11 (11.69)%

Worst Peak-to-Valley Draw-down : April 11 — May 12 (21.60)%

Number of Unitholders (as of December 31, 2012): 15,335

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010		2011	2012	2013
January	—		4.01%	4.45%	2.69%
February	—		5.27%	4.01%
March	—		(0.14)%	(3.49)%
4.01	—		1.89%	(0.62)%
May	—		(5.77)%	(7.76)%
June	—		(5.03)%	2.35%
July	—		3.52%	6.52%
August	(0.02	)%**	(0.33)%	1.34%
September	8.36%		(11.69)%	(1.18)%
October	6.31%		5.08%	(3.44)%
November	0.76%		(1.16)%	0.89%
December	10.93%		(3.72)%	(2.21)%
Annual Rate of Return	28.74%		(9.17)%	(0.03)%	2.69	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010
***	Through January 31, 2013

For a definition of draw-down, please see the text below “Composite Performance Data for US12OF.”

SAI-20

USSO:

COMPOSITE PERFORMANCE DATA FOR USSO

Name of Commodity Pool: United States Short Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 24, 2009

Aggregate Subscriptions (from inception through January 31, 2013): $79,889,217

Total Net Assets as of January 31, 2013: $14,318,799

NAV per Unit as of January 31, 2013: $35.80

Worst Monthly Percentage Draw-down: Oct 11 (16.00)%

Worst Peak-to-Valley Draw-down: Aug 10 — Feb 12 (33.97)%

Number of Unitholders (as of December 31, 2012): 636

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012	2013
January			9.05%	(0.64)%	0.11%	(5.52)%
February			(8.94)%	(1.94)	(8.09)%
March			(4.92)%	(8.89)	3.88%
April			(2.50)%	(6.27)	(1.62)%
May			20.18%	9.28%	20.85%
June			(1.42)%	7.21%	0.61%
July			(4.17)%	(0.30)%	(3.97)%
August			9.61%	6.24%	(8.92)%
September	(2.90	)%**	(8.75)%	10.71%	4.59%
October	(8.65)%		(1.59)%	(16.00)%	6.56%
November	(0.25)%		(3.18)%	(7.78)%	(3.25)%
December	(0.57)%		(7.74)%	1.03%	(2.82)%
Annual Rate of Return	(12.02)%		(8.12)%	(10.54)%	4.78%	(5.52	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 24, 2009
***	Through January 31, 2013

For a definition of draw-down, please see the text below “Composite Performance Data for US12OF.”

SAI-21

USAG:

COMPOSITE PERFORMANCE DATA FOR USAG

Name of Commodity Pool: United States Agricultural Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 13, 2012

Aggregate Subscriptions (from inception through January 31, 2013): $2,500,000

Total Net Assets as of January 31, 2013: $2,567,382

NAV per Unit as of January 31, 2013: $25.67

Worst Monthly Percentage Draw-down: May 12 (4.88)%

Worst Peak-to-Valley Draw-down: Aug 12- Dec 12 (9.27%)

Number of Unitholders (as of December 31, 2012): 87

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013
January			0.43%
February			—
March			—
April	(1.68	)%**	—
May	(4.88)%		—
June	9.20%		—
July	10.07%		—
August	0.25%		—
September	(2.80)%		—
October	(1.97)%		—
November	(1.38)%		—
December	(3.44)%		—
Annual Rate of Return	2.24%		0.43	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 13, 2012
***	Through January 31, 2013

For a definition of draw-down, please see the text below “Composite Performance Data for US12OF.”

SAI-22

USMI:

COMPOSITE PERFORMANCE DATA FOR USMI

Name of Commodity Pool: United States Metals Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 19, 2012

Aggregate Subscriptions (from inception through January 31, 2013): $4,909,773

Total Net Assets as of January 31, 2013: $2,730,343

NAV per Unit as of January 31, 2013: $27.30

Worst Monthly Percentage Draw-down: Oct 12 (7.74)%

Worst Peak-to-Valley Draw-down: Sep 12- Oct 12 (7.74%)

Number of Unitholders (as of December 31, 2012): 18

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013
January			3.14%
February			—
March			—
April			—
May			—
June	(1.20	)%**	—
July	(1.46)%		—
August	4.23%		—
September	8.99%		—
October	(7.74)%		—
November	5.17%		—
December	(1.34)%		—
Annual Rate of Return	5.88%		3.14	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 12, 2012
***	Through January 31, 2013

For a definition of draw-down, please see the text below “Composite Performance Data for US12OF.”

SAI-23

CPER:

COMPOSITE PERFORMANCE DATA FOR CPER

Name of Commodity Pool: United States Copper Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 15, 2011

Aggregate Subscriptions (from inception through January 31, 2013): $2,500,000

Total Net Assets as of January 31, 2013: $2,601,090

NAV per Unit as of January 31, 2013: $26.01

Worst Monthly Percentage Draw-down: May 12 (11.91)%

Worst Peak-to-Valley Draw-down: Feb 12-May 12 (13.60)%

Number of Unitholders (as of December 31, 2012): 161

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2011	2012	2013
January	—	10.13%	2.28%
February	—	2.00%	—
March	—	(1.49%)	—
April	—	(0.44%)	—
May	—	(11.91%)	—
June	—	3.49%	—
July	—	(2.12%)	—
August	—	0.79%	—
September	—	8.45%	—
October	—	(6.43%)	—
November	1.80%**	3.29%	—
December	(3.85)%	0.04%	—
Annual Rate of Return	(2.12)%	3.92%	2.28	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 15, 2011.
***	Through January 31, 2013

For a definition of draw-down, please see the text below “Composite Performance Data for US12OF.”

SAI-24

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
Amount SEC registration fee (actual)	$129,248
NYSE Arca Listing Fee (actual)	$5,000
FINRA filing fees (actual)	$151,000
Blue Sky expenses	N/A
Auditor’s fees and expenses (estimate)	$10,700
Legal fees and expenses (estimate)	$258,912
Printing expenses (estimate)	$44,402

Total	$599,262

Item 15.	Indemnification of Directors and Officers

US12OF shall, to the fullest extent permitted by law, but only out of US12OF assets, indemnify and hold harmless a General Partner and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at US12OF’s request as directors, officers or trustees of another organization in which US12OF has an interest as a Unitholder, creditor or otherwise) and their respective Legal Representatives and successors (hereinafter referred to as a “Covered Person” against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a General Partner or director or officer thereof, or by reason of its being or having been such a General Partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable believe that such Covered Person’s action was in the best interest of US12OF, and except that no Covered Person shall be indemnified against any liability to US12OF or limited partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by US12OF in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to US12OF if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

As to any matter disposed of by a compromise payment by any such Covered Person, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of US12OF, after notice that it involved such indemnification by any disinterested person or persons to whom the questions may be referred by the General Partner, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of US12OF and that such indemnification would not protect such persons against any liability to US12OF or its limited partners to which such person would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office.

Approval by any disinterested person or persons shall not prevent the recovery from persons as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of US12OF or to have been liable to US12OF or its limited partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. An “interested Covered Person” is one against whom the action, suit or other proceeding on the same or similar grounds is then or has been pending and a “disinterested person” is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this provision shall affect any rights to indemnification to which personnel of a General Partner, other than directors and officers, and other persons may be entitled by contract or otherwise under law, nor the power of US12OF to purchase and maintain liability insurance on behalf of any such person.

Nothing in this provision shall be construed to subject any Covered Person to any liability to which he is not already liable under this Agreement or applicable law.

Each limited partner agrees that it will not hold any Affiliate or any officer, director, stockholder, partner, employee or agent of any Affiliate of the General Partner liable for any actions of such General Partner or any obligations arising under or in connection with this Agreement or the transactions contemplated hereby.

Item 16.	Exhibits

(a) Exhibits

Exhibit No.	Description

3.1 (1)	Certificate of Limited Partnership of the registrant.

3.2 (2)	Second Amended and Restated Agreement of Limited Partnership.

3.3 (7)	Fifth Amended and Restated Limited Liability Company Agreement of the General Partner.

5.1 (8)	Opinion of Reed Smith LLP relating to the legality of the units.

8.1 (8)	Opinion of Reed Smith LLP with respect to federal income tax consequences.

10.1 (3)	Form of Authorized Purchaser Agreement.

10.2 (2)	Marketing Agent Agreement.

10.3 (2)	Third Amendment to the Marketing Agent Agreement.

10.4 (4)	License Agreement.

10.5 (5)	Amendment Agreement to the License Agreement.

10.6 (2)	Custodian Agreement.

10.7 (6)	Amendment Agreement to the Custodian Agreement.

10.8 (2)	Administrative Agency Agreement.

10.9 (6)	Amendment Agreement to the Administrative Agency Agreement.

23.1*	Consent of Reed Smith LLP.

23.2(a)*	Consent of independent registered public accounting firm.

23.2(b)*	Consent of independent registered public accounting firm.

*	Filed herewith
(1)	Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-144348) filed on July 5, 2005.
(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 13, 2013.
(3)	Incorporated by reference to the United States Oil Fund, LP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009.
(4)	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-144348) filed on November 16, 2007.
(5)	Incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 26, 2008.
(6)	Incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 31, 2009.
(7)	Incorporated by reference to Registrant’s Registration Statement on Form S-3 (File No. 333-176873) filed on September 16, 2011.
(8)	Incorporated by reference to Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-176873) filed on May 3, 2012.

(b) Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on April 1, 2013.

UNITED STATES 12 MONTH OIL FUND, LP

By:	United States Commodity Funds LLC (its General Partner)

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
Chief Executive Officer of United States Commodity Funds LLC

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Nicholas D. Gerber Nicholas D. Gerber	Management Director (Principal Executive Officer)	April 1, 2013

/s/ Howard Mah Howard Mah	Management Director (Principal Financial and Accounting Officer)	April 1, 2013

*Andrew Ngim Andrew Ngim	Management Director	April 1, 2013

*Peter M. Robinson Peter M. Robinson	Independent Director	April 1, 2013

*Malcolm R. Fobes III Malcolm R. Fobes III	Independent Director	April 1, 2013

*Gordon L. Ellis Gordon L. Ellis	Independent Director	April 1, 2013

*	Signed by Howard Mah pursuant to a power of attorney signed by each of the directors and filed as part of the registration statement filed on September 16, 2011.